UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN
PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    2   )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒   Definitive Proxy Statement
☐  Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-12

Southern Connecticut Bancorp, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☒   No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies: Common Stock, $0.01 par value per share

(2)
Aggregate number of securities to which transaction applies:  (i) 2,810,273 shares of Common Stock and (ii) 0 shares of Common Stock issuable upon exercise of outstanding options with an exercise price of less than $3.76.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

Solely for purposes of calculating the registration fee, the maximum aggregate value of the transaction was calculated as follows:  2,810,273 shares of Common Stock multiplied by $3.76.  In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying 0.00013640 by the maximum aggregate value of the transaction.

(4)           Proposed maximum aggregate value of transaction:  $10,566,626.48

(5)           Total fee paid:  $1,441.29

☒	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)           Amount Previously Paid:

(2)           Form, Schedule or Registration Statement No.:

(3)           Filing Party:

(4)           Date Filed:

2

SOUTHERN CONNECTICUT BANCORP, INC.

April 17 , 2013

Dear Shareholder:

On behalf of the board of directors of Southern Connecticut Bancorp, Inc. (“Southern Connecticut Bancorp”), I cordially invite you to attend a special meeting of shareholders of Southern Connecticut Bancorp, to be held at The Quinnipiack Club, 221 Church Street, New Haven, Connecticut at 10:00 A.M., Eastern Time, on Wednesday, May 15, 2013.

On January 16, 2013, Southern Connecticut Bancorp entered into a definitive Merger Agreement (as defined below) pursuant to which Southern Connecticut Bancorp and its principal operating subsidiary, The Bank of Southern Connecticut, will be acquired by Liberty Bank (“Liberty”).  At the special meeting, you will be asked to consider and vote upon a proposal to approve the Merger Agreement.  In addition, Southern Connecticut Bancorp will solicit shareholder approval, on an advisory (non-binding) basis, of the existing compensatory arrangements between Southern Connecticut Bancorp and its named executive officers providing for “golden parachute” compensation payable in connection with the merger (which we refer to as the “golden parachute” compensation).  You will also be asked to consider and vote on a proposal to adjourn the special meeting, to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the Merger Agreement.

If the merger contemplated by the Merger Agreement is completed, you will be entitled to receive $3.76 in cash, without interest, less any applicable withholding taxes, for each share of Southern Connecticut Bancorp common stock owned by you.

After careful consideration, Southern Connecticut Bancorp’s board of directors (the “Bancorp Board”) has determined that the terms of the Merger Agreement and the transactions contemplated thereby, including the merger, are advisable, fair to and in the best interests of Southern Connecticut Bancorp and its shareholders, and approved and declared advisable the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement.  Accordingly, the Bancorp Board recommends that you vote “FOR” approval of the proposal to approve the Merger Agreement.

In addition, the Bancorp Board recommends that you vote “FOR” approval, on an advisory (non-binding) basis, of the “golden parachute” compensation payable to Southern Connecticut Bancorp’s named executive officers in connection with the merger.  Approval of the Merger Agreement and approval of the “golden parachute” compensation are subject to separate votes by Southern Connecticut Bancorp’s shareholders, and approval of the “golden parachute” compensation is not a condition to completion of the merger.

The Bancorp Board also recommends that you vote “FOR” approval of the proposal to adjourn the special meeting, to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the Merger Agreement.

Approval of the proposal to approve the Merger Agreement requires the affirmative vote of holders of at least a majority of the outstanding shares of Southern Connecticut Bancorp common stock entitled to vote thereon.  Your vote is very important.  Whether or not you plan to attend the special meeting, please complete, date, sign and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope, or submit your proxy by telephone or the Internet.  If you attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted.  The failure to vote your shares of Southern Connecticut Bancorp common stock will have the same effect as a vote “AGAINST” approval of the proposal to approve the Merger Agreement.

If your shares of Southern Connecticut Bancorp common stock are held in “street name” by your bank, brokerage firm or other nominee, your bank, brokerage firm or other nominee will be unable to vote your shares of Southern Connecticut Bancorp common stock without instructions from you.  You should instruct your bank, brokerage firm or other nominee to vote your shares of Southern Connecticut Bancorp common stock in accordance with the procedures provided by your bank, brokerage firm or other nominee.  The failure to instruct your bank, brokerage firm or other nominee to vote your shares of Southern Connecticut Bancorp common stock “FOR” approval of the proposal to approve the Merger Agreement will have the same effect as voting “AGAINST” the proposal to approve the Merger Agreement.

The accompanying proxy statement provides you with detailed information about the special meeting, the Merger Agreement and the merger.  A copy of the Agreement and Plan of Merger, dated as of January 16, 2013, as it may be amended from time to time, by and among Liberty and Southern Connecticut Bancorp and The Bank of Southern Connecticut (the “Merger Agreement”) is attached as Annex A to the proxy statement.  We encourage you to read the entire proxy statement and its annexes, including the Merger Agreement, carefully.  You may also obtain additional information about Southern Connecticut Bancorp from documents we have filed with the Securities and Exchange Commission.

On behalf of the board of directors and management of Southern Connecticut Bancorp, we thank you for your support.

Best regards,

/s/ Alphonse F. Spadaro, Jr.

Alphonse F. Spadaro, Jr.
Chairman of the Board

The proxy statement is dated April 17 , 2013, and is first being mailed to our shareholders on or about April 17 , 2013.

SOUTHERN CONNECTICUT BANCORP, INC.
215 Church Street
New Haven, Connecticut 06510

______________________

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To Be Held on May 15, 2013
10:00 A.M., Eastern Time
______________________

A special meeting of shareholders of Southern Connecticut Bancorp, Inc. (“Southern Connecticut Bancorp”) will be held at 10:00 A.M., Eastern Time, on May 15, 2013 at The Quinnipiack Club, 221 Church Street, New Haven, Connecticut.  Any adjournments or postponements of the special meeting will be held at the same location.

At the special meeting, you will be asked to:

1.
Consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of January 16, 2013, by and among Liberty Bank and Southern Connecticut Bancorp and The Bank of Southern Connecticut.  A copy of the Agreement and Plan of Merger is included as Annex A to the accompanying proxy statement;

2.	Consider and vote upon a proposal to approve, by non-binding advisory vote, certain compensation arrangements for Southern Connecticut Bancorp’s named executive officers in connection with the merger;

3.
Consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the Agreement and Plan of Merger; and

4.	Transact such other business as may be properly presented at the special meeting and any adjournments or postponements of the special meeting.

The enclosed proxy statement describes the Agreement and Plan of Merger and the proposed merger in detail.  We urge you to read these materials carefully.

The board of directors of Southern Connecticut Bancorp unanimously recommends that Southern Connecticut Bancorp shareholders vote “FOR” the proposal to approve the Agreement and Plan of Merger, “FOR” the proposal to approve, by non-binding advisory vote, certain compensation arrangements for Southern Connecticut Bancorp’s named executive officers in connection with the merger and “FOR” the proposal to adjourn the special meeting, if necessary, to solicit additional proxies to vote in favor of the merger agreement.

The board of directors of Southern Connecticut Bancorp has fixed the close of business on April 12, 2013 as the record date for determining the shareholders entitled to notice of, and to vote at, the special meeting and any adjournments or postponements of the special meeting.

Your vote is very important.  Your proxy is being solicited by the Southern Connecticut Bancorp board of directors and all expenses associated with the solicitation of proxies will be borne by Southern Connecticut Bancorp.

The proposal to approve the Agreement and Plan of Merger must be approved by the affirmative vote of holders of at least a majority of the outstanding shares of Southern Connecticut Bancorp common stock entitled to vote in order for the proposed merger to be consummated.  Whether or not you plan to attend the special meeting in person, we urge you to complete and mail the enclosed proxy card, in the accompanying envelope, which requires no postage if mailed in the United States.  You may revoke your proxy at any time before the special meeting.  If you attend the special meeting and vote in person, your proxy vote will not be used.  The failure to vote your shares of Southern Connecticut Bancorp common stock will have the same effect as a vote “AGAINST” approval of the proposal to approve the Merger Agreement.

-i-

Southern Connecticut Bancorp shareholders do not have appraisal rights because, under Connecticut law, appraisal rights are not available to holders of securities listed on the NYSE MKT, which includes Southern Connecticut Bancorp.  See “Questions and Answers About the Merger and the Special Meeting” on page 1 and “No Appraisal Rights” on page 22.

By Order of the Board of Directors

/s/ Rosemarie A. Romano
Rosemarie A. Romano
Corporate Secretary
New Haven, Connecticut

April 17, 2013

-ii-

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING	1

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF SHAREHOLDRES TO BE HELD ON MAY 15, 2013	5

SUMMARY	6

The Companies	6
The Special Meeting of Southern Connecticut Bancorp Shareholders	7
The Merger	8
Number of Holders of Common Stock and Number of Shares Outstanding	13
Stock Prices and Dividends	13

RISK FACTORS RELATING TO THE MERGER	14

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	16

THE COMPANIES	17
Liberty Bank	17
Southern Connecticut Bancorp.	17

THE SPECIAL MEETING OF SOUTHERN CONNECTICUT BANCORP SHAREHOLDERS	19
Date, Time and Place of the Special Meeting	19
Purpose of the Special Meeting	19
Recommendation of the Southern Connecticut Bancorp Board of Directors	19
Record Date; Outstanding Shares; Shares Entitled to Vote	19
Quorum; Vote Required	19
Share Ownership of Management	20
Voting of Proxies	20
How to Revoke Your Proxy	21
Voting in Person	21
Abstentions and Broker Non-Votes	21
Proxy Solicitation	22
No Appraisal Rights	22
Stock Certificates	22

DESCRIPTION OF THE MERGER (PROPOSAL 1)	23
General	23
Background of the Merger	23
Southern Connecticut Bancorp’s Reasons for the Merger	25
Recommendation of the Southern Connecticut Bancorp Board of Directors	26
Fairness Opinion of Southern Connecticut Bancorp’s Financial Advisor	26
Projected Financial Information	33
Deregistration of Southern Connecticut Bancorp Common Stock Following the Merger	35

INTERESTS OF SOUTHERN CONNECTICUT BANCORP DIRECTORS
AND EXECUTIVE OFFICERS IN THE MERGER	3 6
Employment Agreements with Executive Officers	3 6
Indemnification	37
Directors’ and Officers’ Insurance	37
Advisory Board	37
Stock Ownership and Voting Power	37

THE MERGER AGREEMENT	38
Structure of the Merger	38
Closing of the Merger	38
Merger Consideration	38
Exchange of Southern Connecticut Bancorp Stock Certificates for Cash	38
Stock Options	39
Conditions to the Merger	39

-iii-

Termination	41
Termination Fee	42
No Solicitation	44
Southern Connecticut Bancorp Shareholders Meeting	45
Directors’ and Officers’ Insurance	45
Conduct of Business Pending the Merger	45
Employee Benefits	48
Representations and Warranties	49
Expenses	51
Amendments	51
Regulatory Approvals Required for the Merger	51

MATERIAL FEDERAL INCOME TAX CONSEQUENCES	52
Receipt of Merger Consideration	52
Backup Withholding	52
Other Tax Consequences	52

SOUTHERN CONNECTICUT BANCORP STOCK OWNERSHIP	53

MERGER-RELATED EXECUTIVE COMPENSATION ARRANGEMENTS (PROPOSAL 2)	55
Recommendation of the Southern Connecticut Bancorp Board of Directors	55

PROPOSAL TO APPROVE ADJOURNMENTS OF THE SPECIAL MEETING (PROPOSAL 3)	56
Recommendation of the Southern Connecticut Bancorp Board of Directors	56

WHERE YOU CAN FIND MORE INFORMATION	57

PROPOSALS OF SHAREHOLDERS	57

ANNUAL REPORT ON FORM 10-K/A	58

Annex A Annex B Annex C	Agreement and Plan of Merger Fairness Opinion of Sterne, Agee & Leach, Inc. Certificate of Incorporation of Liberty Bank

-iv-

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING

Q:           Why am I receiving this document?

A:
Southern Connecticut Bancorp and Liberty Bank have agreed to the acquisition of Southern Connecticut Bancorp by Liberty Bank under the terms of a merger agreement that is described in this document.  A copy of the merger agreement is attached to this document as Annex A.  In order to complete the merger, the shareholders of Southern Connecticut Bancorp must vote to approve the merger agreement.  Southern Connecticut Bancorp will hold a special meeting of its shareholders to obtain this approval.  This document contains important information about the merger, the merger agreement, the special meeting of Southern Connecticut Bancorp’s shareholders, and other related matters, and you should read it carefully.  The enclosed voting materials allow you to vote your shares of Southern Connecticut Bancorp common stock without attending the special meeting.

Q:           What will happen in the merger?

A:
In the proposed merger, a special purpose subsidiary of Liberty Bank will merge with and into Southern Connecticut Bancorp, with Southern Connecticut Bancorp being the surviving corporation, and Southern Connecticut Bancorp will then be merged with and into Liberty Bank, with Liberty Bank being the surviving entity.  This will result in Liberty Bank owning all the assets and liabilities of Southern Connecticut Bancorp.  Separately, The Bank of Southern Connecticut, the principal operating subsidiary of Southern Connecticut Bancorp, will merge into Liberty Bank, with Liberty Bank being the surviving entity.

Q:           What will Southern Connecticut Bancorp shareholders receive in the merger?

A:	You will receive $3.76 in cash in exchange for each share of Southern Connecticut Bancorp common stock that you own immediately prior to the effective time of the merger.

Q:	What are the material federal income tax consequences of the merger to Southern Connecticut Bancorp shareholders?

A:
You will generally recognize either a gain or loss for federal income tax purposes on each share of Southern Connecticut Bancorp common stock surrendered in an amount equal to the difference between your adjusted tax basis for that share and $3.76 upon completion of the merger.  We strongly urge you to consult your own tax advisor for a full understanding of the tax consequences of the merger to you.

Q:           What are the conditions to completion of the merger?

A:
The obligations of Southern Connecticut Bancorp and Liberty Bank to complete the merger are subject to the satisfaction or waiver of certain closing conditions contained in the merger agreement, including the receipt of required regulatory approvals and approval of the merger agreement by Southern Connecticut Bancorp shareholders at the special meeting.

Q:           When is the merger expected to be completed?

A:
We will complete the merger when all of the conditions to completion contained in the merger agreement are satisfied or waived, including obtaining the approval of the merger agreement by Southern Connecticut Bancorp shareholders at the special meeting and receiving all required regulatory approvals.  Fulfilling some of these conditions, such as receiving required regulatory approvals, is not entirely within our control.  We currently expect to complete the merger during the second calendar quarter of 2013 or as soon thereafter as practicable; however, because the merger is subject to these conditions, we cannot be certain of the actual timing.

Q:           What shareholder approval is required to complete the merger?

A:
The affirmative vote of holders of at least a majority of the shares of Southern Connecticut Bancorp common stock outstanding and entitled to vote at the Southern Connecticut Bancorp special meeting is required to approve the merger agreement.

Q:           Are shareholders entitled to appraisal rights?

A:	No. Since the common stock of Southern Connecticut Bancorp is traded on the NYSE MKT, Connecticut law does not provide for appraisal rights.

Q:	Why are shareholders being asked to approve, on a nonbinding advisory basis, certain merger-related executive compensation arrangements?

A:
The Securities and Exchange Commission has adopted rules that require Southern Connecticut Bancorp to seek a nonbinding advisory vote with respect to certain payments that may be made to Southern Connecticut Bancorp’s named executive officers in connection with the merger.

Q:	What will happen if shareholders do not approve certain merger-related executive compensation arrangements at the special meeting?

A:
Approval of merger-related executive compensation arrangements, payable under existing agreements, that certain named executive officers of Southern Connecticut Bancorp may receive in connection with the merger is not a condition to completion of the merger.  The vote with respect to the merger-related executive compensation arrangements is an advisory vote and will not be binding on Southern Connecticut Bancorp.  Therefore, if the merger agreement is approved by Southern Connecticut Bancorp shareholders, the merger-related executive compensation arrangements may still be paid to the named executive officers of Southern Connecticut Bancorp if and to the extent required or allowed under applicable law.

Q:	When and where is the special meeting of Southern Connecticut Bancorp shareholders?

A:
The special meeting of shareholders of Southern Connecticut Bancorp will be held at The Quinnipiack Club, 221 Church Street, New Haven, Connecticut, on Wednesday, May 15, 2013 at 10:00 A.M., Eastern Time.

Q:	Who is entitled to vote at the special meeting of Southern Connecticut Bancorp shareholders?

A:
Holders of shares of Southern Connecticut Bancorp common stock at the close of business on April 12 , 2013, which is the record date, are entitled to vote on the proposal to approve the merger agreement and the other proposals in this proxy statement.  As of the record date, 2,810,273 shares of Southern Connecticut Bancorp common stock were outstanding and entitled to vote.

Q:	What will happen at the special meeting of Southern Connecticut Bancorp shareholders?

A:
At the special meeting, you will consider and vote upon a proposal to approve the merger agreement and upon a proposal to approve, by non-binding advisory vote, certain compensation arrangements for Southern Connecticut Bancorp’s named executive officers in connection with the merger.  If, at the time of the special meeting, there are not sufficient votes to approve the merger agreement, you may be asked to consider and vote upon a proposal to adjourn the special meeting, so that Southern Connecticut Bancorp can solicit additional proxies.

2

Q:
Does the Southern Connecticut Bancorp board of directors recommend voting in favor of the merger agreement, the merger-related executive compensation arrangements and the proposal to adjourn the special meeting, if necessary?

A:
Yes.  After careful consideration, the Southern Connecticut Bancorp board of directors unanimously recommends that Southern Connecticut Bancorp shareholders vote “FOR” approval of the merger agreement, “FOR” approval of the non-binding proposal regarding certain merger-related executive compensation arrangements and “FOR” the proposal to adjourn the special meeting, if necessary.

Q:	Are there any risks that I should consider in deciding whether to vote for approval of the merger agreement?

A:	Yes. You should read and carefully consider the risk factors set forth in the section in this document titled “Risk Factors Relating to the Merger” beginning on page 14.

Q:	What do I need to do now to vote my shares of Southern Connecticut Bancorp common stock?

A:
You should carefully read and consider the information contained or incorporated by reference into this proxy statement, including its annexes.  After you have read and carefully considered the information contained or incorporated by reference into this proxy statement, including its annexes, please complete, sign, date and mail your proxy card in the enclosed return envelope or vote by telephone or on the Internet as soon as possible.  This will enable your shares to be represented at the special meeting.  You may also vote in person at the special meeting.  If you do not return a properly executed proxy card and do not vote at the special meeting, this will have the same effect as a vote against the merger agreement but will have no effect on the proposal regarding certain merger-related executive compensation arrangements and the proposal regarding adjournment of the special meeting.  If you sign, date and send in your proxy card, or vote by telephone or on the Internet, but you do not indicate how you want to vote, your proxy will be voted in favor of approval of the merger agreement, the proposal regarding certain merger-related executive compensation arrangements and an adjournment of the special meeting, if necessary.  You may change your vote or revoke your proxy before the special meeting by filing with the Secretary of Southern Connecticut Bancorp a duly executed revocation of proxy, submitting a new proxy card with a later date, or voting in person at the special meeting.

Q:	If my shares are held in “street name” by my broker, bank or other nominee, will my broker, bank or other nominee automatically vote my shares for me?

A:
No.  Your broker will not be able to vote your shares of Southern Connecticut Bancorp common stock on the proposal to approve the merger agreement, the proposal regarding certain merger-related executive compensation arrangements or the proposal regarding adjournment of the special meeting, unless you provide instructions on how to vote.  Please instruct your broker how to vote your shares, following the directions that your broker provides.  If you do not provide instructions to your broker on the proposal to approve the merger agreement, the proposal regarding certain merger-related executive compensation arrangements or the proposal regarding adjournment of the special meeting, your shares will not be voted, and this will have the effect of voting against approval of the merger agreement but will have no effect on the proposal regarding certain merger-related executive compensation arrangements and the proposal regarding adjournment.  Please check the voting form used by your broker to see if it offers telephone or Internet voting.

Q:	What if I fail to return my proxy card or vote by telephone or on the Internet or fail to instruct my broker, bank or other nominee?

A:
If you fail to return your proxy card or vote by telephone or on the Internet or fail to instruct your broker, bank or other nominee to vote your shares, your shares will not be voted and this will have the same effect as a vote against approval of the merger agreement but will have no effect on the proposal regarding certain merger-related executive compensation arrangements and the proposal regarding adjournment of the special meeting.

3

Q:	Can I attend the Southern Connecticut Bancorp special meeting and vote my shares in person?

A:
Yes.  Although the Southern Connecticut Bancorp board of directors requests that you return the proxy card accompanying this proxy statement or vote by telephone or on the Internet, all Southern Connecticut Bancorp shareholders are invited to attend the special meeting in person.  Southern Connecticut Bancorp shareholders of record on April 12 , 2013 can vote in person at the Southern Connecticut Bancorp special meeting.  If your shares are held by a broker, bank or other nominee, then you are not the shareholder of record and you must bring to the special meeting appropriate documentation from your broker, bank or other nominee to enable you to vote at the special meeting.

Q:	If I plan to attend the special meeting in person, should I still return my proxy?

A:
Yes.  Whether or not you plan to attend the special meeting of shareholders of Southern Connecticut Bancorp, you should complete and return the enclosed proxy card or vote by telephone or on the Internet.  The failure of a Southern Connecticut Bancorp shareholder to vote in person or by proxy will have the same effect as a vote against approval of the merger agreement but will have no effect on the proposal regarding certain merger-related executive compensation arrangements and the proposal regarding adjournment of the special meeting.

Q:	Can I change my vote after I have mailed my signed proxy card or voted by telephone or on the Internet?

A:
Yes.  If you have not voted through your broker, bank or other nominee, there are three ways you can change your vote at any time after you have sent in your proxy card or voted by telephone or on the Internet and before your proxy is voted at the Southern Connecticut Bancorp special meeting.

●	You may deliver a written notice bearing a date later than the date of your proxy card or vote by telephone or on the Internet to the Secretary of Southern Connecticut Bancorp, stating that you revoke your proxy.

●	You may complete and deliver to the Secretary of Southern Connecticut Bancorp a new proxy card relating to the same shares and bearing a later date.

●	You may attend the special meeting and vote in person, although attendance at the Southern Connecticut Bancorp special meeting will not, by itself, revoke a proxy.

You should send any notice of revocation or your completed new proxy card, as the case may be, to Southern Connecticut Bancorp at the following address:

Southern Connecticut Bancorp, Inc.
215 Church Street
New Haven, Connecticut 06510
Attn: Rosemarie Romano, Secretary

If you have instructed a bank, broker or other nominee to vote your shares, you must follow the directions you receive from your bank, broker or other nominee to change your vote.

Q:	Should Southern Connecticut Bancorp shareholders send in their stock certificates now?

A:
No.  You will receive separate written instructions for surrendering your certificates for shares of Southern Connecticut Bancorp common stock in exchange for the merger consideration promptly following the effective date of the merger.  In the meantime, you should retain your stock certificate(s) because they are still valid.  Please do not send in your stock certificate(s) with your proxy card.

4

Q:	Where can I find more information about Southern Connecticut Bancorp?

A:
You can find more information about Southern Connecticut Bancorp from the various sources described under the section of this document titled “The Companies – Southern Connecticut Bancorp” beginning on page 17 and “Where You Can Find More Information” on page 57 .

Q:	Whom should I call with questions?

A:	You may contact Southern Connecticut Bancorp at (203) 782-1100. Please ask to speak with Rosemarie Romano, Secretary.

IMPORTANT NOTICE REGARDING THE AVAILABLITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 15, 2013

This proxy statement and our annual report on Form 10-K/A for 2012 are available at: http://www.cfpproxy.com/5124.

5

SUMMARY

This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you.  To more fully understand the merger and for a more complete description of the legal terms of the merger, you should read this entire proxy statement, including the materials attached as annexes, as well as the other documents to which we have referred you.  See “Where You Can Find More Information” on page 57 .  The page references in parentheses included in this summary will direct you to a more detailed description of each topic presented.

Unless the context otherwise requires, throughout this document, “Southern Connecticut Bancorp” refers collectively to Southern Connecticut Bancorp, Inc. and its subsidiaries; “The Bank of Southern Connecticut” refers to The Bank of Southern Connecticut and its subsidiaries; and “Liberty” refers to Liberty Bank and its subsidiaries.  Also, we refer to the merger between Southern Connecticut Bancorp and Liberty as the “merger” and the Agreement and Plan of Merger, dated as of January 16, 2013, by and among Liberty and Southern Connecticut Bancorp and The Bank of Southern Connecticut as the “merger agreement.”

The Companies

Liberty Bank (page 17)

Liberty Bank was chartered in 1825 as a Connecticut mutual savings bank.  The principal business of Liberty is to provide financial services to individuals, businesses, not-for-profit organizations and government entities through its commercial and consumer lending divisions, corporate services, retail banking and investment management services.  Banking activities are conducted primarily within central and eastern Connecticut.  Liberty operates through a network of 44 branches throughout central, eastern and shoreline Connecticut.

At December 31, 2012, Liberty had capital in excess of $500 million, total assets of approximately $3.5 billion, loans of approximately $2.4 billion, deposits of approximately $2.9 billion, more than 200,000 Connecticut customers and a Community Reinvestment Act rating of “Outstanding.”

Liberty’s principal executive offices are located at 315 Main Street, Middletown, Connecticut 06457, and its telephone number is (860) 344-7200.

Southern Connecticut Bancorp (page 17)

Southern Connecticut Bancorp is a bank holding company headquartered in New Haven, Connecticut that was incorporated on November 8, 2000.  Southern Connecticut Bancorp’s strategic objective is to serve as a bank holding company for a community-based commercial bank serving primarily New Haven County (the “Greater New Haven Market”). Southern Connecticut Bancorp owns 100% of the capital stock of The Bank of Southern Connecticut, a Connecticut-chartered bank with its headquarters in New Haven, Connecticut, and 100% of the capital stock of SCB Capital, Inc., an inactive corporation.  Southern Connecticut Bancorp and its subsidiaries focus on meeting the financial service needs of consumers and small to medium-sized businesses, professionals and professional corporations, and their owners and employees in the Greater New Haven Market.  The Bank of Southern Connecticut operates branches at four locations, including downtown New Haven, the Amity/Westville section of New Haven, Branford and North Haven.

At December 31, 2012, Southern Connecticut Bancorp had total consolidated assets of approximately $ 121.5 million, gross loans receivable of approximately $ 105.5 million, deposits of approximately $ 108.3 million and shareholders’ equity of approximately $ 11.5 million.

Southern Connecticut Bancorp’s principal executive offices are located at 215 Church Street, New Haven, Connecticut 06510, and its telephone number is (203) 782-1100.

6

The Special Meeting of Southern Connecticut Bancorp Shareholders

Date, Time, Place and Purpose of the Special Meeting (page 19)

The special meeting of shareholders of Southern Connecticut Bancorp will be held at The Quinnipiack Club, 221 Church Street, New Haven, Connecticut, on Wednesday, May 15, 2013 at 10:00 A.M., Eastern Time.  At the special meeting, Southern Connecticut Bancorp shareholders as of the record date will be asked to vote on a proposal to approve the merger agreement by and among Liberty and Southern Connecticut Bancorp and The Bank of Southern Connecticut and a proposal regarding certain merger-related executive compensation arrangements.  You may also be asked to vote to adjourn the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the meeting to approve the merger agreement with Liberty.

Recommendation of the Southern Connecticut Bancorp Board of Directors (pages 26, 55 and 56 )

The Southern Connecticut Bancorp board of directors unanimously recommends that you vote “FOR” approval of the merger agreement, “FOR” approval of the non-binding proposal regarding certain merger-related executive compensation arrangements and “FOR” the proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the merger agreement.

Record Date; Outstanding Shares; Shares Entitled to Vote (page 19)

Only holders of record of Southern Connecticut Bancorp common stock at the close of business on the record date of April 12 , 2013, are entitled to notice of and to vote at the special meeting.  As of the record date, there were 2,810,273 shares of Southern Connecticut Bancorp common stock outstanding, held of record by approximately 100 shareholders.

Quorum; Vote Required (page 19)

A quorum of Southern Connecticut Bancorp shareholders is necessary to hold a valid meeting.  If the holders of at least a majority of the total number of outstanding shares of Southern Connecticut Bancorp common stock entitled to vote are represented in person or by proxy at the special meeting, a quorum will exist.  Southern Connecticut Bancorp will include proxies marked as abstentions and broker non-votes in determining the number of shares present at the special meeting.

Approval of the merger agreement requires the affirmative vote of at least a majority of the outstanding shares of Southern Connecticut Bancorp common stock.  Because approval is based on the affirmative vote of at least a majority of the outstanding shares, a failure to vote or an abstention or broker non-vote will have the same effect as a vote against approval of the merger agreement.

Approval of the non-binding proposal regarding certain merger-related executive compensation arrangements requires that the votes cast in person or by proxy at the special meeting in favor of the proposal exceed the votes cast against the proposal.  A failure to vote or an abstention or broker non-vote will have no effect on the outcome of this proposal.

Approval of the proposal to adjourn the special meeting, if necessary, requires that the votes cast in person or by proxy at the special meeting in favor of the proposal exceed the votes cast against the proposal.  A failure to vote or an abstention or broker non-vote will have no effect on the outcome of this proposal.

Share Ownership of Management (page 20)

As of the record date, the directors and executive officers of Southern Connecticut Bancorp and their affiliates collectively owned 198,525 shares of Southern Connecticut Bancorp common stock, or approximately 7.06% of Southern Connecticut Bancorp’s outstanding shares.  The directors and executive officers of Southern Connecticut Bancorp, as a group, have agreed to vote their shares in favor of approval of the merger agreement at the special meeting.

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Proxies, Voting and Revocation (pages 20 and 21)

The Southern Connecticut Bancorp board of directors requests that you return the proxy card accompanying this document for use at the special meeting.  Please complete, date and sign the proxy card and promptly return it in the enclosed pre-paid envelope.  You may also vote by telephone or on the Internet by following the instructions on the proxy card.  All properly signed proxies received prior to the special meeting and not revoked before the vote at the special meeting will be voted at the special meeting according to the instructions indicated on the proxies or, if no instructions are given, to approve the merger agreement, to approve certain merger-related executive compensation arrangements and to approve an adjournment of the special meeting, if necessary.

You may revoke your proxy at any time by taking any of the following actions before your proxy is voted at the special meeting:

●	delivering a written notice bearing a date later than the date of your proxy card or vote by telephone or on the Internet to the Secretary of Southern Connecticut Bancorp, stating that you revoke your proxy;

●	signing and delivering to the Secretary of Southern Connecticut Bancorp a new proxy card relating to the same shares and bearing a later date; or

●	attending the special meeting and voting in person, although attendance at the special meeting will not, by itself, revoke a proxy.

No Appraisal Rights (page 22)

Southern Connecticut Bancorp is incorporated as a Connecticut corporation.  Pursuant to the provisions of Section 33-856 of the Connecticut General Statutes, Southern Connecticut Bancorp shareholders are not entitled to assert appraisal rights because the common stock of Southern Connecticut Bancorp is traded on the NYSE MKT.

The Merger

Structure of the Merger (page 38 )

Southern Connecticut Bancorp, The Bank of Southern Connecticut and Liberty entered into an Agreement and Plan of Merger on January 16, 2013.  The merger agreement provides for the merger of a special purpose subsidiary of Liberty with and into Southern Connecticut Bancorp, with Southern Connecticut Bancorp being the surviving corporation, and the subsequent merger of Southern Connecticut Bancorp with and into Liberty, with Liberty being the sole surviving entity.  This will result in Liberty owning all the assets and liabilities of Southern Connecticut Bancorp.  The merger agreement also calls for the merger of The Bank of Southern Connecticut with and into Liberty, with Liberty being the sole surviving entity.

The merger will occur following approval of the proposal described in this document by the shareholders of Southern Connecticut Bancorp and satisfaction or waiver of all other conditions to the merger.  The merger agreement is attached to this proxy statement as Annex A.  We encourage you to read the merger agreement because it is the legal document that governs the merger.

Merger Consideration (page 38 )

If the merger is completed, each share of Southern Connecticut Bancorp common stock will be converted into the right to receive $3.76 in cash.

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Treatment of Southern Connecticut Bancorp Stock Options (page 39 )

If the merger is completed, each outstanding option to purchase Southern Connecticut Bancorp common stock, whether vested or unvested, and which has not been previously exercised or cancelled, will be converted to the right to receive the positive difference between $3.76 and the exercise price multiplied by the number of shares of common stock which the option entitled the holder to purchase.

Fairness Opinion of Southern Connecticut Bancorp’s Financial Advisor (page 3 6 )

In deciding to adopt the merger agreement and recommend its approval to Southern Connecticut Bancorp shareholders, the Southern Connecticut Bancorp board of directors consulted with senior management, its financial advisor, Sterne, Agee & Leach, Inc. (“Sterne Agee”), and its legal counsel, and considered, among other things, an opinion from its financial advisor.  Sterne Agee has delivered an opinion to the Southern Connecticut Bancorp board of directors that, as of January 16, 2013 and based on and subject to the matters set forth in its opinion, the merger consideration was fair, from a financial point of view, to the holders of Southern Connecticut Bancorp common stock.  The full text of the written opinion is attached to this proxy statement as Annex B.  We encourage you to read the opinion carefully in its entirety.  The opinion of Sterne Agee is directed to the Southern Connecticut Bancorp board of directors and is not a recommendation to any shareholder on how to vote on approval of the merger agreement.

Interests of Southern Connecticut Bancorp’s Directors and Executive Officers in the Merger (page 36 )

Some of Southern Connecticut Bancorp’s management and board of directors may be deemed to have interests in the merger that are in addition to or different from their interests as shareholders of Southern Connecticut Bancorp generally.  The Southern Connecticut Bancorp board of directors was aware of these interests and considered them in recommending that Southern Connecticut Bancorp shareholders approve the merger agreement.

Conditions to the Merger (page 39)

Southern Connecticut Bancorp and Liberty will not complete the merger unless a number of conditions are satisfied or waived, including:

•	the shareholders of Southern Connecticut Bancorp must approve the merger agreement;

•	there must be no order, decree or injunction in effect, which enjoins or prohibits consummation of the merger;

•
Southern Connecticut Bancorp and Liberty must receive all required regulatory approvals, authorizations and consents, any waiting periods required by law must have passed, and none of the regulatory approvals may include any condition or requirement that would materially and adversely affect the combined enterprise of Southern Connecticut Bancorp and Liberty or otherwise materially impair the value of Southern Connecticut Bancorp to Liberty;

•
the representations and warranties of each of Southern Connecticut Bancorp and Liberty in the merger agreement must be true and correct in all material respects, subject to exceptions that would not have a material adverse effect;

•	Southern Connecticut Bancorp and Liberty must each have performed in all material respects all obligations required to be performed by it;

•	Southern Connecticut Bancorp and Liberty must obtain all material permits, authorizations, consents, waivers, clearances or approvals for the consummation of the merger and the related transactions;

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•
no event or development must have occurred with respect to Southern Connecticut Bancorp that has had, or would reasonably be expected to have, a material adverse effect on Southern Connecticut Bancorp or The Bank of Southern Connecticut; and

•
any order or supervisory action by any bank regulator, the Securities and Exchange Commission or the NYSE MKT received by Southern Connecticut Bancorp or The Bank of Southern Connecticut must not be applicable to Liberty.

Limitations on Considering Other Acquisition Proposals (page 44 )

The merger agreement restricts Southern Connecticut Bancorp’s ability to solicit or otherwise facilitate any inquiries or the making of any proposal or engage in negotiations with a third party regarding a merger or similar transaction, a sale or transfer of 25% or more of its assets or the acquisition of 25% or more of its outstanding stock.  However, if Southern Connecticut Bancorp receives a bona fide unsolicited written proposal relating to any of the above from a third party that, in the good faith determination of the Southern Connecticut Bancorp board of directors, after consultation with its financial advisor, is at least as likely to be consummated as the merger and would, if consummated, result in a transaction that is more favorable to Southern Connecticut Bancorp shareholders from a financial point of view than the merger, and if the Southern Connecticut Bancorp board of directors determines in good faith, after consultation with outside counsel, that it is required to take such action to comply with its fiduciary duties to its shareholders under applicable law, Southern Connecticut Bancorp may furnish nonpublic information to that third party, subject to conditions specified in the merger agreement, engage in negotiations or discussions regarding an acquisition proposal with that third party, or recommend such proposal to Southern Connecticut Bancorp shareholders.  If the Southern Connecticut Bancorp board of directors determines in good faith, after consultation with counsel and its financial advisor, that it desires to accept such superior proposal, it must provide Liberty with notice of such determination and provide Liberty an opportunity to increase the merger consideration to an amount at least equal to that of the superior proposal.  If Liberty does so, Southern Connecticut Bancorp may not enter into an agreement with such third party or recommend acceptance of such proposal to Southern Connecticut Bancorp shareholders.

Termination of the Merger Agreement (page 41 )

Southern Connecticut Bancorp and Liberty may mutually agree to terminate the merger agreement before the merger has been completed, and either company may terminate the merger agreement if:

•
the other party materially breaches any of its representations, warranties, covenants or agreements contained in the merger agreement (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement), and the breach cannot be cured prior to the closing or has not been cured within 30 days of written notice of the breach;

•
if the merger has not occurred on or before August 30, 2013, provided that such date shall be automatically extended to September 30, 2013 if required regulatory approvals have not been received by June 28, 2013 and both parties are acting in good faith to obtain such approvals, unless the failure of the merger to occur on or before such date was due to the terminating party’s breach of any obligations under the merger agreement;

•	the shareholders of Southern Connecticut Bancorp do not approve the merger agreement;

•	any required regulatory approval for consummation of the merger is not obtained;

•	a court or other governmental authority permanently enjoins or prohibits the merger; or

•
if the conditions precedent to the obligations of such party to consummate the merger cannot be satisfied or fulfilled by August 30, 2013 or September 30, 2013 as provided above (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement).

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Liberty may terminate the merger agreement if the Southern Connecticut Bancorp board of directors:

•	fails to make its recommendation to the Southern Connecticut Bancorp shareholders to vote in favor of the merger agreement or has withdrawn, modified or changed such recommendation;

•	fails to call, give notice of, convene and hold the Southern Connecticut Bancorp special meeting; or

•
recommends that Southern Connecticut Bancorp shareholders tender their shares in a tender or exchange offer for 25% or more of the Southern Connecticut Bancorp common stock or otherwise fails to recommend that Southern Connecticut Bancorp shareholders reject such tender or exchange offer.

Southern Connecticut Bancorp has the right to terminate the merger agreement if it decides to enter into a definitive agreement to effect a superior proposal after Liberty does not make an offer to Southern Connecticut Bancorp that the Southern Connecticut Bancorp board of directors determines is at least as favorable as the superior proposal.  Southern Connecticut Bancorp may also terminate the merger agreement if the conditions precedent to its obligations to consummate the merger cannot be satisfied or fulfilled by June 28, 2013, provided that if required regulatory approvals have not been received and both parties are acting in good faith to obtain such approvals, such date shall automatically be extended to September 30, 2013 (provided that Southern Connecticut Bancorp is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement).

Termination Fee (page 42 )

Under the terms of the merger agreement, Southern Connecticut Bancorp must pay Liberty a termination fee of $450,000 if:

(a)           The merger agreement is terminated:

•
By Liberty as a result of the Southern Connecticut Bancorp board of directors’ (i) failure at any time prior to the special meeting to recommend approval of the merger agreement, (ii) withdrawal of such recommendation, (iii) changing of such recommendation in a manner adverse to Liberty or (iv) failure to call or hold the special meeting;

•
By Liberty as a result of the commencement of a tender or exchange offer for 25% or more of the Southern Connecticut Bancorp common stock and the recommendation of the Southern Connecticut Bancorp board of directors that Southern Connecticut Bancorp shareholders tender their shares in such tender or exchange offer or the Southern Connecticut Bancorp board of directors otherwise fails to recommend within ten business days that Southern Connecticut Bancorp shareholders reject such tender or exchange offer; or

•
By Southern Connecticut Bancorp at any time prior to the special meeting in connection with Southern Connecticut Bancorp entering into an acquisition agreement with respect to a superior proposal, but only if, after five business days after Liberty’s receipt of written notice from Southern Connecticut Bancorp advising Liberty that it is prepared to enter an agreement with respect to the superior proposal, Liberty does not make an offer to Southern Connecticut Bancorp that the Southern Connecticut Bancorp board determines is at least as favorable as the superior proposal.

(b)           The merger agreement is terminated for any of the following reasons and an acquisition proposal is publicly announced or otherwise communicated to Southern Connecticut Bancorp prior to the termination of the merger agreement in the case of the first two reasons below and prior to the taking of the vote of shareholders of Southern Connecticut Bancorp at the special meeting in the case of the third reason below:

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•
By Liberty as a result of the breach by Southern Connecticut Bancorp of any of its representations or warranties contained in the merger agreement (provided that Liberty is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement), and the breach cannot be cured prior to the closing or has not been cured within 30 days of written notice of the breach;

•
By Liberty as a result of the failure by Southern Connecticut Bancorp to perform or comply with any of its covenants or agreements contained in the merger agreement (provided that Liberty is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement), and the failure cannot be cured prior to the closing or has not been cured within 30 days of written notice of the breach; or

•
By Liberty or Southern Connecticut Bancorp because the Southern Connecticut Bancorp shareholders have voted at the special meeting and the required approval of the merger agreement, the merger and the transactions contemplated by the merger agreement has not been obtained.

An “acquisition proposal” means any proposal or offer with respect to (i) any merger, consolidation, business combination or similar transaction, (ii) any sale lease or other disposition of 25% or more of its consolidated assets, (iii) any tender or exchange offer for 25% or more of the Southern Connecticut Bancorp common stock or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

Under the circumstances set forth in clause (a) above, Southern Connecticut Bancorp shall pay Liberty a termination fee of $450,000 within three business days of the termination of the merger agreement.  Under the circumstances set forth in clause (b) above, Southern Connecticut Bancorp shall pay Liberty a termination fee of $225,000 within three business days of the termination of the merger agreement and, if within one year of such termination, Southern Connecticut Bancorp enters into an agreement with respect to, or consummates, an acquisition transaction, Southern Connecticut Bancorp shall pay Liberty a termination fee of an additional $225,000 within three business days of the date of execution or consummation of the acquisition agreement.  An “acquisition transaction” means any  (i) merger, consolidation, business combination or similar transaction, (ii) any sale, lease or other disposition of 25% or more of its consolidated assets or (iii) any tender or exchange offer for 25% or more of the Southern Connecticut Bancorp common stock.

In addition, in the event of a termination by Liberty or Southern Connecticut Bancorp if the other party has:

•
breached any of its representations or warranties contained in the merger agreement (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement), and the breach cannot be cured prior to the closing or has not been cured within 30 days of written notice of the breach; or

•
failed to perform or comply with any of its covenants or agreements contained in the merger agreement (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement), and the failure cannot be cured prior to the closing or has not been cured within 30 days of written notice of the breach, as a result of the willful conduct or gross negligence of the breaching party, the breaching party shall pay to the other party up to $350,000 of documented reasonable out-of-pocket costs and expenses incurred in connection with entering the merger agreement and the carrying out of the acts contemplated by the merger agreement.

Effective Time of the Merger (page 38 )

We expect that the merger will be completed as soon as practicable following the approval of the merger agreement by the shareholders of Southern Connecticut Bancorp at the Southern Connecticut Bancorp special meeting, if all other conditions have been satisfied or waived.  The parties cannot be certain whether or when any of the conditions to the merger will be satisfied or waived where permissible.  We expect that the merger will close during the second calendar quarter of 2013 or as soon thereafter as practicable.

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Required Regulatory Approvals (page 51 )

To complete the merger, Southern Connecticut Bancorp and Liberty need the prior approval of the State of Connecticut Department of Banking and the Federal Deposit Insurance Corporation. Southern Connecticut Bancorp and Liberty have filed all necessary applications and notices with the applicable regulatory authorities. Southern Connecticut Bancorp and Liberty cannot predict, however, whether or when the required regulatory approvals will be obtained or whether any such approvals will impose any burdensome condition upon Liberty.

Material Federal Income Tax Consequences (page 52 )

Shareholders of Southern Connecticut Bancorp will recognize either a gain or a loss upon the receipt of the merger consideration.

Number of Holders of Common Stock and Number of Shares Outstanding

As of April 12 , 2013, the record date for the special meeting, there were approximately 100 shareholders of record of Southern Connecticut Bancorp common stock who held an aggregate of 2,810,273 shares of Southern Connecticut Bancorp common stock.

Copies of the governing corporate instruments of Southern Connecticut Bancorp are available, without charge, by following the instructions listed under the section in this document titled “Where You Can Find More Information” on page 57 .

Stock Prices and Dividends

           Southern Connecticut Bancorp common stock is traded on the NYSE MKT under the symbol “SSE.”  The following table lists the high and low prices per share for Southern Connecticut Bancorp common stock for each of the periods indicated.  Southern Connecticut Bancorp does not pay a cash dividend on its common stock.

Quarter Ended	High	Low

June 30, 2013	$3.75	$3.69
(through April 5 , 2013)
March 31, 2013	$3.75	$1.89
December 31, 2012	$2.32	$1.00
September 30, 2012	$1.54	$0.92
June 30, 2012	$1.86	$1.19
March 31, 2012	$2.29	$1.48

December 31, 2011	$2.54	$1.51
September 30, 2011	$3.25	$1.65
June 30, 2011	$4.53	$3.10
March 31, 2011	$4.74	$4.15

The high and low prices per share of Southern Connecticut Bancorp common stock on January 16, 2013, the last trading day before the public announcement of the merger agreement, were $2.48 and $2.42 and on April 5 , 2013, the last full trading day for which prices were available prior to the printing of this proxy statement, were $ 3.75 and $ 3.75 .

Southern Connecticut Bancorp is prohibited by the merger agreement from declaring any dividends on Southern Connecticut Bancorp common stock until the merger is completed.

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RISK FACTORS RELATING TO THE MERGER

In addition to the other information included in this proxy statement and incorporated by reference in this document, you should consider carefully the risk factors described below in deciding how to vote.  You should keep these risk factors in mind when you read forward-looking statements in this document and in the documents incorporated by reference in this proxy statement.  Please refer to the section in this document titled “Special Note Regarding Forward-Looking Statements” on page 16.

If the merger is not completed, The Bank of Southern Connecticut will continue to be subject to a Consent Order with the FDIC and the State of Connecticut Department of Banking and enhanced capital ratios.

The Bank of Southern Connecticut is a party to a Consent Order with the FDIC and the State of Connecticut Department of Banking pursuant to which The Bank of Southern Connecticut agreed to take certain measures relating to the conduct of its business and to maintain enhanced capital requirements, as more fully described under “The Companies – Southern Connecticut Bancorp” beginning on page 17.  If the merger is not completed, these factors may limit the conduct of The Bank of Southern Connecticut’s business and may result in a reduction of profits of The Bank of Southern Connecticut.  Among the actions that Southern Connecticut Bancorp may be required to take to comply with the Consent Order and the enhanced capital requirements include obtaining additional capital, but there can be no assurance that it will be successful in doing so or if the additional capital is obtained, that it would be on terms favorable to Southern Connecticut Bancorp and not detrimental to the interests of Southern Connecticut Bancorp shareholders.

The need for regulatory approvals may delay the date of completion of the merger or may diminish the benefits of the merger.

Liberty is required to obtain the approvals of several bank regulatory agencies prior to completing the merger.  Satisfying any requirements of these regulatory agencies may delay the date of completion of the merger.  In addition, it is possible that, among other things, restrictions on the combined operations of the two companies, including divestitures, may be sought by governmental agencies as a condition to obtaining the required regulatory approvals.  This may diminish the benefits of the merger to Liberty.  Liberty has the right to terminate the merger agreement if a governmental agency, as part of its authorization or approval, imposes any condition or requirement, excluding standard conditions that are normally imposed by the regulatory authorities in bank merger transactions, that would, in the good faith reasonable judgment of the Board of Trustees of Liberty, materially and adversely affect the business, operations, financial condition, property or assets of the combined enterprise of Southern Connecticut Bancorp, The Bank of Southern Connecticut and Liberty or otherwise materially impair the value of Southern Connecticut Bancorp or The Bank of Southern Connecticut to Liberty.

The merger may distract management from their other responsibilities.

The merger could cause the management of Southern Connecticut Bancorp to focus its time and energies on matters relating to the merger that otherwise would be directed to the business and operations of Southern Connecticut Bancorp.  Any such distraction on the part of Southern Connecticut Bancorp’s management, if significant, could affect its ability to service existing business and develop new business and adversely affect the business and earnings of Southern Connecticut Bancorp if the merger is not consummated.

If the merger is not completed, Southern Connecticut Bancorp will have incurred substantial expenses without its shareholders realizing the expected benefits.

Southern Connecticut Bancorp has incurred substantial expenses in connection with the transactions described in this proxy statement.  If the merger is not completed, Southern Connecticut Bancorp expects to incur approximately $75,000 in merger-related expenses, exclusive of any termination fee or costs and expenses paid to Liberty.  These expenses would not likely have a material adverse impact on the financial condition of Southern Connecticut Bancorp.  There can be no assurance that the merger will be completed.

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The termination fee and the restrictions on solicitation contained in the merger agreement may discourage other companies from trying to acquire Southern Connecticut Bancorp.

Until the completion of the merger, Southern Connecticut Bancorp is prohibited from soliciting, initiating, encouraging, or with some exceptions, considering any inquiries or proposals that may lead to a proposal or offer for a merger or other business combination transaction with any entity other than Liberty.  In addition, Southern Connecticut Bancorp has agreed to pay a termination fee of up to $450,000 and to reimburse up to $350,000 of Liberty’s out-of-pocket expenses in specified circumstances.  See “The Merger Agreement – Termination Fee” beginning on page 42 .  These provisions could discourage other companies from trying to acquire Southern Connecticut Bancorp even though those other companies might be willing to offer greater value to Southern Connecticut Bancorp shareholders than Liberty has offered in the merger.  The payment of the termination fee also could have a material adverse effect on Southern Connecticut Bancorp’s financial condition.

Certain of Southern Connecticut Bancorp’s executive officers and directors have interests that are different from, or in addition to, interests of Southern Connecticut Bancorp shareholders generally.

You should be aware that the directors and executive officers of Southern Connecticut Bancorp have interests in the merger that are different from, or in addition to, the interests of Southern Connecticut Bancorp shareholders generally.  These include: change in control payments that certain executive officers may receive under existing employment agreements; provisions in the merger agreement relating to indemnification of directors and officers and insurance for directors and officers of Southern Connecticut Bancorp for events occurring before the merger; and the establishment of an advisory board of directors comprised of Southern Connecticut Bancorp board members.  For a more detailed discussion of these interests, see “Interests of Southern Connecticut Bancorp Directors and Executive Officers in the Merger” beginning on page 36 .

The fairness opinion obtained by Southern Connecticut Bancorp from its financial advisor will not reflect changes in circumstances subsequent to the date of the fairness opinion.

Sterne Agee, Southern Connecticut Bancorp’s financial advisor in connection with the merger, has delivered to the Southern Connecticut Bancorp board of directors its opinion dated as of January 16, 2013.  The opinion of Sterne Agee stated that as of such date, and based upon and subject to the factors and assumptions set forth therein, the merger consideration to be paid to the holders of the outstanding shares of Southern Connecticut Bancorp common stock pursuant to the merger agreement was fair from a financial point of view to such holders.  The opinion does not reflect changes that may occur or may have occurred after the date of the opinion, including changes to the operations and prospects of Southern Connecticut Bancorp, changes in general market and economic conditions or regulatory or other factors.  Any such changes, or changes in other factors on which the opinion is based, may materially alter or affect the relative value of Southern Connecticut Bancorp.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  You can identify these statements by forward-looking words such as “may,” “could,” “should,” “would,” “intend,” “will,” “expect,” “anticipate,” “believe,” “estimate,” “continue” or similar words.  Southern Connecticut Bancorp and Liberty intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with these safe harbor provisions.  You should read statements that contain these words carefully because they discuss the relevant company’s future expectations, contain projections of the relevant company’s future results of operations or financial condition, or state other “forward-looking” information.

There may be events in the future that Southern Connecticut Bancorp is not able to predict accurately or control and that may cause actual results to differ materially from the expectations described in these forward-looking statements.  Investors are cautioned that all forward-looking statements involve risks and uncertainties, and actual results may differ materially from those discussed in this proxy statement, including the documents incorporated by reference in this proxy statement.  These differences may be the result of various factors, including those factors described in the “Risk Factors Relating to the Merger” beginning on page 14 and other risk factors identified from time to time in Southern Connecticut Bancorp’s periodic filings with the Securities and Exchange Commission (the “SEC”).

The factors referred to above include many, but not all, of the factors that could impact Southern Connecticut Bancorp’s ability to achieve the results described in any forward-looking statements.  You should not place undue reliance on forward-looking statements, which speak only as of the date of this proxy statement or the date of any document incorporated by reference in this proxy statement.  You should be aware that the occurrence of the events described above and elsewhere in this proxy statement, including the documents incorporated by reference, could harm Southern Connecticut Bancorp’s business, prospects, operating results or financial condition.   Southern Connecticut Bancorp undertakes no obligation to update any forward-looking statements as a result of future events or developments.

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THE COMPANIES

Liberty Bank

Liberty Bank was chartered in 1825 as a Connecticut mutual savings bank.  The principal business of Liberty is to provide financial services to individuals, businesses, not-for-profit organizations and government entities through its commercial and consumer lending divisions, corporate services, retail banking and investment management services.  Banking activities are conducted primarily within central and eastern Connecticut.  Liberty operates through a network of 44 branches throughout central, eastern and shoreline Connecticut.

At December 31, 2012, Liberty had capital in excess of $500 million, total assets of approximately $3.5 billion, loans of approximately $2.4 billion, deposits of approximately $2.9 billion, more than 200,000 Connecticut customers and a Community Reinvestment Act rating of “Outstanding.”

Liberty’s certificate of incorporation is attached to this proxy statement as Annex C.

Liberty’s principal executive offices are located at 315 Main Street, Middletown, Connecticut 06457, and its telephone number is (860) 344-7200.

Southern Connecticut Bancorp

Southern Connecticut Bancorp is a bank holding company headquartered in New Haven, Connecticut that was incorporated on November 8, 2000.  Southern Connecticut Bancorp’s strategic objective is to serve as a bank holding company for a community-based commercial bank serving primarily New Haven County (the “Greater New Haven Market”). Southern Connecticut Bancorp owns 100% of the capital stock of The Bank of Southern Connecticut, a Connecticut-chartered bank with its headquarters in New Haven, Connecticut, and 100% of the capital stock of SCB Capital, Inc., an inactive corporation.  Southern Connecticut Bancorp and its subsidiaries focus on meeting the financial service needs of consumers and small to medium-sized businesses, professionals and professional corporations, and their owners and employees in the Greater New Haven Market.

The Bank of Southern Connecticut operates branches at four locations, including downtown New Haven, the Amity/Westville section of New Haven, Branford and North Haven.  The Bank of Southern Connecticut’s branches have a consistent, attractive appearance.  Each location has an open lobby, comfortable waiting area, offices for the branch manager and a loan officer, and a conference room.  The design of the branches complements the business development strategy of The Bank of Southern Connecticut, affording an appropriate space to deliver personalized banking services in professional, confidential surroundings.

The Bank of Southern Connecticut focuses on serving the banking needs of small to medium-sized businesses, professionals and professional corporations, and their owners and employees in the Greater New Haven Market.  The Bank of Southern Connecticut’s target commercial customer has between $1.0 and $30.0 million in revenues, 15 to 150 employees, and borrowing needs of up to $3.0 million.  The primary focus on this commercial market enables The Bank of Southern Connecticut to move deftly in responding to the needs of its clients.  The Bank of Southern Connecticut has been successful in winning business by offering a combination of competitive pricing for its services, quick decision making processes and a high level of personalized, “high touch” customer service.

On July 3, 2012, Southern Connecticut Bancorp’s bank subsidiary, The Bank of Southern Connecticut, entered into a Consent Order with the Federal Deposit Insurance Corporation (“FDIC”) and the State of Connecticut Department of Banking (“Connecticut Department of Banking”).

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By entering the Consent Order, The Bank of Southern Connecticut agreed to take certain measures in a number of areas, including, without limitation, the following: (i) having and retaining qualified management and reviewing and revising its assessment of senior management; (ii) notifying the FDIC and Connecticut Department of Banking of resignations or terminations of any members of its Board of Directors or senior executive officers; (iii) having its Board of Directors maintain its participation in the affairs of the Bank, including monthly meetings to review certain specified activities; (iv) maintaining minimum specified capital levels and developing and submitting a capital plan in the event any of its capital ratios fall below such minimum specified capital levels; (v) formulating and submitting a profit and budget plan consisting of goals and strategies consistent with sound banking practices and implementing such plan; (vi) formulating and submitting a plan to reduce classified assets and implementing such plan; (vii) reviewing and improving the loan and credit risk management policies and procedures; (viii) developing and implementing action plans addressing all other recommendations identified within its most recent Report of Examination; (ix) complying with the Interagency Policy Statement on Internal Audit Function and its Outsourcing; and (x) not accepting, renewing or rolling over any brokered deposits unless The Bank of Southern Connecticut is in compliance with regulations governing the solicitation and acceptance of brokered deposits.  The Consent Order also provides that The Bank of Southern Connecticut will obtain prior regulatory approval before the payment of any dividends.  The Bank of Southern Connecticut has already adopted and implemented many of the actions prescribed in the Consent Order.

The Consent Order requires The Bank of Southern Connecticut to maintain a minimum Tier 1 leverage ratio of at least 8.0%, a Tier 1 risk-based capital ratio of at least 9% and a total risk-based capital ratio of at least 10%.  At December 31, 2012, The Bank of Southern Connecticut’s capital ratios exceeded such minimums set forth in the Consent Order.  In September 2012, The Bank of Southern Connecticut also submitted a revised capital plan outlining its strategy for increasing its capital amounts and ratios to the FDIC and the Connecticut Department of Banking for their approval.  The capital plan included a profit and budget plan and a plan to reduce classified assets.  In October 2012, The Bank of Southern Connecticut received regulatory approval for its revised capital plan.  If the merger with Liberty does not take place, Southern Connecticut Bancorp and The Bank of Southern Connecticut will seek to implement the plan to increase capital as soon as practicable.  Further regulatory action is possible if The Bank of Southern Connecticut does not continue to maintain the minimum capital ratios set forth in the Consent Order.

The Bank of Southern Connecticut has an Oversight Committee that is responsible for supervising the implementation of the Consent Order.  The Oversight Committee meets monthly and is currently composed of Southern Connecticut Bancorp’s Chairman of the Board, two additional directors, the Chief Executive Officer, the President and Senior Loan Officer and the Chief Financial Officer.

The Consent Order was the result of ongoing discussions between The Bank of Southern Connecticut and its regulatory agencies based on a regulatory examination conducted in early 2012.  The Consent Order will remain in effect until it is modified or terminated by the FDIC and the Connecticut Department of Banking.  The Bank of Southern Connecticut’s customer deposits remain fully insured to the highest limit set by the FDIC.

At December 31, 2012, Southern Connecticut Bancorp had total consolidated assets of approximately $ 121.5 million, gross loans receivable of approximately $ 105.5 million, deposits of approximately $ 108.3 million and shareholders’ equity of approximately $ 11.5 million.

Southern Connecticut Bancorp’s principal executive offices are located at 215 Church Street, New Haven, Connecticut 06510, and its telephone number is (203) 782-1100.

You can find additional information about Southern Connecticut Bancorp. in Southern Connecticut Bancorp’s filings with the SEC referenced in the section in this proxy statement titled “Where You Can Find More Information” on page 57 .

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THE SPECIAL MEETING OF SOUTHERN CONNECTICUT BANCORP SHAREHOLDERS

Date, Time and Place of the Special Meeting

The special meeting of shareholders of Southern Connecticut Bancorp will be held at The Quinnipiack Club, 221 Church Street, New Haven, Connecticut, on Wednesday, May 15, 2013 at 10:00 A.M., Eastern Time.

Purpose of the Special Meeting

At the special meeting, Southern Connecticut Bancorp’s shareholders as of the record date will be asked to:

1.
Consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of January 16, 2013, by and among Liberty Bank and Southern Connecticut Bancorp and The Bank of Southern Connecticut.  A copy of the Agreement and Plan of Merger is included as Annex A;

2.	Consider and vote upon a proposal to approve, by non-binding advisory vote, certain compensation arrangements for Southern Connecticut Bancorp’s named executive officers in connection with the merger;

3.
Consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the Agreement and Plan of Merger; and

4.	Transact such other business as may be properly presented at the special meeting and any adjournments or postponements of the special meeting.

Recommendation of the Southern Connecticut Bancorp Board of Directors

THE SOUTHERN CONNECTICUT BANCORP, INC. BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE MERGER AGREEMENT, “FOR” APPROVAL OF THE NON-BINDING PROPOSAL REGARDING CERTAIN MERGER-RELATED EXECUTIVE COMPENSATION ARRANGEMENTS AND “FOR” THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY.

Record Date; Outstanding Shares; Shares Entitled to Vote

Only holders of record of Southern Connecticut Bancorp common stock at the close of business on the record date of April 12 , 2013, are entitled to notice of and to vote at the Southern Connecticut Bancorp special meeting.  As of the record date, there were 2,810,273 shares of Southern Connecticut Bancorp common stock outstanding, held of record by approximately 100 shareholders.  A list of Southern Connecticut Bancorp shareholders as of the record date will be available for review by any Southern Connecticut Bancorp shareholder or the shareholder’s agent or attorney at Southern Connecticut Bancorp’s principal office during regular business hours beginning two business days after notice of the special meeting is given and continuing through the special meeting.  The list will also be available for inspection at the special meeting at any time during the special meeting.

Each holder of Southern Connecticut Bancorp common stock is entitled to one vote for each share of Southern Connecticut Bancorp common stock owned as of the record date.

Quorum; Vote Required

A quorum of Southern Connecticut Bancorp shareholders is necessary to hold a valid meeting.  If the holders of at least a majority of the total number of the outstanding shares of Southern Connecticut Bancorp common stock entitled to vote are represented in person or by proxy at the special meeting, a quorum will exist.  Southern Connecticut Bancorp will include proxies marked as abstentions and broker non-votes in determining the number of shares present at the special meeting.

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Approval of the merger agreement requires the affirmative vote of at least a majority of the outstanding shares of Southern Connecticut Bancorp common stock.  Because approval is based on the affirmative vote of at least a majority of the outstanding shares, a failure to vote or an abstention or broker non-vote will have the same effect as a vote against approval of the merger agreement.

Approval of the non-binding proposal regarding certain merger-related executive compensation arrangements requires that the votes cast in person or by proxy at the special meeting in favor of the proposal exceed the votes cast against the proposal.  A failure to vote or an abstention or broker non-vote will have no effect on the outcome of this proposal.

Approval of the proposal to adjourn the special meeting, if necessary, requires that the votes cast in person or by proxy at the special meeting in favor of the proposal exceed the votes cast against the proposal.  A failure to vote or an abstention or broker non-vote will have no effect on the outcome of this proposal.

Southern Connecticut Bancorp expects to seek adjournment of the special meeting if a quorum is not present or, if a quorum is present, the affirmative vote of the holders of at least a majority of the outstanding shares of Southern Connecticut Bancorp common stock has not been obtained on the proposal to approve the merger agreement.

Share Ownership of Management

As of the record date, the directors and executive officers of Southern Connecticut Bancorp and their affiliates collectively owned 198,525 shares of Southern Connecticut Bancorp common stock, or approximately 7.06% of Southern Connecticut Bancorp’s outstanding shares.  The directors and executive officers of Southern Connecticut Bancorp, as a group, have agreed to vote their shares in favor of approval of the merger agreement at the special meeting.

Voting of Proxies

If you are a Southern Connecticut Bancorp shareholder, the Southern Connecticut Bancorp board of directors requests that you promptly return the proxy card accompanying this proxy statement or that you vote by telephone or on the Internet by following the instructions on the proxy card.  Please complete, date and sign the proxy card and return it in the enclosed pre-paid envelope or vote by telephone or on the Internet.  All properly signed proxies received prior to the special meeting and not revoked before the vote at the special meeting will be voted at the special meeting according to the instructions indicated on the proxies or, if no instructions are given, the shares will be voted “FOR” approval of the merger agreement, “FOR” approval of the non-binding proposal regarding certain merger-related executive compensation arrangements and “FOR” an adjournment of the special meeting to solicit additional proxies, if necessary, and in the proxies’ discretion with respect to such other matters as may properly come before the special meeting or any adjournment or postponement of that meeting.

We do not expect that any matters other than those set forth in the notice for the special meeting will be brought before the special meeting.  If other matters are properly presented and are within the purpose of the special meeting, however, the persons named as proxies will vote on such matters in such manner as shall be determined by a majority of the Southern Connecticut Bancorp board of directors.

If you need assistance in completing or submitting your proxy card or voting by telephone or on the Internet, please contact Rosemarie Romano, Secretary, at the following address and telephone number:

Southern Connecticut Bancorp, Inc.
215 Church Street
New Haven, Connecticut 06510
(203) 782-1100

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How to Revoke Your Proxy

If you are a Southern Connecticut Bancorp shareholder, you may revoke your proxy at any time by taking any of the following actions before your proxy is voted at the special meeting:

•
delivering a written notice bearing a date later than the date of your proxy card or vote by telephone or on the Internet to the secretary of Southern Connecticut Bancorp, stating that you revoke your proxy;

•	signing and delivering to the Secretary of Southern Connecticut Bancorp a new proxy card relating to the same shares and bearing a later date; or

•	attending the special meeting and voting in person, although attendance at the special meeting will not, by itself, revoke a proxy.

You should send any notice of revocation or your completed new proxy card, as the case may be, to Rosemarie Romano, Secretary, at the following address:

Southern Connecticut Bancorp, Inc.
215 Church Street
New Haven, Connecticut 06510

If you have instructed a bank, broker or other nominee to vote your shares, you must follow the directions you receive from your bank, broker or other nominee to change your vote.

Voting in Person

If you are a Southern Connecticut Bancorp shareholder and plan to attend the Southern Connecticut Bancorp special meeting and wish to vote in person, you will be given a ballot at the special meeting.  Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the special meeting in person, you must bring additional documentation from the broker, bank or other nominee in order to vote your shares.

Abstentions and Broker Non-Votes

Only shares affirmatively voted for approval of the merger agreement, including shares represented by properly executed proxies that do not contain voting instructions, will be counted as votes “FOR” approval of the merger agreement.

Brokers who hold shares of Southern Connecticut Bancorp common stock in street name for a customer who is the beneficial owner of those shares may not exercise voting authority on the customer’s shares with respect to the actions proposed in this proxy statement without specific instructions from the customer.  Proxies submitted by a broker that do not exercise this voting authority are referred to as broker non-votes.  If your broker holds your Southern Connecticut Bancorp stock in street name, your broker will vote your shares only if you provide instructions on how to vote by filling out the voter instruction form sent to you by your broker with this document.

Accordingly, you are urged to mark and return the enclosed proxy card or vote by telephone or on the Internet to indicate your vote, or fill out the voter instruction form, if applicable.

Abstentions and broker non-votes will be included in determining the presence of a quorum at the special meeting, but will have the same effect as a vote against approval of the merger agreement.  Abstention and broker non-votes will have no effect on the outcome of the vote on the proposal regarding certain merger-related executive compensation arrangements and the proposal regarding adjournment of the special meeting.

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Proxy Solicitation

The enclosed proxy is solicited by and on behalf of the Southern Connecticut Bancorp board of directors.  Southern Connecticut Bancorp will pay the expenses of soliciting proxies to be voted at the special meeting.  Following the original mailing of the proxies and other soliciting materials, Southern Connecticut Bancorp and its agents also may solicit proxies by mail, telephone, facsimile or in person.  No additional compensation will be paid to directors, officers or other employees of Southern Connecticut Bancorp for making these solicitations.  Southern Connecticut Bancorp intends to reimburse persons who hold Southern Connecticut Bancorp common stock of record but not beneficially, such as brokers, custodians, nominees and fiduciaries, for their reasonable expenses in forwarding copies of proxies and other soliciting materials to, and requesting authority for the exercise of proxies from, the persons for whom they hold the shares.

No Appraisal Rights

Southern Connecticut Bancorp is incorporated as a Connecticut corporation.  Pursuant to the provisions of Section 33-856 of the Connecticut General Statutes, Southern Connecticut Bancorp shareholders are not entitled to assert appraisal rights because the common stock of Southern Connecticut Bancorp is traded on the NYSE MKT.

Stock Certificates

If you are a Southern Connecticut Bancorp shareholder, you should not send in any certificates representing Southern Connecticut Bancorp common stock at this time.  Shortly after the closing of the merger, you will receive instructions for the exchange of certificates representing Southern Connecticut Bancorp common stock.

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DESCRIPTION OF THE MERGER (PROPOSAL 1)

General

Under the terms and conditions set forth in the merger agreement, in a series of transactions, Southern Connecticut Bancorp and The Bank of Southern Connecticut will merge with and into Liberty, resulting in Liberty being the sole surviving entity.  At the effective time of the merger, shares of common stock of Southern Connecticut Bancorp, par value $.01 per share, outstanding immediately prior to the effective time of the merger will, by virtue of the merger and without any action on the part of a Southern Connecticut Bancorp shareholder, be converted into the right to receive $3.76 in cash for each share of Southern Connecticut Bancorp common stock held by the Southern Connecticut Bancorp shareholder.

Shares of Southern Connecticut Bancorp common stock held by Liberty or Southern Connecticut Bancorp, other than in a fiduciary capacity or in satisfaction of a debt previously contracted, will not be converted into the right to receive the merger consideration upon consummation of the merger.

Background of the Merger

As part of its ongoing oversight of Southern Connecticut Bancorp, management and the board of directors of Southern Connecticut Bancorp regularly review Southern Connecticut Bancorp’s strategic and financial prospects including its prospects as an independent entity, its prospects for raising capital and the alternative of merging with another institution.  In June of 2012, management and the board of directors of Southern Connecticut Bancorp met with representatives from Sterne Agee to evaluate the strategic alternatives of Southern Connecticut Bancorp including a potential capital raise and merger with another institution.  On June 4, 2012, Southern Connecticut Bancorp engaged Sterne Agee to assist Southern Connecticut Bancorp in exploring the possibility of raising additional capital.  The decision to retain Sterne Agee was made by the board of directors after reviewing the qualifications of Sterne Agee and other potential advisors, Sterne Agee’s prior experience with Southern Connecticut Bancorp, its expertise and reputation in similar recent transactions, and the fee arrangements negotiated with Sterne Agee.

From June to September of 2012, Southern Connecticut Bancorp and Sterne Agee had conversations with several potential investors regarding the possibility of investing in Southern Connecticut Bancorp.  During this period, management and the board of directors considered a variety of factors including, but not limited to, the amount and expected price of a capital raise, the amount of dilution to existing shareholders and the ability of investors to obtain the necessary regulatory approvals.

On September 11, 2012, Sterne Agee met with the board of directors of Southern Connecticut Bancorp to discuss the risks and benefits of raising additional capital as well as possible merger partners and potential prices that might be achieved in a sale of control to another financial institution.  After a thorough discussion of the merits and risk of each approach, the board of directors decided to work together with Sterne Agee in forming a list of potential investors as well as potential institutions to approach about a business combination with Southern Connecticut Bancorp.  These institutions were selected based on their size and geographic location, likelihood of possible interest in a combination with Southern Connecticut Bancorp, and ability to effectuate an investment into or combination with Southern Connecticut Bancorp.  Sterne Agee, together with the management and board of directors of Southern Connecticut Bancorp, developed a list of twelve institutions to contact, including two institutions that had previously expressed an interest in investing capital into Southern Connecticut Bancorp.  On September 27, 2012, Southern Connecticut Bancorp entered into a written engagement letter with Sterne Agee to act as its financial adviser for a potential sale or recapitalization of the company.

Over the next month, Sterne Agee together with management prepared a confidential information memorandum about Southern Connecticut Bancorp to provide to interested parties.  In early October, Sterne Agee contacted each of the twelve parties to assess their interest in a transaction with Southern Connecticut Bancorp.  Of these twelve parties, eleven executed confidentiality agreements and were provided with a copy of the confidential information memorandum and access to a virtual data room containing information on Southern Connecticut Bancorp.  Four parties, including Liberty, subsequently submitted initial indications of interest with respect to engaging in a merger transaction with Southern Connecticut Bancorp.  One party submitted an initial indication of interest with respect to investing capital into Southern Connecticut Bancorp.

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On November 9, 2012, the board of directors of Southern Connecticut Bancorp met with Sterne Agee and its legal counsel, Day Pitney LLP (“Day Pitney”), to review the initial indications of interest received.  Sterne Agee reviewed the financial and non-financial aspects of each bid, including historical financial information regarding each potential party and the pro forma financial analysis of the financial impact of a merger on each potential merger partner.  Three of the four merger proposals specified a range of prices per share at which the bidding party would be interested in acquiring Southern Connecticut Bancorp.  Because of the close nature of the three highest bids and the potential risk of one or more bidders dropping out of the process, the Southern Connecticut Bancorp board of directors determined to allow three parties, Liberty, Company B and Company C, to conduct further due diligence including an on-site review of Southern Connecticut Bancorp.

All three parties initiated and completed their due diligence review in November 2012.

On December 7, 2012, Company C communicated verbally to Sterne Agee that, based on its additional due diligence, it was no longer interested in a business combination with Southern Connecticut Bancorp.

On December 13, 2012, the board of directors of Southern Connecticut Bancorp met with Day Pitney and Sterne Agee to review the final indications of interest from Liberty and Company B.  Liberty submitted an all cash offer, whereas Company B proposed a mixture of cash and stock consideration based on a fixed exchange ratio.  The board of directors of Southern Connecticut Bancorp considered the fixed exchange pricing and the ability of Southern Connecticut Bancorp shareholders to participate in any upside appreciation in Company B’s stock prior to the closing of a transaction compared to the 100% cash proposal of Liberty.  The board of directors also considered the risks and prospects of Southern Connecticut Bancorp remaining independent against the benefits of combining with a larger institution.  Based on all of these considerations, the board of directors of Southern Connecticut Bancorp determined the bids were too close to choose which proposal was superior and instructed Sterne Agee to contact the bidders and request that each party consider submitting a revised proposal to be considered at a special board meeting to be held on December 18, 2012.

On December 18, 2012, the board of directors of Southern Connecticut Bancorp met with Day Pitney and Sterne Agee to discuss the final proposals of Liberty and Company B. Liberty's final proposal was for a price per share that was higher than Company B's final proposal.  After careful consideration of such information and the ability of Liberty to consummate and integrate a merger transaction, the board of directors of Southern Connecticut Bancorp voted to select Liberty as the party with which Southern Connecticut Bancorp would negotiate going forward.

In December 2012 and January 2013, Southern Connecticut Bancorp, along with its advisors, received, reviewed and negotiated the terms of the merger agreement and related documents with Liberty and its advisors.

On January 16, 2013, the board of directors of Southern Connecticut Bancorp met with Day Pitney and Sterne Agee to review in detail the merger agreement.  Legal counsel discussed the fiduciary obligations of the board of directors with respect to merger transactions.  Also, at this meeting, representatives of Sterne Agee discussed with the board of directors a range of matters, including the matters set forth in “-Opinion of Southern Connecticut Bancorp’s Financial Advisor.”  After this discussion, Sterne Agee provided the board of directors its oral opinion, which it subsequently confirmed in writing, that as of the date of the merger agreement and based upon and subject to the considerations described in its opinion, the proposed merger consideration was fair, from a financial point of view to holders of Southern Connecticut Bancorp common stock.  Following the presentations, the board of directors engaged in discussions about the proposed transaction, the proposed merger agreement and other transaction documents and the effect of the transaction on the customers and employees of Southern Connecticut Bancorp.  Members of the board of directors asked its advisors about the proposed transaction and their fiduciary duties to shareholders.  After further reviewing the consideration per share offered by Liberty and after giving consideration to the other factors described under “Southern Connecticut Bancorp’s Reasons for the Merger,” the members of the board of directors of Southern Connecticut Bancorp unanimously voted to approve the merger agreement.

The transaction was announced after the close of the stock markets on the afternoon of January 16, 2013.

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Southern Connecticut Bancorp’s Reasons for the Merger

In reaching its decision to approve the merger agreement and related transactions and recommend their approval to shareholders, the Southern Connecticut Bancorp board of directors consulted with senior management, its financial advisor, Sterne Agee, and its legal counsel, Day Pitney LLP, and considered a number of factors, including, among others, the following, which are not presented in order of priority:

•
the business strategy and strategic plan of Southern Connecticut Bancorp, its prospects for the future, projected financial results, and expectations relating to the proposed merger, based on discussions with management of Southern Connecticut Bancorp;

•
a review of the risks and prospects of Southern Connecticut Bancorp remaining independent, including the challenges to maintaining a small community bank subsidiary in the prevailing financial and regulatory climate versus aligning Southern Connecticut Bancorp with a well capitalized, well run larger organization;

•
a review of the historical financial statements and condition of Southern Connecticut Bancorp and certain other internal information, primarily financial in nature, relating to the respective businesses, earnings and balance sheets of Southern Connecticut Bancorp;

•
the current and prospective regulatory environment in which Southern Connecticut Bancorp operates, including pursuant to the consent order between The Bank of Southern Connecticut and the Federal Deposit Insurance Corporation and the Connecticut Department of Banking described under “The Companies – Southern Connecticut Bancorp” beginning on page 17;

•	the potential advantages and disadvantages of cash consideration and the amount of the merger consideration, its premium to market and comparability with respect to other premiums;

•
the merger consideration which could reasonably be expected from other potential acquirers with apparent ability to consummate the acquisition of Southern Connecticut Bancorp, including bank holding companies and depository institutions that had expressed an interest in acquiring a community bank holding company such as Southern Connecticut Bancorp;

•	the relative financial strength of Liberty as a merger partner compared to other potential acquirers based on Liberty’s historical revenues and revenue expectations over the near and long term;

•	the ability of Liberty to pay the merger consideration;

•
the ability of Liberty to execute a merger transaction from a financial and regulatory perspective and its history of being able to successfully integrate merged institutions into its existing franchise;

•	the geographic fit and increased customer convenience of the branch networks of the combined entity;

•
the anticipated effect of the acquisition on Southern Connecticut Bancorp’s employees (including the fact that Liberty anticipates offering employment to substantially all of the employees of The Bank of Southern Connecticut following the consummation of the merger);

•
the effect on The Bank of Southern Connecticut’s customers and the communities served by The Bank of Southern Connecticut and Liberty’s longstanding history of serving the customers and communities through its own efforts and through the contributions of its charitable foundation;

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•
the terms of the merger agreement, including the representations and warranties of the parties, the covenants, the consideration, the benefits to The Bank of Southern Connecticut’s employees, the circumstances under which the Southern Connecticut Bancorp board of directors may consider a superior proposal, and the absence of burdensome contingencies in the merger agreement;

•	the increased legal lending limit available to borrowers by reason of the merger;

•	the likelihood of expeditiously obtaining the necessary regulatory approvals without unusual or burdensome conditions; and

•
the long-term and short-term interests of Southern Connecticut Bancorp and its shareholders, the interests of the employees, customers, creditors and suppliers of Southern Connecticut Bancorp, and community and societal considerations including those of the communities in which Southern Connecticut Bancorp maintains offices.

Based on the factors described above, the Southern Connecticut Bancorp board of directors determined that the merger with Liberty would be advisable and in the best interests of Southern Connecticut Bancorp shareholders and other constituencies and unanimously approved the merger agreement and related transactions contemplated by those documents.  In reaching its determination to approve and recommend the merger agreement and related transactions, the Southern Connecticut Bancorp board of directors did not assign any specific or relative weights to any of the factors listed above.  The Southern Connecticut Bancorp board weighed these factors against the potential risks of the merger.  These risks are discussed in the section of this document titled “Risk Factors Relating to the Merger” beginning on page 14.

Recommendation of the Southern Connecticut Bancorp Board of Directors

THE SOUTHERN CONNECTICUT BANCORP BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT SOUTHERN CONNECTICUT BANCORP SHAREHOLDERS VOTE “FOR” APPROVAL OF THE MERGER AGREEMENT.

Fairness Opinion of Southern Connecticut Bancorp’s Financial Advisor

Sterne Agee is acting as financial advisor to Southern Connecticut Bancorp in connection with the merger.  Sterne Agee is a nationally recognized investment banking firm with substantial expertise in transactions similar to the merger.  As part of its investment banking activities, Sterne Agee is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions.  Sterne Agee acted as financial advisor to Southern Connecticut Bancorp in connection with the proposed merger and participated in certain negotiations leading to the execution of the merger agreement. Sterne Agee had previously been engaged by and received compensation from Southern Connecticut Bancorp to provide financial advisory and capital raising services in June 2012.

On January 16, 2013, Sterne Agee rendered its oral opinion, which was subsequently confirmed in writing, to the Board of Directors of Southern Connecticut Bancorp that, as of such date, the per share consideration to be received by the holders of Southern Connecticut Bancorp common stock from Liberty in connection with the merger was fair to Southern Connecticut Bancorp shareholders as of that date, from a financial point of view.

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The full text of Sterne Agee’s written opinion dated January 16, 2013, which sets forth the assumptions made, procedures followed, matters considered and limitations of the review undertaken, is attached as Annex B to this proxy statement and is incorporated herein by reference.  Holders of Southern Connecticut Bancorp common stock are urged to read this opinion carefully and in its entirety in connection with this proxy statement.  The summary of the opinion of Sterne Agee set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion.  The opinion of Sterne Agee will not reflect any developments that may occur or may have occurred after the date of its opinion and prior to the completion of the merger.

Sterne Agee’s opinion speaks only as of the date of the opinion. The opinion is directed to the Southern Connecticut Bancorp board of directors and addresses only the fairness, from a financial point of view, of the consideration offered to the Southern Connecticut Bancorp shareholders. It does not address the underlying business decision to proceed with the merger and does not constitute a recommendation to any Southern Connecticut Bancorp shareholder as to how the shareholder should vote at the Southern Connecticut Bancorp Special Meeting on the merger or any related matter.

In connection with rendering its opinion on January 16, 2013, Sterne Agee:
•	Reviewed the merger agreement dated January 16, 2013;

•	Reviewed certain publicly-available financial and business information of Southern Connecticut Bancorp, Liberty and their affiliates which we deemed to be relevant;

•	Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities, liquidity and prospects of Southern Connecticut Bancorp and Liberty;

•	Reviewed materials detailing the merger prepared by Southern Connecticut Bancorp, Liberty and their affiliates and by their legal and accounting advisors;

•
Conducted conversations with members of senior management and representatives of both Southern Connecticut Bancorp and Liberty regarding the matters described in the above clauses, as well as their respective businesses and prospects before and after giving effect to the merger;

•	Compared certain financial metrics of Southern Connecticut Bancorp and Liberty to other selected banks and thrifts;

•	Analyzed the terms of the merger relative to selected prior mergers and acquisitions involving a depository institution as the selling entity;

•	Analyzed the impact of the merger on certain balance sheet and capital ratios of Liberty as of September 30, 2012;

•	Analyzed the consideration offered relative to Southern Connecticut Bancorp’s book value and tangible book value as of September 30, 2012;

•	Analyzed the consideration offered relative to Southern Connecticut Bancorp’s stand-alone estimated earnings per share for the projected fiscal years ending December 31, 2013 and 2014;

•	Reviewed the overall environment for depository institutions in the United States; and

•
Conducted such other financial studies, analyses and investigations and took into account such other matters as it deemed appropriate for purposes of its opinion, including its assessment of general economic, market and monetary conditions.

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In preparing the opinion, Sterne Agee assumed and relied upon, without independent verification, the accuracy and completeness of the information provided by Southern Connecticut Bancorp, Liberty and their affiliates for the purposes of the opinion. In addition, where appropriate, Sterne Agee relied upon publicly available information, without independent verification, that Sterne Agee believed to be reliable, accurate, and complete; however, Sterne Agee cannot guarantee the reliability, accuracy, or completeness of any such publicly available information.  Sterne Agee was not engaged to express, and is not expressing, any opinion with respect to any other transactions or alternative proposed transactions, if any, between Southern Connecticut Bancorp and Liberty. With respect to the financial forecasts supplied to Sterne Agee, Sterne Agee has assumed that they were reasonably prepared and reflect the best currently available estimates and judgments of Southern Connecticut Bancorp as to future operating and financial performance of Southern Connecticut Bancorp and its affiliates.  In addition, Sterne Agee has assumed that the merger agreement is a valid, binding and enforceable agreement upon the parties and their affiliates and will not be terminated or breached by either party.  Sterne Agee has also assumed that there have been no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of Southern Connecticut Bancorp, Liberty and their affiliates since either (i) the date of the last financial statements made available to Sterne Agee and (ii) the date of the merger agreement, and that no legal, political, economic, regulatory or other developments have occurred or will occur that will adversely affect these entities.  Sterne Agee did not make an independent evaluation of the assets or liabilities of Southern Connecticut Bancorp, Liberty or their affiliates, including, but not limited to, any derivative or off-balance sheet assets or liabilities. Sterne Agee has relied upon and assumed, without assuming any responsibility for independent verification, the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by Sterne Agee. Sterne Agee has assumed that all required governmental, regulatory, shareholder and third party approvals have or will be received in a timely fashion and without any conditions or requirements that could adversely affect the merger.

The projections furnished to Sterne Agee and used by it in certain of its analyses were prepared by Southern Connecticut Bancorp’s senior management teams. The projections were based on numerous variables and assumptions, which are inherently uncertain, including factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in the projections.

For purposes of rendering its opinion, Sterne Agee assumed that, in all respects material to its analyses:

•	the merger will be completed substantially in accordance with the terms set forth in the merger agreement with no additional payments or adjustments to the merger consideration;

•	The representations and warranties of each party in the merger agreement and in all related documents and instruments referred to in the merger agreement are true and correct;

•	each party to the merger agreement and all related documents will perform all of the covenants and agreements required to be performed by such party under such documents;

•	all conditions to the completion of the merger will be satisfied without any waiver; and

•
In the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the merger, no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, will be imposed that will have a material adverse effect on the future results of operations or financial condition of the combined entity or the contemplated benefits of the merger, including the cost savings and related expenses expected to result from the merger.

Sterne Agee further assumed that the merger will be accounted for as a purchase transaction under generally accepted accounting principles.

In performing its analyses, Sterne Agee made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, which are beyond the control of Sterne Agee, Southern Connecticut Bancorp and Liberty. Any estimates contained in the analyses performed by Sterne Agee are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. In addition, the Sterne Agee opinion was among several factors taken into consideration by the Southern Connecticut Bancorp board of directors in making its determination to approve the merger agreement and the merger. Consequently, the analyses described below should not be viewed as determinative of the decision of the Southern Connecticut Bancorp board of directors with respect to the fairness of the merger consideration.

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The following is a summary of the material analyses presented by Sterne Agee to the Southern Connecticut Bancorp board of directors on January 16, 2013, in connection with its fairness opinion. The summary is not a complete description of the analyses underlying the Sterne Agee opinion or the presentation made by Sterne Agee to the Southern Connecticut Bancorp board of directors, but summarizes the material analyses performed and presented in connection with such opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. In arriving at its opinion, Sterne Agee did not attribute any particular weight to any analysis or factor that it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. The financial analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the financial analyses. Accordingly, Sterne Agee believes that its analyses and the summary of its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying its analyses and opinion.

Summary of Proposal.

Sterne Agee reviewed the financial terms of the proposed merger, in which, pursuant to the terms of the merger agreement, each outstanding share of common stock of Southern Connecticut Bancorp will be converted into the right to receive an amount of cash equal to $3.76 per share payable upon surrender of the certificate that formerly evidenced such Southern Connecticut Bancorp shares.

Sterne Agee also considered additional shares of Southern Connecticut Bancorp restricted stock that were scheduled to vest prior to the consummation of the merger and adjusted Southern Connecticut Bancorp’s September 30, 2012 financial information to reflect the additional shares.  Based upon the financial information, as adjusted, at September 30, 2012, Sterne Agee calculated the following transaction ratios:

Transaction Value / Tangible Book Value per Share	89.8%
Transaction Value / Last Twelve Months Earnings per Share	NM
Tangible Equity Premium/(Discount) to Core Deposits	(1.3%)

Public Comparable Analysis.

Sterne Agee reviewed publicly available information related to comparable publicly traded banks and thrifts. The selected comparables included eleven companies involving banks and thrifts headquartered in the United States. Additionally, the selected comparables meet the following criteria:

•	The company’s total assets were between $100.0 million and $300.0 million;

•	The company’s non-performing assets to total assets ratio was between 4.0% and 10.0%;

•	The company’s last twelve months return on average assets ratio was less than 0.25%;

•	The company’s tangible common equity to tangible assets ratio was between 8.0% and 11.0%;

•	The company was not the target of announced merger; and

•	The company was not a mutual holding company.

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The comparables included in the analysis were:

Comparables
Carolina Trust Bank
Cardinal Bankshares Corporation
Central Federal Corporation
Virginia Community Bankshares, Inc.
Citizens Financial Corp.
Harvest Community Bank
Alaska Pacific Bancshares, Inc.
United Commerce Bancorp
Colonial Virginia Bank
Feliciana B&T Company
CCSB Financial Corp.

For each company, Sterne Agee derived and compared, among other things, the implied ratio of price per common share of each comparable company to:

•	Tangible book value per share of the comparable company based on the most recent reported financial statements of the company; and

•
Tangible equity premium to core deposits (total deposits less time deposits greater than $100,000) based on the most recent reported financial statements of the company (“Core Deposit Premium/(Discount)”).

The results of the analysis are set forth in the following table:

Market Data as of 1/4/13	Merger Consideration	Comparable Companies Minimum	Comparable Companies Median	Comparable Companies Maximum
Tangible Book Value	89.8%	29.6%	48.9%	86.0%
Core Deposit Premium/ (Discount)	(1.3%)	(9.2%)	(6.4%)	(5.3%)

Applying these comparable multiples to Southern Connecticut Bancorp’s adjusted September 30, 2012 period ended financials, results in the following implied Southern Connecticut Bancorp per share values:

		Comparable	Comparable	Comparable
	Merger	Companies	Companies	Companies
Market Data as of 1/4/13	Consideration	Minimum	Median	Maximum
Tangible Book Value	$3.76	$1.24	$2.05	$3.60
Core Deposit Premium/(Discount)	$3.76	$1.13	$2.05	$2.43

During the meeting of Southern Connecticut Bancorp’s board of directors on January 16, 2013, Sterne Agee noted that the offer price of $3.76 per share for Southern Connecticut Bancorp includes a control premium which is not reflected in the comparable companies’ per share values.  Sterne Agee stated that the excess of the $3.76 offer price over the comparable companies’ median and maximum values of $2.05 and $3.60, respectively, reflected an appropriate control premium range for the shares of Southern Connecticut Bancorp.  In its review of the Public Comparable Analysis, the board of directors considered the lack of any control premium associated with the comparable companies’ per share values.

No company used as a comparison in the above analysis is identical to Southern Connecticut Bancorp or Liberty. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies.

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Comparable Transaction Analysis.

Sterne Agee reviewed publicly available information related to comparable mergers and acquisitions.  The selected transactions included nine transactions announced from January 1, 2012 through December 31, 2012 involving target banks and thrifts headquartered in the United States.  Additionally, the selected transactions meet the following criteria at the time the transaction was announced:

•	Deal value information is publicly available;

•	Buyer was a bank or bank holding company or a thrift or thrift holding company;

•	The target company’s total assets were less than $300.0 million;

•	The target company’s non-performing assets to total assets ratio was between 4.0% and 10.0%; and

•	The target company’s last twelve months return on average assets ratio was less than 0.25%.

The transactions included in the analysis were:

Acquiror	Target
Liberty Bancorp, Inc.	Patriots Bank
Heritage Financial Corporation	Northwest Commercial Bank
SKBHC Holdings LLC	ICB Financial
Main Banc, Inc.	Bank 1st Financial Corporation
Drummond Banking Company	Williston Holding Company
Kopernik Federal Bank	Hull Federal Savings Bank
Horizon Bancorp	Heartland Bancshares, Inc.
CapStar Bank	American Security Bank and Trust Company
First Volunteer Corporation	Gateway Bancshares, Inc.

Transaction multiples for the merger were derived from an offer price of $3.76 per share for Southern Connecticut Bancorp. For each precedent transaction, Sterne Agee derived and compared, among other things, the implied ratio of price per common share paid for the acquired company to:

•	Tangible book value per share of the acquired company based on the most recent reported financial statements of the company available prior to the announcement of the acquisition; and

•	Core Deposit Premium/(Discount)

The results of the analysis are set forth in the following table:

		Comparable	Comparable	Comparable
	Merger	Transactions	Transactions	Transactions
Transaction Price to:	Consideration	Minimum	Median	Maximum
Tangible Book Value	89.8%	40.9%	78.5%	96.0%
Core Deposit Premium/(Discount)	(1.3%)	(7.3%)	(2.5%)	(0.1%)

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Applying these transaction multiples to Southern Connecticut Bancorp’s adjusted September 30, 2012 period ended financials results in the following implied Southern Connecticut Bancorp per share values:

		Comparable	Comparable	Comparable
Implied Transaction	Merger	Transactions	Transactions	Transactions
Value Per Share:	Consideration	Minimum	Median	Maximum
Tangible Book Value	$3.76	$1.71	$3.29	$4.02
Core Deposit Premium	$3.76	$1.75	$3.37	$4.15

No company or transaction used as a comparison in the above analysis is identical to Southern Connecticut Bancorp, Liberty or the merger. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies.

Net Present Value Analysis.

Sterne Agee performed an analysis that estimated the net present value per share of Southern Connecticut Bancorp common stock under various assumptions.  In performing this analysis, Sterne Agee used financial projections supplied by Southern Connecticut Bancorp’s management team for the years ending December 31, 2012 through December 31, 2016.   A range of net present values was determined by adding (1) the present value of projected excess cash flows from December 31, 2012 to December 31, 2016 and (2) the present value of the terminal value of Southern Connecticut Bancorp’s common stock as of December 31, 2016. In determining cash flows available to stockholders, Sterne Agee assumed that Southern Connecticut Bancorp would maintain a tangible common equity/tangible assets ratio of 8.00% and would retain sufficient earnings to maintain that level. Any earnings in excess of what would need to be retained represented excess cash flows. In calculating the terminal value of Southern Connecticut Bancorp, Sterne Agee applied multiples ranging from 10.0x to 14.0x net income for the twelve month period ending December 31, 2016. This resulted in the following range of net present values for Southern Connecticut Bancorp:

		Terminal Multiple
		10.0	x	12.3	x	14.0	x
Discount Rate	10.0%	$1.87		$2.23		$2.50
	11.0%	$1.81		$2.16		$2.42
	11.2%	$1.80		$2.15		$2.40
	12.0%	$1.76		$2.10		$2.34
	13.0%	$1.71		$2.03		$2.27

 During the meeting of Southern Connecticut Bancorp’s board of directors on January 16, 2013, Sterne Agee stated that the net present value analysis is a widely used valuation methodology but noted that it relies on numerous assumptions, including assets and earnings growth rates, terminal values and discount rates. The analysis did not purport to be indicative of the actual values or expected values of Southern Connecticut Bancorp.

Pro Forma Results and Capital Ratios.

Sterne Agee analyzed certain pro forma effects of the merger on the combined balance sheet and projected income statement for Southern Connecticut Bancorp and Liberty.  Assumptions regarding the accounting treatment, acquisition adjustments and cost savings were used to calculate the financial impact that the merger would have on certain projected financial results of Liberty.  The analysis indicated that, following the effects of the merger, Liberty would maintain capital ratios in excess of the regulatory guidelines for “well capitalized” status.

For all of the above analyses, the actual results achieved by Liberty following the merger will vary from the projected results, and the variations may be material.

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Sterne Agee acted as Southern Connecticut Bancorp’s financial advisor in connection with the merger and will receive a transaction fee of $250,000 for its services.  Southern Connecticut Bancorp has paid Sterne Agee a cash fee of $50,000 associated with Sterne Agee’s rendering of a fairness opinion and a cash fee of $25,000 associated with its previous engagement in June 2012.  The entire $75,000 of fees paid thus far will be credited against the transaction fee owed at the completion of the merger.  Additionally, Southern Connecticut Bancorp has also agreed to reimburse Sterne Agee for reasonable out-of-pocket expenses and disbursements incurred in connection with its retention and to indemnify it against certain liabilities, including liabilities under the federal securities laws.

In the ordinary course of its business as a broker-dealer, Sterne Agee may, from time to time, purchase securities from and sell securities to Southern Connecticut Bancorp, Liberty or their affiliates.

Projected Financial Information

Southern Connecticut Bancorp has not historically and does not currently, as a matter of course, publicly disclose projections as to its future financial performance or earnings for periods other than the current fiscal year due to the unpredictability of the underlying assumptions and estimates.

In mid-2012, Southern Connecticut Bancorp’s management prepared and provided multi-year financial projections of Southern Connecticut Bancorp’s operating performance and financial condition to its board of directors in connection with a capital plan that The Bank of Southern Connecticut was required to submit to the Federal Deposit Insurance Corporation and the Connecticut Department of Banking.  The projections were prepared as of June 30, 2012 and made available to Sterne Agee, which included a summary of the projections in the confidential information memorandum that was provided to the initial interested acquirers, including Liberty, after confidentiality agreements were executed with the interested acquirers.  The projections were also included in the virtual data room containing information on Southern Connecticut Bancorp that was accessible by Liberty and the other potential acquirers.  It is not known to what extent, if any, the projections were considered by Liberty and the other potential acquirers.

In late 2012, the projections were subsequently updated as of September 30, 2012 in connection with The Bank of Southern Connecticut’s filing of a revised capital plan with the Federal Deposit Insurance Corporation and the Connecticut Department of Banking.  The updated projections were only provided to Liberty since the board of directors of Southern Connecticut Bancorp had previously voted to select Liberty as the party with which Southern Connecticut Bancorp would continue negotiations subsequent to December 18, 2012.

Southern Connecticut Bancorp has included summaries of the projections as of June 30, 2012 and the projections as of September 30, 2012 in this proxy statement.  The inclusion of such summaries in this proxy statement should not be regarded as a representation by Southern Connecticut Bancorp, its board of directors, Liberty, Sterne Agee or any other person that it considered, or now considers, any of the projections to be necessarily representative of actual future results.

Southern Connecticut Bancorp believes that the assumptions used by its management as a basis for the projections were, in each case, reasonable at the time the projections were prepared, given information that Southern Connecticut Bancorp’s management had at the time of preparation.  However, except to the extent required by applicable federal securities laws, Southern Connecticut Bancorp does not intend, and expressly disclaims any responsibility, to update or otherwise revise the projections to reflect circumstances existing after the date when prepared or to reflect the occurrence of future events even in the event that any of the assumptions underlying the projections are shown to be in error.  The assumptions upon which these projections were based are subjective in many respects and are subject to various interpretations.

Although the projections are presented with numerical specificity, the projections reflect numerous assumptions with respect to industry performance, general business, economic, market, regulatory and financial conditions and other matters, all of which are difficult to predict and many of which are beyond Southern Connecticut Bancorp’s control.  The projections are also subject to significant uncertainties in connection with changes to Southern Connecticut Bancorp’s business and its financial condition and results of operations, and include numerous estimates and assumptions related to Southern Connecticut Bancorp’s business that are inherently subject to significant economic, political and competitive uncertainties, all of which are difficult to predict and many of which are beyond Southern Connecticut Bancorp’s control.  As a result, although the projections set forth below were prepared in good faith based upon assumptions believed to be reasonable at the time the projections were prepared, there can be no assurance that the projected results will be realized or that actual results will not be significantly higher or lower than projected.  Since the projections cover multiple years, such information by its nature becomes less reliable with each successive year.  For the foregoing reasons, the inclusion of projections in this proxy statement should not be regarded as an indication that such projections will be necessarily predictive of actual future events, and they should not be relied on as such.

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The projections were not prepared with a view to public disclosure and are included in this proxy statement only because such information was made available to Southern Connecticut Bancorp’s board of directors in connection with its consideration of a possible merger transaction, as well as to Liberty and its advisors, in whole or in part, in connection with their due diligence review of Southern Connecticut Bancorp. The projections were not prepared with a view to compliance with published guidelines of the SEC regarding projections, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information, or United States generally accepted accounting principles (“GAAP”). Furthermore, Southern Connecticut Bancorp’s independent registered public accounting firm has not examined, compiled or otherwise applied procedures to the projections and, accordingly, assumes no responsibility for, and expresses no opinion on, them.

The projections assume that Southern Connecticut Bancorp raises $2.0 million of additional equity capital necessary to support future growth. Other assumptions include minimal growth in 2012 in response to the need to focus on resolving troubled assets and restructuring parts of the balance sheet, as well as increases in the allowance for loan losses. The projections represent The Bank of Southern Connecticut’s stand-alone budget going forward, and do not include potential non-interest expense cost savings that could result from a merger.

The projections as of June 30, 2012 were as follows:

Financial Projections

($000s)	Actual FYE	Projected FYE,
	12/31/2011	12/31/2012	12/31/2013	12/31/2014

Interest Income	$7,109	$6,222	$6,677	$7,785
Interest Expense	1,945	1,071	981	1,519
Net Interest Income	5,164	5,151	5,696	6,266

Provision for Loan Losses	3,036	602	400	248

Total Non-interest Income	633	710	717	731

Total Non-interest Expense	5,386	5,221	5,355	5,622

Pre-Provision Net Revenue	411	640	1,058	1,374
Net Income before Taxes	(2,625)	38	658	1,126
Provision for Taxes	-	-	-	-
Effective Tax Rate (%)	0%	0%	0%	0%
Net Income to Common	$(2,625)	$38	$658	$1,126

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The updated projections as of September 30, 2012 were as follows:

Financial Projections

($000s)	Actual FYE	Projected FYE,
	12/31/2011	12/31/2012	12/31/2013	12/31/2014

Interest Income	$7,109	$6,176	$6,488	$7,218
Interest Expense	1,945	1,081	963	1,020
Net Interest Income	5,164	5,095	5,525	6,197

Provision for Loan Losses	3,036	440	484	254

Total Non-interest Income	633	655	678	702

Total Non-interest Expense	5,386	5,115	5,354	5,623

Pre-Provision Net Revenue	411	635	849	1,276
Net Income before Taxes	(2,625)	196	365	1,023
Provision for Taxes	-	-	-	-
Effective Tax Rate (%)	0%	0%	0%	0%
Net Income to Common	$(2,625)	$196	$365	$1,023

Readers of this proxy statement are cautioned not to place undue reliance on the projections set forth above. No one has made or makes any representation to you regarding the information included in the projections or the future financial results of Southern Connecticut Bancorp.

Deregistration of Southern Connecticut Bancorp Common Stock Following the Merger

If the merger is completed, Southern Connecticut Bancorp common stock will be deregistered under the Securities Exchange Act of 1934, as amended.

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INTERESTS OF SOUTHERN CONNECTICUT BANCORP DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER

Some of the members of Southern Connecticut Bancorp’s management and board of directors may be deemed to have interests in the merger that are in addition to their interests as shareholders of Southern Connecticut Bancorp generally.  The board of directors was aware of these interests and considered them in recommending that Southern Connecticut Bancorp shareholders approve the merger agreement and the transactions contemplated by the merger agreement.

Employment Agreements with Executive Officers

Southern Connecticut Bancorp and The Bank of Southern Connecticut are parties to employment agreements with Joseph J. Greco, Chief Executive Officer, Sunil Pallan, President and Senior Loan Officer, and Stephen V. Ciancarelli, Senior Vice President and Chief Financial Officer.

Pursuant to Mr. Greco’s employment agreement, in the event of a “Change-in-Control” as defined in Mr. Greco’s employment agreement, such as the merger with Liberty, Mr. Greco shall have “Good Reason” to voluntarily terminate his employment and Southern Connecticut Bancorp and The Bank of Southern Connecticut shall be obligated to pay Mr. Greco a lump sum payment equal to his then current annual base salary; provided, however, that no payment will be made to Mr. Greco if such payment would constitute a “golden parachute payment” and is made after the occurrence of certain events specified under regulations promulgated by the Federal Deposit Insurance Corporation (the “FDIC”), including the determination by the FDIC that The Bank of Southern Connecticut is in “troubled condition.”  Any lump sum payment made to Mr. Greco is also subject to claw back by Southern Connecticut Bancorp and The Bank of Southern Connecticut if it is later determined that Mr. Greco committed or is substantially responsible for certain acts or omissions prohibited under regulations promulgated by the FDIC.  Mr. Greco will also be entitled to receive such individual and/or family health benefits coverage for a period of twelve months following his termination (or such other period prescribed by the then applicable COBRA law), with Southern Connecticut Bancorp, The Bank of Southern Connecticut and Mr. Greco paying the same portion of the cost of such coverage as existed at the time of his termination.

 Pursuant to Mr. Pallan’s employment agreement, in the event (i) Southern Connecticut Bancorp and The Bank of Southern Connecticut enter into a “Business Combination” as defined in Mr. Pallan’s employment agreement, such as the merger with Liberty, and (ii) Mr. Pallan (a) is not offered the same position at his current base salary with the surviving entity, (b) determines in his sole discretion that the position offered by the surviving entity is inconsistent with his current position, including diminution in title, authority, duties or responsibilities, (c) has his office relocated more than 25 miles from its current location or (d) is terminated within 2 years following the “Business Combination,” Mr. Pallan will be entitled to receipt of a lump sum payment equal to his then current annual base salary; provided, however, that no payment will be made to Mr. Pallan if such payment would constitute a “golden parachute payment” and is made after the occurrence of certain events specified under regulations promulgated by the FDIC, including the determination by the FDIC that The Bank of Southern Connecticut is in “troubled condition.” Any lump sum payment made to Mr. Pallan is also subject to claw back by Southern Connecticut Bancorp and The Bank of Southern Connecticut if it is later determined that Mr. Pallan committed or is substantially responsible for certain acts or omissions prohibited under regulations promulgated by the FDIC.

Pursuant to Mr. Ciancarelli’s employment agreement, in the event (i) Southern Connecticut Bancorp and The Bank of Southern Connecticut enter into a “Business Combination” as defined in the employment agreements, such as the merger with Liberty, and (ii) Mr. Ciancarelli (a) is not offered the same position at his current base salary with the surviving entity, (b) determines in his sole discretion that the position offered by the surviving entity is inconsistent with his current position, including diminution in title, authority, duties or responsibilities, (c) has his office relocated more than 25 miles from its current location or (d) is terminated within 2 years following the “Business Combination,” Mr. Ciancarelli will be entitled to receipt of a lump sum payment equal to his then current annual base salary; provided, however, that no payment will be made to Mr. Ciancarelli if such payment would constitute a “golden parachute payment” and is made after the occurrence of certain events specified under regulations promulgated by the FDIC, including the determination by the FDIC that The Bank of Southern Connecticut is in “troubled condition.” Any lump sum payment made to Mr. Ciancarelli is also subject to claw back by Southern Connecticut Bancorp and The Bank of Southern Connecticut if it is later determined that Mr. Ciancarelli committed or is substantially responsible for certain acts or omissions prohibited under regulations promulgated by the FDIC.

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The following table sets forth the estimated potential severance benefits to Southern Connecticut Bancorp’s named executive officers on termination of employment in connection with a change in control. This table does not include the value of benefits that the named executive officers are vested in without regard to the occurrence of a change in control.

Executive	Cash($)(1)	Equity($)	Pension/ NQDC($)	Perquisites/ Benefits($)(2)	Tax Reimburse-ments($)	Other ($)	Total ($)
Joseph J. Greco	$245,000	$—	$—	$21,100	$—	$—	$266,100
Sunil Pallan	$175,000	$—	$—-	$—-	$—	$—	$175,000
Stephen V. Ciancarelli	$165,000	$—	$—	$—	$—	$—	$165,000
___________________________
(1)	Assumes date of termination of employment in connection with a change in control is June 21, 2013.
(2)	Consists of projected employer premiums of $21,100 for twelve months of medical and dental insurance coverage continuation.

Indemnification

Pursuant to the merger agreement, Liberty has agreed to indemnify the directors of Southern Connecticut Bancorp as provided under applicable state or federal law and under Southern Connecticut Bancorp’s certificate of incorporation and bylaws.

Directors’ and Officers’ Insurance

Liberty has agreed to provide Southern Connecticut Bancorp’s officers and directors with directors’ and officers’ liability insurance coverage on terms not less favorable than the terms of Southern Connecticut Bancorp’s current directors’ and officers’ liability insurance for six years following the effective date of the merger for errors and omissions committed by an officer or director in his or her capacity as such and that occurred prior to the effective date of the merger.  Under the terms of the merger agreement, the aggregate cost of the insurance extension may not exceed $132,000.

Advisory Board

In accordance with the merger agreement, Liberty shall establish an advisory board to facilitate Liberty’s expansion in the New Haven, Connecticut marketplace following completion of the merger.  Liberty shall invite board members of Southern Connecticut Bancorp to serve on the advisory board.  Each member of the advisory board who is not an employee of Liberty shall receive reasonable compensation as set by the board of directors of Liberty for attendance at quarterly meetings of the advisory board.  The initial compensation to be provided members of the advisory board shall be $250 per meeting attended.

Stock Ownership and Voting Power

As of the record date, the directors and executive officers of Southern Connecticut Bancorp beneficially owned approximately 7.06% of the total outstanding shares of common stock of Southern Connecticut Bancorp entitled to vote at the special meeting.

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THE MERGER AGREEMENT

The following is a brief summary of the significant provisions of the merger agreement by and among Liberty and Southern Connecticut Bancorp and The Bank of Southern Connecticut.  The summary is not complete and is qualified in its entirety by reference to the merger agreement, which is attached to this document as Annex A and is incorporated into this document by reference.  You should read the entire merger agreement carefully and in its entirety.

Structure of the Merger

The merger agreement provides for the merger of a subsidiary of Liberty with and into Southern Connecticut Bancorp, with Southern Connecticut Bancorp being the surviving corporation, followed immediately by the merger of Southern Connecticut Bancorp with and into Liberty, with Liberty being the surviving bank.  This will result in Liberty owning all the assets and liabilities of Southern Connecticut Bancorp.  Separately, The Bank of Southern Connecticut will merge with and into Liberty, with Liberty being the surviving bank.

Closing of the Merger

The closing of the merger will occur on a date determined in the sole discretion of Liberty upon five business day’s prior written notice to Southern Connecticut Bancorp and The Bank of Southern Connecticut, but in no event later than 30 days after the last condition precedent to the merger has been fulfilled or waived, or such other date as Southern Connecticut Bancorp, The Bank of Southern Connecticut and Liberty shall mutually agree.  The merger will become effective upon the filing of the merger agreement and the approval of the Commissioner of the Connecticut Department of Banking with the Secretary of the State of Connecticut.

We currently expect that the merger will become effective during the second quarter of 2013 or as soon thereafter as practicable; however, because the merger is subject to a number of conditions, we cannot predict the actual timing.

Merger Consideration

In the merger, each outstanding share of Southern Connecticut Bancorp common stock will be converted into the right to receive $3.76 in cash and each outstanding option to acquire shares of Southern Connecticut Bancorp common stock will be cancelled and converted into the right to receive cash equal to the product of (i) the positive difference, if any, between $3.76 and the exercise price of such option multiplied by (ii) the number of shares of Southern Connecticut Bancorp common stock underlying such option.

Exchange of Southern Connecticut Bancorp Stock Certificates for Cash

On or before the closing date of the merger, Liberty will cause to be delivered to the exchange agent (which will be selected by Liberty and reasonably acceptable to Southern Connecticut Bancorp), an amount of cash sufficient to pay the aggregate amount of cash payable to all holders of Southern Connecticut Bancorp common stock and options.

Within five days following the effective time of the merger, the exchange agent will mail to each Southern Connecticut Bancorp shareholder of record at the effective time of the merger a letter of transmittal and instructions for use in surrendering the shareholder’s Southern Connecticut Bancorp stock certificates.  When such Southern Connecticut Bancorp shareholders deliver their Southern Connecticut Bancorp stock certificates to the exchange agent along with a properly completed and duly executed letter of transmittal and any other required documents, the Southern Connecticut Bancorp shareholders will receive, in exchange, a check representing the amount of cash that they are entitled to receive in respect of the stock certificates surrendered.

The surrendered stock certificates will then be cancelled.

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A check will be issued in a name other than the name in which a surrendered Southern Connecticut Bancorp stock certificate is registered only if the exchange agent is presented with all documents required to show and effect the unrecorded transfer of ownership, together with evidence that any applicable stock transfer taxes have been paid.

Stock Options

In the merger, each outstanding option to purchase Southern Connecticut Bancorp common stock which has not been previously exercised or cancelled, whether vested or unvested, will be converted to the right to receive the positive difference between $3.76 and the exercise price multiplied by the number of shares of common stock which the option entitled the holder to purchase.

Conditions to the Merger

The obligations of Southern Connecticut Bancorp and Liberty to complete the merger are subject to the fulfillment of the following conditions:

•	the merger agreement has been approved by the requisite vote of the shareholders of Southern Connecticut Bancorp and The Bank of Southern Connecticut;

•
Neither Liberty, Southern Connecticut Bancorp or The Bank of Southern Connecticut shall be subject to any order, decree or injunction which enjoins or prohibits the consummation of the transactions contemplated by the merger agreement; and

•
All necessary approvals, authorizations and consents of all governmental authorities required to consummate the transactions contemplated by the merger agreement have been obtained and all waiting periods have expired, and none of the approvals, authorizations or consents shall include any condition or requirement that would, in the good faith reasonable judgment of the board of directors of Liberty, materially and adversely affect the business, operations, financial condition, property or assets of the combined enterprise of Southern Connecticut Bancorp and Liberty or otherwise materially impair the value of Southern Connecticut Bancorp to Liberty.

In addition, the obligation of Liberty to complete the merger is subject to the fulfillment or written waiver, where permissible, of the following conditions:

•
each of the representations and warranties of Southern Connecticut Bancorp contained in the merger agreement shall be true and correct in all material respects as of the date of the merger agreement and as of the closing date of the merger, unless the failure of those representations and warranties to be true and correct does not constitute, individually or in the aggregate, a material adverse effect on Southern Connecticut Bancorp, taken as a whole;

•
Southern Connecticut Bancorp and The Bank of Southern Connecticut shall have performed in all material respects all obligations and complied in all material respects with all agreements and covenants of Southern Connecticut Bancorp and The Bank of Southern Connecticut required to be performed under the merger agreement at or prior to the closing date of the merger, unless the failure to perform or comply does not, individually or in the aggregate, have a material adverse effect on Southern Connecticut Bancorp and The Bank of Southern Connecticut, taken as a whole, or materially adversely affect consummation of the merger and the other transactions contemplated by the merger agreement;

•
Southern Connecticut Bancorp and The Bank of Southern Connecticut shall have obtained any and all material permits, authorizations, consents, waivers, clearances or approvals required for the lawful consummation of the merger and the transactions contemplated by the merger agreement, unless the failure to obtain these would not have a material adverse effect on Southern Connecticut Bancorp and The Bank of Southern Connecticut, taken as a whole;

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•
since September 30, 2012, no event has occurred or circumstance has arisen that, individually or in the aggregate, has had or is reasonably likely to have a material adverse effect on Southern Connecticut Bancorp or The Bank of Southern Connecticut; and

•
Any order or supervisory action by any bank regulator, the Securities and Exchange Commission or the NYSE MKT received by Southern Connecticut Bancorp or The Bank of Southern Connecticut must not be applicable to Liberty.

The obligations of Southern Connecticut Bancorp to complete the merger are subject to the fulfillment or written waiver, where permissible, of the following additional conditions:

•
each of the representations and warranties of Liberty contained in the merger agreement shall be true and correct in all material respects as of the date of the merger agreement and as of the closing date of the merger, unless the failure of those representations and warranties to be true and correct does not constitute, individually or in the aggregate, a material adverse effect on Liberty;

•
Liberty shall have performed in all material respects all obligations and complied in all material respects with all agreements and covenants of Liberty required to be performed under the merger agreement at or prior to the closing date of the merger, unless the failure to perform or comply does not, individually or in the aggregate, have a material adverse effect on Liberty or materially adversely affect consummation of the merger and the other transactions contemplated by the merger agreement;

•
Liberty shall have obtained any and all material permits, authorizations, consents, waivers, clearances or approvals required for the lawful consummation of the merger and the transactions contemplated by the merger agreement, unless the failure to obtain these would not have a material adverse effect on Liberty and its subsidiaries, taken as a whole; and

•	Liberty shall have delivered to the exchange agent an amount of cash sufficient to pay the aggregate amount of cash payable to all holders of Southern Connecticut Bancorp common stock and options.

“Material adverse effect,” when used in reference to Southern Connecticut Bancorp or Liberty, means any effect that (i) is material and adverse to the financial condition, results of operations or business of Southern Connecticut Bancorp and The Bank of Southern Connecticut, taken as a whole, or Liberty and its subsidiaries, taken as a whole, or (ii) materially impairs the ability of either Southern Connecticut Bancorp or Liberty to consummate the transactions contemplated by the merger agreement.  However, “material adverse effect” shall not be deemed to include the impact of:

•	changes in laws and regulations affecting banks and their holding companies generally;
•	changes in Generally Accepted Accounting Principles or regulatory accounting principles generally applicable to banks;

•	actions and omissions of either party taken with the prior written consent of the other party;

•	changes in economic conditions affecting financial institutions generally, including but not limited to changes in market interest rates or the projected future interest rate environment;

•	the direct effects of compliance with the merger agreement on the operating performance of the parties;

•	any facts or circumstances existing on the date of the merger agreement that were disclosed on the disclosure schedules of the parties; and

•	expenses incurred in connection with the merger agreement and the transactions contemplated thereby consistent with those expenses disclosed to Liberty in the merger agreement.

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Termination

The merger agreement may be terminated at any time prior to the closing and the transactions contemplated by the merger agreement terminated as follows:

•	by mutual written consent of the parties;

•
by Liberty or Southern Connecticut Bancorp if the other party has breached any of its representations or warranties contained in the merger agreement (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement), and the breach cannot be cured prior to the closing or has not been cured within 30 days of written notice of the breach;

•
by Liberty or Southern Connecticut Bancorp if the other party has failed to perform or comply with any of its covenants or agreements contained in the merger agreement (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement), and the failure cannot be cured prior to the closing or has not been cured within 30 days of written notice of the breach;

•
by Liberty or Southern Connecticut Bancorp if the merger has not occurred on or before August 30, 2013, provided that such date shall be automatically extended to September 30, 2013 if all required regulatory approvals and non-objections of regulatory authorities have not been received by June 28, 2013 and both parties are acting in good faith to obtain such approvals and non-objections, unless the failure of the merger to occur on or before such date was due to the terminating party’s breach of any obligations under the merger agreement;

•
by Liberty or Southern Connecticut Bancorp if Southern Connecticut Bancorp shareholders have voted at the Special Meeting and the required vote to approve the merger agreement, the merger and the transactions contemplated by the merger agreement has not been obtained;

•
by Liberty or Southern Connecticut Bancorp if final action has been taken by any regulatory authority whose approval or non-objection is required for connection with the merger agreement or the transactions contemplated by the merger agreement, which final action has become nonappealable action and does not approve or state a non-objection to the merger agreement or the transactions contemplated by the merger agreement; if any regulatory authority whose approval or non-objection is required in connection with the merger agreement or the transactions contemplated by the merger agreement has stated in writing that it will not issue the required approval or non-objection; or if any court or governmental entity has issued a final nonappealable order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the merger and the transactions contemplated by the merger agreement;

•
by Southern Connecticut Bancorp if the conditions precedent to its obligations to consummate the merger and the transactions contemplated by the merger agreement cannot be satisfied or fulfilled by June 28, 2013, provided that if all required regulatory approvals have not been received and both parties are acting in good faith to obtain such approvals, such date shall automatically be extended to September 30, 2013 (provided that Southern Connecticut Bancorp is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement);

•
by Liberty or Southern Connecticut Bancorp if any of the conditions precedent to the obligations of such party to consummate the merger or the transactions contemplated by the merger agreement cannot be satisfied or fulfilled by August 30, 2013 or September 30, 2013 if required regulatory approvals have not been received and both parties are acting in good faith to obtain such approvals (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement);

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•
by Liberty if at any time prior to the Special Meeting, the Southern Connecticut Bancorp board fails to recommend approval of the merger agreement, withdraws such recommendation or changes such recommendation in a manner adverse to Liberty or has failed to call or hold the Special Meeting by May 31, 2013;

•
by Liberty if a tender or exchange offer for 25% or more of the Southern Connecticut Bancorp common stock is commenced and the Southern Connecticut Bancorp board recommends that Southern Connecticut Bancorp shareholders tender their shares in such tender or exchange offer or otherwise fails to recommend within ten business days that Southern Connecticut Bancorp shareholders reject such tender or exchange offer; and

•
by Southern Connecticut Bancorp at any time prior to the special meeting in connection with entering into an acquisition agreement with respect to a superior proposal, but only if, after five business days after Liberty’s receipt of written notice from Southern Connecticut Bancorp advising Liberty that it is prepared to enter an agreement with respect to the superior proposal, Liberty does not make an offer to Southern Connecticut Bancorp. that the Southern Connecticut Bancorp board determines is at least as favorable as the superior proposal.  A “superior proposal” means any offer or proposal involving Southern Connecticut Bancorp in (i) any merger, consolidation, business combination or similar transaction, (ii) any sale, lease or other disposition of 25% or more of its consolidated assets, (iii) any tender or exchange offer for 25% or more of the Southern Connecticut Bancorp common stock or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing that the Southern Connecticut Bancorp board determines in good faith is at least as likely to be consummated, and if consummated, would result in a transaction more favorable to Southern Connecticut Bancorp shareholders from a financial point of view than the merger.

Termination Fee

Under the terms of the merger agreement, Southern Connecticut Bancorp must pay Liberty a termination fee of $450,000 if:

(a)           The merger agreement is terminated:

•
by Liberty as a result of the Southern Connecticut Bancorp board of directors’ (i) failure at any time prior to the Special Meeting to recommend approval of the merger agreement, (ii) withdrawal of such recommendation, (iii) changing of such recommendation in a manner adverse to Liberty or (iv) failure to call or hold the Special Meeting;

•
by Liberty as a result of the commencement of a tender or exchange offer for 25% or more of the Southern Connecticut Bancorp common stock and the recommendation of the Southern Connecticut Bancorp board of directors that Southern Connecticut Bancorp shareholders tender their shares in such tender or exchange offer or the Southern Connecticut Bancorp board of directors otherwise fails to recommend within ten business days that Southern Connecticut Bancorp shareholders reject such tender or exchange offer; or

•
by Southern Connecticut Bancorp at any time prior to the Special Meeting in connection with Southern Connecticut Bancorp entering into an acquisition agreement with respect to a superior proposal, but only if, after five business days after Liberty’s receipt of written notice from Southern Connecticut Bancorp advising Liberty that it is prepared to enter an agreement with respect to the superior proposal, Liberty does not make an offer to Southern Connecticut Bancorp that the Southern Connecticut Bancorp board determines is at least as favorable as the superior proposal.

(b)           The merger agreement is terminated for any of the following reasons and an acquisition proposal is publicly announced or otherwise communicated to Southern Connecticut Bancorp prior to the termination of the merger agreement in the case of the first two reasons below and prior to the taking of the vote of shareholders of Southern Connecticut Bancorp at the Special Meeting in the case of the third reason below:

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•
by Liberty as a result of the breach by Southern Connecticut Bancorp of any of its representations or warranties contained in the merger agreement (provided that Liberty is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement), and the breach cannot be cured prior to the closing or has not been cured within 30 days of written notice of the breach;

•
by Liberty as a result of the failure by Southern Connecticut Bancorp to perform or comply with any of its covenants or agreements contained in the merger agreement (provided that Liberty is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement), and the failure cannot be cured prior to the closing or has not been cured within 30 days of written notice of the breach; or

•
by Liberty or Southern Connecticut Bancorp because the Southern Connecticut Bancorp shareholders have voted at the Special Meeting and the required approval of the merger agreement, the merger and the transactions contemplated by the merger agreement has not been obtained.

An “acquisition proposal” means any proposal or offer with respect to (i) any merger, consolidation, business combination or similar transaction, (ii) any sale, lease or other disposition of 25% or more of its consolidated assets, (iii) any tender or exchange offer for 25% or more of the Southern Connecticut Bancorp common stock or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

Under the circumstances set forth in clause (a) above, Southern Connecticut Bancorp shall pay Liberty a termination fee of $450,000 within three business days of the termination of the merger agreement.  Under the circumstances set forth in clause (b) above, Southern Connecticut Bancorp shall pay Liberty a termination fee of $225,000 within three business days of the termination of the merger agreement and, if within one year of such termination, Southern Connecticut Bancorp or The Bank of Southern Connecticut enters into an agreement with respect to, or consummates, an acquisition transaction, Southern Connecticut Bancorp shall pay Liberty a termination fee of an additional $225,000 within three business days of the date of execution or consummation of the acquisition agreement.  An “acquisition transaction” means any  (i) merger, consolidation, business combination or similar transaction, (ii) any sale, lease or other disposition of 25% or more of its consolidated assets or (iii) any tender or exchange offer for 25% or more of the Southern Connecticut Bancorp common stock.

In addition, in the event of a termination by Liberty or Southern Connecticut Bancorp if the other party has:

•
breached any of its representations or warranties contained in the merger agreement (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement), and the breach cannot be cured prior to the closing or has not been cured within 30 days of written notice of the breach; or

•
failed to perform or comply with any of its covenants or agreements contained in the merger agreement (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement), and the failure cannot be cured prior to the closing or has not been cured within 30 days of written notice of the breach, as a result of the willful conduct or gross negligence of the breaching party, the breaching party shall pay to the other party up to $350,000 of documented reasonable out-of-pocket costs and expenses incurred in connection with entering the merger agreement and the carrying out of the acts contemplated by the merger agreement.

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No Solicitation

Southern Connecticut Bancorp has agreed that neither it nor its subsidiaries, and has agreed to use its best efforts in good faith to cause its and any subsidiaries’ respective officers, directors, employees, investment bankers, financial advisors, attorneys, accountants, affiliates and other of its agents (which Southern Connecticut Bancorp sometimes refers to as its representatives), not to, directly or indirectly:

•	initiate, solicit, knowingly encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to an acquisition proposal; or

•
engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an acquisition proposal, or knowingly facilitate any effort or attempt to make an acquisition proposal.

However, neither Southern Connecticut Bancorp nor its board of directors is prohibited from (i) providing information in response to a request from a person who has made an unsolicited bona fide written acquisition proposal if the person enters a confidentiality agreement; (ii) engaging in any negotiations or discussions with any person who has made an unsolicited bona fide written acquisition proposal or (iii) recommending such an acquisition proposal to Southern Connecticut Bancorp shareholders if:

•
the Southern Connecticut Bancorp board of directors determines in good faith, after consultation with outside counsel, that such action is required for the directors to comply with their fiduciary duties under applicable law; and

•
the Southern Connecticut Bancorp board of directors determines in good faith, after consultation with its financial advisor, that such acquisition proposal, if accepted, is at least as reasonably likely to be consummated as the merger and if consummated, would result in a transaction more favorable to Southern Connecticut Bancorp shareholders from a financial point of view than the merger (a “superior proposal”).

Southern Connecticut Bancorp has agreed to immediately, within 24 hours, notify Liberty if any such inquiries, proposals or offers are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with Southern Connecticut Bancorp or any of its representatives.  Any such notice will identify the person making such inquiry, proposal or offer and the substance thereof.  Southern Connecticut Bancorp is also required to keep Liberty informed of any material developments with respect thereto immediately upon the occurrence thereof.

If the Southern Connecticut Bancorp board of directors determines in good faith, after consultation with its financial advisor and upon advice from outside counsel, that it desires to accept a superior proposal, it shall notify Liberty in writing that it intends to terminate the merger agreement in order to enter into an agreement with respect to, or recommend acceptance of, the superior proposal, identifying all the material terms and conditions of the superior proposal and identifying the person making the superior proposal.  Liberty shall have 5 business days to respond to the notice.  If Liberty, within such 5 business days, notifies Southern Connecticut Bancorp in writing that it shall increase the merger consideration to an amount at least equal to that of the superior proposal, then Southern Connecticut Bancorp may not enter into an acquisition agreement with respect to the superior proposal nor may the Southern Connecticut Bancorp board of directors recommend to Southern Connecticut Bancorp shareholders acceptance of the superior proposal.  However, if the Southern Connecticut Bancorp board of directors determines in good faith, upon the advice of its financial advisor and outside counsel, that the Liberty proposal is not at least equal to the superior proposal, Southern Connecticut Bancorp may terminate the merger agreement in order to execute an acquisition agreement with respect to, or recommend to Southern Connecticut Bancorp shareholders acceptance of, the superior proposal.

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Southern Connecticut Bancorp Shareholders Meeting

Southern Connecticut Bancorp has agreed, in accordance with Connecticut law and its certificate of incorporation and bylaws, as promptly as reasonably practicable, to call, give notice of, convene and hold a meeting of its shareholders to approve the merger agreement and the transactions contemplated thereby.  Southern Connecticut Bancorp has also agreed, subject to the fiduciary duty of the Southern Connecticut Bancorp board of directors as advised by counsel, to recommend to Southern Connecticut Bancorp shareholders approval of the merger agreement and the transactions contemplated thereby and oppose any third party proposal or other action that is inconsistent with the merger agreement and the transactions contemplated thereby.

Directors’ and Officers’ Insurance

Liberty has agreed to maintain in effect for six years after the effective time of the merger the current directors’ and officers’ liability insurance policies maintained by Southern Connecticut Bancorp, subject to Liberty’s right to substitute policies with at least the same coverage containing terms and conditions which are not materially less favorable, with regard to matters occurring before the effective time of the merger.  Alternatively, Liberty may purchase “tail coverage” for a period of six years with coverage containing terms and conditions which are not less favorable than in Southern Connecticut Bancorp’s current policies.  However, Liberty is not required to expend in excess of $132,000 for such coverage.

In addition, Liberty has agreed to indemnify, defend and hold harmless each present or past director of Southern Connecticut Bancorp against all losses, claims, damages, costs, expenses (including reasonable attorney's fees), liabilities or judgments or amounts that are paid in settlement of or in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, investigative or administrative, in which such director is, or is threatened to be made, a party or witness in whole or in part on or arising in whole or in part out of the fact that such person is or was a director of Southern Connecticut Bancorp or any of its subsidiaries if such matter pertains to any fact arising, existing or occurring at or before the merger, as provided under applicable state or federal law and under Southern Connecticut Bancorp’s certificate of incorporation and bylaws.  Liberty shall pay expenses in advance of the final disposition of any such action or proceeding to the full extent permitted by applicable state or federal law upon receipt of an undertaking by the director to repay such advance payments if the director shall be adjudicated or determined not to be entitled to indemnification.

Conduct of Business Pending the Merger

Pursuant to the merger agreement, Southern Connecticut Bancorp has agreed that, until the effective time of the merger, Southern Connecticut Bancorp and its subsidiaries will:

•	operate its business in the usual, regular and ordinary course;

•
use reasonable best efforts in good faith to preserve intact its business organization and assets, keep available the present services of its employees, maintain its rights and franchises, and preserve the goodwill of its customers and others with whom business relationships exist; or

•
not voluntarily take any action that would or be reasonably likely to (i) adversely affect the ability of either Southern Connecticut Bancorp or The Bank of Southern Connecticut to obtain any necessary regulatory approvals required for the transactions contemplated by the merger agreement or increase the period of time necessary to obtain such approvals or (ii) adversely affect its ability to perform any of its covenants or agreements under the merger agreement.

Also pursuant to the merger agreement, Southern Connecticut Bancorp has agreed that until the effective time of the merger, except as specifically permitted or required by the merger agreement and except to the extent required by law or regulation or any governmental entity, or as consented to in writing by Liberty, Southern Connecticut Bancorp and its subsidiaries will not:

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•	change or waive any provision of Southern Connecticut Bancorp’s certificate of incorporation or The Bank of Southern Connecticut’s charter or their bylaws, except as required by law;

•	change the number of shares of its authorized capital stock;

•
issue any capital stock or issue or grant or accelerate the vesting of any option, restricted stock award, warrant, call, commitment, subscription, right to purchase or agreement of any character relating to the authorized or issued capital stock of Southern Connecticut Bancorp or any of its subsidiaries, or any securities convertible into shares of such stock; except that Southern Connecticut Bancorp may issue shares of Southern Connecticut Bancorp common stock or permit treasury shares to become outstanding to satisfy currently outstanding and fully vested options in accordance with the terms of the Southern Connecticut Bancorp equity plans;

•	effect any recapitalization, reclassification, stock dividend, stock split or like change in capitalization, or redeem, repurchase or otherwise acquire any shares of its capital stock;

•	declare or pay any dividends or other distributions with respect to Southern Connecticut Bancorp common stock;

•
enter into or terminate any contract or agreement (including without limitation any settlement agreement with respect to litigation) except in the ordinary course of business or as disclosed by Southern Connecticut Bancorp in its disclosure schedules to the merger agreement;

•
incur any liabilities or obligations (excluding customer deposit accounts, retail repurchase agreements, Federal Home Loan Bank advances and federal funds purchased with securities sold under agreement to repurchase in the ordinary course of business consistent with parameters established with Liberty’s Chief Financial Officer and consistent with prudent management and past practices of Southern Connecticut Bancorp) in excess of $10,000 individually or $25,000 in the aggregate, whether directly or by way of guaranty, including any obligation for borrowed money whether or not evidenced by a note, bond, debenture or similar instrument;

•
make any capital expenditures in excess of $5,000 individually or $10,000 in the aggregate, except (i) pursuant to binding commitments existing on the date of the merger agreement as disclosed by Southern Connecticut Bancorp in its disclosure schedules to the merger agreement and (ii) expenditures reasonable and necessary to maintain assets in good repair;

•
except for commitments issued prior to the date of the merger agreement which have not expired and renewals of existing credit facilities which are not rated Special Mention or a more severe risk rating that were disclosed by Southern Connecticut Bancorp in its disclosure schedules to the merger agreement, make any new loan (including leasing transactions) or other credit facility commitment or increase any loan or other credit facility commitment to any borrower or group of affiliated borrowers in excess of the following limitations without prior consultation with and approval from Liberty's Chief Lending Officer:

•	residential first mortgage loans which do not fully conform to secondary market underwriting standards;
•	owner occupied and/or “under contract” residential construction loan in excess of $250,000;
•	commercial and industrial loan in excess of $100,000 or $200,000 if properly secured with real estate collateral;
•	commercial real estate loan in excess of $200,000 for owner-occupied and in excess of $100,000 for non-owner occupied;
•	commercial construction loan in excess of $100,000;
•	consumer loans (including home equity loans) in excess of $25,000;
•	residential development, acquisition, and construction loan in excess of $75,000;
•	renewal of existing lines of credit subject to Special Mention or a more severe risk rating; and
•	loans of new monies to borrowers or borrowing relationships with Special Mention or higher risk rated credits in any amount.

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•
except as disclosed by Southern Connecticut Bancorp in its disclosure schedules to the merger agreement, grant any increase in rates of compensation to its non-officer employees other than in the ordinary course of business consistent with past practice provided that no such increase shall result in an annual adjustment of more than 3% without prior consultation with and approval from Liberty’s Senior Vice President of Human Resources or Liberty’s Chief Financial Officer; grant any increase in rates of compensation to, or pay or agree to pay any bonus or severance to, or provide any other new employee benefit or incentive to its directors or to its officers except for non-discretionary payments required by agreements existing as of the date of the merger agreement and disclosed by Southern Connecticut Bancorp in its disclosure schedules to the merger agreement without prior consultation with and approval from Liberty; grant any bonuses to its non-officer employees other than in the ordinary course of business consistent with past practice and bonuses that are reasonable and necessary to compensate employees through the effective date of the merger, in consultation with Liberty’s Senior Vice President of Human Resources or Liberty’s Chief Financial Officer; enter into any employment, severance or similar agreements or arrangements with any director or employee; adopt or amend or terminate any employee benefit plan, pension plan or incentive plan except as required by law or the terms of such plan or as provided in Southern Connecticut Bancorp’s disclosure schedules to the merger agreement, or permit the vesting of any material amount of benefits under any such plan other than pursuant to the provisions thereof as in effect on the date of the merger agreement; or make any contributions to any Southern Connecticut Bancorp employee plan not in the ordinary course of business consistent with past practice;

•
increase the number of (i) non-officer personnel employed by Southern Connecticut Bancorp or any of its subsidiaries over the staffing level previously authorized as set forth in Southern Connecticut Bancorp’s disclosure schedules to the merger agreement or (ii) officers employed by Southern Connecticut Bancorp or any of its subsidiaries over the number of such officers employed at the time of the merger agreement, without the prior consent of Liberty's Senior Vice President of Human Resources or Liberty’s Chief Financial Officer;

•	make application for the opening or closing of any, or open or close any, branch or automated banking facility;

•
make any equity investment or commitment to make such an investment in real estate or in any real estate development project including foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructuring;

•
subject to the provisions governing acquisition proposals and superior proposals in the merger agreement, merge into, consolidate with, affiliate with, or be purchased or acquired by, any other person, or permit any other person to be merged, consolidated or affiliated with it or be purchased or acquired by it, or, except to realize upon collateral in the ordinary course of business, acquire a significant portion of the assets of any other person, or sell a significant portion of its assets;

•	make any change in its accounting methods or practices, except changes as may be required by Generally Accepted Accounting Principles (“GAAP”) or by law or regulatory requirements;

•	enter into any off-balance sheet transaction involving interest rate and currency swaps, options and futures contracts, or any other similar derivative transactions;

•	invest in or commit to invest in, or otherwise increase, decrease or alter its investment in, any existing or new joint venture;

•
except as disclosed in Southern Connecticut Bancorp’s disclosure schedules to the merger agreement, make any material change in policies in existence as of the date of the merger agreement with regard to the extension of credit, the establishment of reserves with respect to the possible loss thereon or the charge off of losses incurred thereon, investment, asset/liability management or other material banking policies, except as may be required by changes in applicable law or regulations or by GAAP;

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•
waive, release, grant or transfer any rights of value or modify or change any existing agreement or indebtedness to which Southern Connecticut Bancorp or any of its subsidiaries is a party, other than in the ordinary course of business, consistent with past practice;

•
purchase any debt securities or any equity securities, or purchase any security for its investment portfolio, or otherwise take any action that would materially alter the mix, maturity, credit or interest rate risk profile of its portfolio of investment securities;

•	enter into, renew, extend or modify any other transaction with any affiliate;

•
except for the execution of the merger agreement, and actions taken or to be taken in accordance with the provisions of the merger agreement and performance thereunder, take any action that would give rise to a right of payment to any individual under any employment or severance agreement or similar agreement;

•
except for the execution of the merger agreement, and actions taken or to be taken in accordance with the provisions of the merger agreement and performance thereunder, take any action that would give rise to an acceleration of the right to payment to any individual under any Southern Connecticut Bancorp employee plan;

•
without the prior consultation and consent of Liberty's Chief Financial Officer, sell any participation interest in any existing or newly originated loan other than as permitted under the merger agreement or acquire a participation in any loan except as set forth in and subject to the restrictions in the merger agreement;

•	enter into any new or depart from any existing line of business;

•
without prior consultation with Liberty’s Chief Financial Officer, increase or decrease the rate of interest paid on deposits, except within 25 basis points of rates paid by Liberty for comparable deposits;

•
take any action that (i) would, or is reasonably likely to, prevent or impede the merger or bank merger from qualifying as a qualified stock purchase within the meaning of Section 338 of the Internal Revenue Code of 1986, as amended, or (ii) is intended or is reasonably likely to result in (x) any of its representations and warranties set forth in the merger agreement being or becoming untrue in any material respect at or prior to the effective time of the merger, (y) any of the conditions to the merger not being satisfied or (z) a material violation of any provision of the merger agreement or the bank merger agreement, except, in each case, as may be required by applicable law or regulation;

•
take any action in violation of any outstanding enforcement action, or violate any law, rule, regulation or other formal or informal supervisory action involving a bank regulator, the SEC or NYSE MKT; or

•	agree to do any of the foregoing.

The agreements relating to the conduct of Southern Connecticut Bancorp’s business contained in the merger agreement are complicated and not easily summarized.  You are urged to carefully read Article VI of the merger agreement attached to this document as Annex A.

Employee Benefits

Under the terms of the merger agreement, Liberty anticipates offering employment to substantially all of the employees of Southern Connecticut Bancorp, subject to review of personnel files and such employment criteria for particular positions as Liberty customarily applies.

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Each employee of Southern Connecticut Bancorp who remains employed by Liberty following the merger (each, a “continuing employee”) will be entitled to participate in (i) such of the employee benefit plans, deferred compensation arrangements, bonus or incentive plans and other compensation and benefit plans of Southern Connecticut Bancorp that Liberty may continue, and (ii) whatever employee benefit plans and other compensation and benefit plans that Liberty may maintain for the benefit of its similarly situated employees if such continuing employee is not otherwise then participating in a similar Southern Connecticut Bancorp plan that Liberty continues.

Each continuing employee will be credited with service as a Southern Connecticut Bancorp employee for purposes of determining his or her status under Liberty’s policies with respect to vacation, sick and other leave.  With respect to the Liberty defined benefit pension plan, each continuing employee will be credited with hours of service as a Southern Connecticut Bancorp employee for the prior employment period with Southern Connecticut Bancorp in order to determine when the employee would be eligible to participate in the plan, but not for purposes of calculating benefits under the plan.  With respect to the Liberty defined contribution plan, each continuing employee will be eligible to participate, but will not be credited with prior years of service as a Southern Connecticut Bancorp employee for purposes of vesting.  With respect to any Liberty plan which is a health, life or disability insurance plan, each continuing employee will not be subject to any pre-existing condition limitation for conditions covered under such plans.  No provision in the merger agreement shall limit the ability of Liberty to amend or terminate any of the Liberty employee plans in accordance with their terms at any time.

Liberty will honor the terms of all employment, change in control, severance and similar agreements, arrangements, policies or programs with any employee or director of Southern Connecticut Bancorp or any of its subsidiaries that were disclosed on Southern Connecticut Bancorp’s disclosure schedules to the merger agreement unless Liberty and the affected employee, officer or director agree otherwise.  Following the merger, any continuing employee whose employment is terminated by Liberty other than for cause within six months of the closing of the merger or any Southern Connecticut Bancorp employee who is not offered a position with Liberty, other than employees who are parties to an existing employment, change in control, stay bonus or severance agreement, shall receive three weeks salary for each year of service with a maximum payment based on fifteen weeks salary.  Notwithstanding the immediately preceding sentence, Liberty has indicated to Southern Connecticut Bancorp that (i) Liberty will provide a minimum payment based on fifteen weeks salary to any Southern Connecticut Bancorp employee who is not offered a position with Liberty, other than employees who are parties to an existing employment, change in control, stay bonus or severance agreement, or any continuing employee whose employment is terminated by Liberty other than for cause within six months of the closing of the merger and (ii) there will no longer be a maximum payment limitation and any payments to such affected employees will be based on three weeks salary for each year of service subject to the minimum payment set forth in clause (i) above.

Representations and Warranties

The merger agreement contains reciprocal representations and warranties of Southern Connecticut Bancorp and Liberty and their subsidiaries relating to:

•	capital structure;

•	due organization, existence and good standing;

•	corporate power and authority to conduct its business;

•	deposit insurance;

•	corporate power and authority to enter the merger agreement and to consummate the transactions contemplated thereby;

•	the merger agreement and the transactions contemplated do not violate or breach organizational documents, agreements and governmental orders;

•	financial statements;

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•	no material adverse change since December 31, 2011;

•	compliance with applicable laws;

•
information included in this proxy statement not containing any untrue statement of a material fact or omission of any material fact necessary to make such information, in light of the circumstances, not misleading;

•
disclosures and representations and warranties not containing any untrue statement of a material fact or omission of any material fact necessary to make such information or document, in light of the circumstances, not misleading; and

•	brokers and finders.

The merger agreement contains additional representations and warranties by Southern Connecticut Bancorp and its subsidiaries relating to:

•	SEC documents and filings and bank regulatory reports and filings;

•	environmental matters;

•	tax matters:

•	legal proceedings;

•	employee benefit plans;

•	certain contracts;

•	insurance;

•	properties;

•	labor matters;

•	off-balance sheet transactions;

•	fairness opinion;

•	loans and nonperforming and classified assets;

•	required vote and inapplicability of anti-takeover laws;

•	material interests of certain persons;

•	joint ventures; and

•	intellectual property.

The merger agreement also contains additional representations and warranties by Liberty relating to:

•	Community Reinvestment Act rating; and

•	financial ability and sufficiency of funds to complete the merger.

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None of the representations and warranties by either party survives the effective time of the merger.  The representations and warranties in the merger agreement are complicated and not easily summarized.  You are urged to carefully read Articles IV and V of the merger agreement attached to this document as Annex A.

Expenses

Each party will pay all fees and expenses such party incurs in the merger agreement and the transactions contemplated thereby.

Amendments

Southern Connecticut Bancorp and Liberty may amend the merger agreement by executing a written amendment approved by the boards of Southern Connecticut Bancorp and Liberty.  However, after approval of the merger agreement by the shareholders of Southern Connecticut Bancorp, no amendment of the merger agreement may be made which reduces the amount or value of, or changes the form of, consideration to be delivered to Southern Connecticut Bancorp shareholders without obtaining their approval.

Regulatory Approvals Required for the Merger

Southern Connecticut Bancorp and Liberty must obtain a number of regulatory approvals from, or give notices to, federal and state bank regulators before the merger of Southern Connecticut Bancorp and Liberty and the merger of The Bank of Southern Connecticut into Liberty can be completed.

FDIC.  On March 11, 2013, Liberty filed with the FDIC the required application under the Bank Merger Act to obtain approval of the merger of The Bank of Southern Connecticut with and into Liberty.  The FDIC is required to consider the financial and managerial resources and future prospects of the banks concerned, as well as the convenience and needs of the communities to be served.  In addition, the FDIC must consider the effectiveness of The Bank of Southern Connecticut and Liberty in combating money laundering activities in connection with its determination whether to approve the bank merger.

Connecticut Department of Banking.  On March 11, 2013, Liberty filed an application seeking the permission of the Connecticut Department of Banking to acquire The Bank of Southern Connecticut.  In determining whether to approve the merger, the Connecticut Department of Banking must consider whether the merger will promote the public convenience, whether the benefits to the public clearly outweigh possible adverse effects  and whether the terms of the merger are reasonable and in accordance with law and sound public policy.

Southern Connecticut Bancorp and Liberty are not aware of any governmental approvals or actions that may be required for consummation of the merger other than as described above.  Should any other approval or action be required, Southern Connecticut Bancorp and Liberty currently contemplate that such approval or action would be sought.

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MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The following is a general summary of material United States federal income tax consequences of the merger of Southern Connecticut Bancorp and Liberty.  The federal income tax laws are complex and the tax consequences of the merger may vary depending upon each shareholder’s individual circumstances or tax status.  The following discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing temporary and final regulations under the Code and current administrative rulings and court decisions, all of which are subject to change, possibly on a retroactive basis.  No attempt has been made to comment on all United States federal income tax consequences of the merger that may be relevant to shareholders of Southern Connecticut Bancorp.  The tax discussion set forth below is included for general information only.  It is not intended to be, nor should it be construed to be, legal or tax advice to a particular shareholder of Southern Connecticut Bancorp.

The following discussion may not apply to particular categories of holders of shares of Southern Connecticut Bancorp common stock subject to special treatment under the Code, such as insurance companies, financial institutions, broker-dealers, tax-exempt organizations, individual retirement and other tax-deferred accounts, banks, persons subject to the alternative minimum tax, persons who hold Southern Connecticut Bancorp capital stock as part of a straddle, hedging or conversion transaction, persons whose functional currency is other than the United States dollar, persons eligible for tax treaty benefits, foreign corporations, foreign partnerships and other foreign entities, individuals who are not citizens or residents of the United States and holders whose shares were acquired pursuant to the exercise of an employee stock option or otherwise as compensation.  This discussion assumes that holders of shares of Southern Connecticut Bancorp common stock hold their shares as capital assets.  The following discussion does not address state, local or foreign tax consequences of the merger.  You are urged to consult your tax advisors to determine the specific tax consequences of the merger to you, including any state, local or foreign tax consequences of the merger.

Receipt of Merger Consideration

Each Southern Connecticut Bancorp shareholder who receives the merger consideration of $3.76 in cash will generally recognize capital gain or loss in an amount determined by the excess of the amount of cash received and the shareholder’s tax basis in the shares.  Any capital gain or loss will be long-term capital gain or loss if the Southern Connecticut Bancorp common stock exchanged was held for more than one year.

Backup Withholding

Non-corporate holders of Southern Connecticut Bancorp common stock may be subject to information reporting and backup withholding on the cash payments they receive.  Southern Connecticut Bancorp shareholders will not be subject to backup withholding, however, if they:

•
furnish a correct taxpayer identification number and certify that they are not subject to backup withholding on the IRS Form W-9 or successor form included in the election form/letter of transmittal you will receive; or

•	are otherwise exempt from backup withholding.

If withholding results in an overpayment of taxes, a refund or credit against a Southern Connecticut Bancorp shareholder’s United States federal income tax liability may be obtained from the IRS, provided the shareholder furnishes the required information to the IRS.  Holders that do not furnish their correct Taxpayer Identification Numbers may be subject to penalties imposed by the IRS.

Other Tax Consequences

The state and local tax treatment of the merger may not conform to the federal income tax consequences discussed above.  Consequently, you should consult your own tax advisors regarding the treatment of the merger under state and local tax laws.

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SOUTHERN CONNECTICUT BANCORP STOCK OWNERSHIP

The table below provides certain information about beneficial ownership of Southern Connecticut Bancorp common stock as of  April 5, 2013.  The table shows information for:

•	Each person, or group of affiliated person, who is known to Southern Connecticut Bancorp to beneficially own more than 5% of Southern Connecticut Bancorp’s common stock;

•	Each of Southern Connecticut Bancorp’s directors;

•	Each of Southern Connecticut Bancorp’s executive officers; and

•	All of Southern Connecticut Bancorp’s directors and executive officers as a group.

Except as otherwise noted, the persons or entities in this table have sole voting and investing power with respect to all shares of common stock beneficially owned by them, subject to community property laws, where applicable.

Name	Number of Shares Owned (Excluding Options)	Number of Shares That May Be Acquired Within 60 Days by Exercising Options	Percent of Total Common Stock Outstanding (1)

DellaCamera Capital Master Fund, Ltd. 200 Park Avenue, Suite 3300 New York, NY 10166	259,400 (2)	0	9.23%

Wellington Management Company, LLP 280 Congress Street Boston, MA 02210	231,725 (3)	0	8.25%

Elmer F. Laydon c/o Elmer F. Laydon Construction Corp. 69 Wheeler Street New Haven, CT 06512	129,981 (4)	47,345 (4)	6.31%

Rangeley Capital, LLC 3 Forest Street New Canaan, CT 06840	161,987 (5)	0	5.76%

Gardner Lewis Asset Management, L.P. 285 Wilmington West Chester Pike Chadds Ford, PA 19317	286,741 (6)	0	10.20%

James S. Browstein, Esq., Director c/oLaw Offices of James S. Brownstein, LLC One Bradley Road, Suite 305 Woodbridge, CT 06525	8,715 (7)	0	*

Joseph J. Greco, Director and Chief Executive Officer c/oSouthern Connecticut Bancorp 215 Church Street New Haven, CT 06510	112,371	0	4.00%

Janette J. Parker, Director c/oSouthern Connecticut Bancorp 215 Church Street New Haven, CT 06510	1,298	7,054	*

Alfred J. Ranieri, Jr., M.D., Director 1455 Chapel Street New Haven, CT 06511	40,045	18,538	2.08%

Joshua H. Sandman, Ph.D., Director c/oDeitsch Plastic Co., Inc. 14 Farwell Street West Haven, CT 06516	12,096 (8)	14,938	*

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Alphonse F. Spadaro, Jr., Chairman of the Board c/oLevitsky & Berney, PC 100 Bradley Road Woodbridge, CT 06525	19,000	14,203	1.18%

Sunil Pallan, President and Senior Loan Officer c/oSouthern Connecticut Bancorp 215 Church Street New Haven, CT 06510	0	500	*

Stephen V. Ciancarelli, Senior Vice President and Chief Financial Officer c/oSouthern Connecticut Bancorp 215 Church Street New Haven, CT 06510	5,000	0	*

All directors and executive officers as a group (8 persons)	198,525	55,233	9.03%

*	less than 1%
(1)
Based on 2,810,273 shares of Southern Connecticut Bancorp common stock outstanding on April 5 , 2013 plus, for each person, the number of shares that such person may acquire within 60 days of such date by exercising stock options.

(2)
Information with respect to DellaCamera Capital Master Fund, Ltd. is derived from the Schedule 13D/A filed with the SEC on June 27, 2007 by DellaCamera Capital Master Fund, Ltd. (the “Master Fund”), DellaCamera Capital Fund, Ltd. (the “Offshore Fund”), DellaCamera Capital Management, LLC (“DCM”), Ralph DellaCamera, Jr., Andrew Kurtz and Vincent Spinnato.  The Master Fund is the direct owner of the 259,400 shares of Southern Connecticut Bancorp’s common stock. The Offshore Fund is the controlling shareholder of the Master Fund.  The Master Fund, the Offshore Fund, DCM, Ralph DellaCamera, Jr., Andrew Kurtz and Vincent Spinnato have shared power to vote, and to direct the vote, and shared power to dispose, and to direct the disposition of, the 259,400 shares of Southern Connecticut Bancorp’s common stock held by the Master Fund.

(3)
Information with respect to Wellington Management Company, LLP is derived from the Schedule 13G/A filed with the SEC on February 14, 2013 by Wellington Management Company, LLP (“Wellington”).  Wellington, in its capacity as investment adviser, may be deemed to beneficially own 231,725 shares of Southern Connecticut Bancorp which are held of record by clients of Wellington.  These clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities.  No such client is known to have such right or power with respect to more than five percent of Southern Connecticut Bancorp’s common stock.  Wellington has shared voting power over 231,725 shares.

(4)
Information with respect to Elmer Laydon is derived from the Schedule 13D filed with the SEC on April 19, 2012 by Elmer Laydon.  Mr. Laydon was a director of the Board for Southern Connecticut Bancorp since 2000 and served as Chairman of the Board for Southern Connecticut Bancorp and The Bank of Southern Connecticut from July 1, 2007 until his retirement on March 20, 2012.  Mr. Laydon is the direct owner of 129,981 shares of Southern Connecticut Bancorp’s common stock and 47,345 shares that may be acquired within 60 days by the exercise of options.  Mr. Laydon has sole power to vote and dispose the 129,981 shares of Southern Connecticut Bancorp’s common stock and 47,345 shares that may be acquired within 60 days by the exercise of options.

(5)
Information with respect to Rangeley Capital, LLC is derived from the Schedule 13G filed with the SEC on January 11, 2013 by Rangeley Capital, LLC (“Rangeley Capital”), Rangeley Capital Partners, LP (“Rangeley Capital Partners”) and Christopher DeMuth, Jr.  All 161,987 of the reported shares are beneficially owned by Rangeley Capital, Rangeley Capital Partners and Christopher DeMuth, Jr., who have shared power to vote, and to direct the vote, and shared power to dispose, and to direct the disposition of, such shares.

(6)
Information with respect to Gardner Lewis Asset Management, L.P. is derived from the Schedule 13G filed with the SEC on February 8, 2013 by Gardner Lewis Asset Management, L.P. (“Gardner Lewis”).  All 286,741 of the reported shares were owned directly by Gardner Lewis, which has the sole power to vote, and to direct the vote, and sole power to dispose, and to direct the disposition of, such shares.

(7)	Includes 1,207 shares of stock held in trust by Mr. Brownstein’s spouse for the benefit of his son.

(8)
Includes an aggregate of 7,823 shares of stock held by Mr. Sandman’s children, as well as 4,273 shares of stock held by the Sandman Family Trust, LLC, of which Mr. Sandman and his spouse are principals.

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MERGER-RELATED EXECUTIVE COMPENSATION ARRANGEMENTS (PROPOSAL 2)

As required by Item 402(t) of Regulation S-K and Regulation 14A under the Securities Exchange Act, Southern Connecticut Bancorp is providing its shareholders with the opportunity to cast a non-binding, advisory vote on the compensation that may become payable to its named executive officers in connection with the completion of the merger, as disclosed in the section of this proxy statement captioned “Interests of Southern Connecticut Bancorp Directors and Executive Officers in the Merger” beginning on page  36 of this proxy statement, and the related table and narratives.

Your vote is requested.  Southern Connecticut Bancorp believes that the information regarding compensation that may become payable to its named executive officers in connection with the completion of the merger, as disclosed in the section of this proxy statement captioned “Interests of Southern Connecticut Bancorp Directors and Executive Officers in the Merger” is reasonable and demonstrates that Southern Connecticut Bancorp’s executive compensation program was designed appropriately and structured to ensure the retention of talented executives and a strong alignment with the long-term interests of Southern Connecticut Bancorp’s shareholders.  This vote is not intended to address any specific item of compensation, but rather the overall compensation that may become payable to Southern Connecticut Bancorp’s named executive officers in connection with the completion of the merger.  In addition, this vote is separate and independent from the vote of shareholders to approve the completion of the merger.  Southern Connecticut Bancorp asks that its shareholders vote “FOR” the following resolution:

RESOLVED, that the compensation that may become payable to Southern Connecticut Bancorp’s s named executive officers in connection with the completion of the merger, as disclosed in the section captioned “Interests of Southern Connecticut Bancorp Directors and Executive Officers in the Merger” (beginning on page 36 of the proxy statement dated April 17, 2013 ) and the related table and narratives, is hereby APPROVED.

This vote is advisory and therefore, it will not be binding on Southern Connecticut Bancorp, nor will it overrule any prior decision or require Southern Connecticut Bancorp’s board of directors (or any committee thereof) to take any action.  However, the Southern Connecticut Bancorp board of directors values the opinions of Southern Connecticut Bancorp’s shareholders, and to the extent that there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, the Southern Connecticut Bancorp board of directors will consider shareholders’ concerns and will evaluate whether any actions are necessary to address those concerns.  The Southern Connecticut Bancorp board of directors will consider the affirmative vote of the holders of a majority of the outstanding shares of Southern Connecticut Bancorp common stock entitled to vote on the matter “FOR” the foregoing resolution as advisory approval of the compensation that may become payable to Southern Connecticut Bancorp’s named executive officers in connection with the completion of the merger.

Recommendation of the Southern Connecticut Bancorp Board of Directors

THE SOUTHERN CONNECTICUT BANCORP BOARD OF DIRECTORS RECOMMENDS THAT SOUTHERN CONNECTICUT BANCORP SHAREHOLDERS VOTE “FOR” APPROVAL OF CERTAIN COMPENSATION ARRANGEMENTS FOR SOUTHERN CONNECTICUT BANCORP’S NAMED EXECUTIVE OFFICERS IN CONNECTION WITH THE MERGER.

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PROPOSAL TO APPROVE ADJOURNMENTS OF THE SPECIAL MEETING (PROPOSAL 3)

Southern Connecticut Bancorp is also submitting a proposal for consideration at the special meeting to authorize the named proxies to approve one or more adjournments of the special meeting if there are not sufficient votes to approve the merger agreement at the time of the special meeting.  Even though a quorum may be present at the special meeting, it is possible that Southern Connecticut Bancorp may not have received the favorable vote of at least a majority of the outstanding shares necessary to approve the merger agreement by the time of the special meeting.  In that event, a majority of the board of directors may determine to seek one or more adjournments of the special meeting in order to solicit additional proxies.  The adjournment proposal relates only to an adjournment of the special meeting for purposes of soliciting additional proxies to obtain the requisite shareholder approval to approve the merger agreement.  Any other adjournment of the special meeting (e.g., an adjournment required because of the absence of a quorum) would be voted upon pursuant to the discretionary authority granted by the proxy card in such manner as determined by a majority of the board of directors.  If the special meeting is adjourned for 30 days or less and the time and place of the adjourned meeting is announced at the meeting, Southern Connecticut Bancorp is not required to give notice of the time and place of the adjourned meeting unless the board of directors fixes a new record date for the special meeting.

The proposal to approve one or more adjournments of the special meeting requires the affirmative vote of holders of a majority of the shares of Southern Connecticut Bancorp common stock present or represented at the special meeting and entitled to vote on the proposal.  The Southern Connecticut Bancorp board of directors retains full authority to the extent set forth in its bylaws and Connecticut law to adjourn the special meeting for any other purpose, or to postpone the special meeting before it is convened, without the consent of any Southern Connecticut Bancorp shareholder.

Recommendation of the Southern Connecticut Bancorp Board of Directors

THE SOUTHERN CONNECTICUT BANCORP BOARD OF DIRECTORS RECOMMENDS THAT SOUTHERN CONNECTICUT BANCORP SHAREHOLDERS VOTE “FOR” APPROVAL OF THE PROPOSAL TO ADJOURN THE SPECIAL MEETING TO A LATER DATE OR DATES, IF NECESSARY, TO PERMIT FURTHER SOLICITATION OF PROXIES IF THERE ARE NOT SUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO APPROVE THE MERGER AGREEMENT.

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WHERE YOU CAN FIND MORE INFORMATION

Southern Connecticut Bancorp files annual, quarterly and current reports, proxy statements and other information with the SEC.  These filings are available to the public over the Internet at the Securities and Exchange Commission’s website at www.sec.gov. You may also read and copy any document Southern Connecticut Bancorp files with the Securities and Exchange Commission at its public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.  Copies of these documents also can be obtained at prescribed rates by writing to the Public Reference Section of the Securities and Exchange Commission, at 100 F Street, N.E., Room 1580, Washington D.C. 20549 or by calling 1-800-SEC-0330 for additional information on the operation of the public reference facilities.  Copies of documents filed by Southern Connecticut Bancorp with the SEC can also be obtained (i) at Southern Connecticut Bancorp’s Internet site (www.scbancorp.com) under the tab “Investors Relations” and then under the tab “Public Filings” or (ii) by directing a request to Southern Connecticut Bancorp, Inc., Attention: Rosemarie A. Romano, 215 Church Street, New Haven, Connecticut 06510, (203) 782-1100.

You should rely only on the information contained in this proxy statement when evaluating the merger agreement and the proposed merger.  Liberty has supplied all information contained in this document relating to Liberty, and Southern Connecticut Bancorp has supplied all information contained in this document relating to Southern Connecticut Bancorp.  We have not authorized anyone to provide you with information that is different from what is contained in this document.  This document is dated April 17 , 2013.  You should not assume that the information contained in this document is accurate as of any date other than that date.  Neither the mailing of this document to Southern Connecticut Bancorp shareholders nor the issuance of the merger consideration in the merger creates any implication to the contrary.

PROPOSALS OF SHAREHOLDERS

If the merger occurs, there will be no future Southern Connecticut Bancorp annual meetings of shareholders.  If the merger does not occur, there will be a 2013 Annual Meeting of Shareholders of Southern Connecticut Bancorp (the “2013 Annual Meeting”).

Any proposal intended to be presented by a shareholder at Southern Connecticut Bancorp’s 2013 Annual Meeting which is not a nomination to the Board of Directors must be presented to Southern Connecticut Bancorp in writing, and must be delivered to the Corporate Secretary of Southern Connecticut Bancorp not less than 60 nor more than 90 calendar days prior to the 2013 Annual Meeting.  If the merger does not occur, the Board of Directors will establish a date for the 2013 Annual Meeting and file a Current Report on Form 8-K specifying the date for the 2013 Annual Meeting and the time frame in which shareholder proposals and nominations to the Board of Directors must be received to be included in the proxy statement for such annual meeting.  Such notice shall include:  (1) a brief description of the business desired to be brought before Southern Connecticut Bancorp’s annual meeting and the reasons for conducting such business at such meeting; (2) the name and address, as they appear on Southern Connecticut Bancorp’s records, of the shareholder proposing such business; (3) the number of shares of common stock which are beneficially owned by the shareholder; and (4) any material interest of the shareholder in such business.  Such proposals must comply with SEC Rule 14a-8.  As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.

It is the policy of the Nominating Committee of the Board of Directors to consider director candidates who appear to be qualified to serve on Southern Connecticut Bancorp’s Board of Directors and who are recommended by shareholders, using the same general criteria and in the same manner as candidates recruited by the Nominating Committee or recommended by board members.  The Nominating Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Nominating Committee does not perceive a need to increase the size of the Board of Directors.  To avoid the unnecessary use of the Nominating Committee’s resources, the Nominating Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Shareholders may make nominations of individuals for election to the Board of Directors at the 2013 Annual Meeting.  Such nominations shall be made in writing and shall be delivered or mailed and received by the Corporate Secretary of Southern Connecticut Bancorp not less than 60 or more than 90 calendar days prior to the 2013 Annual Meeting, the date of which will be established by the Board of Directors if the merger does not occur.

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Such written nominations shall contain the following information, to the extent known to the nominating shareholder:  (1) the name, age, business and residence address of each proposed nominee; (2) the principal occupation or employment of each proposed nominee; (3) the total number of shares of common stock of Southern Connecticut Bancorp that are beneficially owned by each proposed nominee; (4) the name and address of the nominating shareholder; (5) the total number of shares of common stock of Southern Connecticut Bancorp owned by the nominating shareholder; (6) a representation that the shareholder is a holder of record of stock of Southern Connecticut Bancorp entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; and (7) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholders.  Nominations by beneficial owners of common stock of Southern Connecticut Bancorp who are not record holders must be accompanied by evidence satisfactory to the Corporate Secretary of Southern Connecticut Bancorp showing that such nominating persons are entitled to act with respect to such shares.  Nominations that are not made in accordance with these procedures may be disregarded by the Chairperson of the meeting, in his or her discretion, and upon his or her instructions, the vote tellers may disregard all votes cast for such nominee.

If the merger does not occur, the 2013 Annual Meeting will be held on a date more than 30 calendar days from the anniversary of the date of Southern Connecticut Bancorp’s 2012 Annual Meeting of Shareholders.  Accordingly, a shareholder proposal must be received within a reasonable time before Southern Connecticut Bancorp begins to print and mail its proxy solicitation for such annual meeting.  If the merger does not occur, the Board of Directors will establish a date for the 2013 Annual Meeting and file a Current Report on Form 8-K specifying the date for the 2013 Annual Meeting and the time-frame in which shareholder proposals and nominations to the Board of Directors must be received to be included in the proxy statement for such annual meeting.  Any shareholder proposals will be subject to the requirements of the proxy rules adopted by the SEC.

Pursuant to Rule 14a-4(c) under the Exchange Act, if a shareholder who intends to present a proposal at the 2013 Annual Meeting does not notify us of such proposal within a reasonable time before Southern Connecticut Bancorp sends its proxy material for the 2013 Annual Meeting, then management proxies would be allowed to use their discretionary voting authority to vote on the proposal when the proposal is raised at the 2013 Annual Meeting, even though there is no discussion of the proposal in the proxy statement.

Nominations and proposals should be addressed to Rosemarie A. Romano, Corporate Secretary, Southern Connecticut Bancorp, Inc., 215 Church Street, New Haven, Connecticut 06510.  It is suggested that such nominations and proposals be sent by Certified Mail-Return Receipt Requested.

ANNUAL REPORT ON FORM 10-K/A

Southern Connecticut Bancorp is mailing to each person entitled to vote at the Special Meeting of Shareholders of Southern Connecticut Bancorp to be held May 15, 2013, a copy of its Annual Report on Form 10-K /A for the year ended December 31, 2012, including the financial statements, along with this proxy statement and the enclosed proxy card, on or about April 17, 2013.  Upon the request of any person whose proxy is being solicited hereby, Southern Connecticut Bancorp will provide additional copies of the Form 10-K, including the financial statements and exhibits thereto.  Such requests may be made by calling Southern Connecticut Bancorp at (203) 782-1100 or by writing to Southern Connecticut Bancorp, 215 Church Street, New Haven, Connecticut 06510, Attn: Rosemarie A. Romano, Corporate Secretary.

By Order of the Board of Directors /s/ Joseph J. Greco Joseph J. Greco Chief Executive Officer

New Haven, Connecticut
April 17 , 2013

58

Annex A

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

LIBERTY BANK

AND

SOUTHERN CONNECTICUT BANCORP, INC.

AND

THE BANK OF SOUTHERN CONNECTICUT

DATED AS OF

January 16, 2013

TABLE OF CONTENTS

AGREEMENT AND PLAN OF MERGER

4.25	Joint Ventures	33
4.26	Intellectual Property	33
4.27	Disclosures	33

ARTICLE V - REPRESENTATIONS AND WARRANTIES OF LIBERTY		34
5.1	Capital Structure	34
5.2	Organization, Standing and Authority of Liberty	34
5.3	Authorized and Effective Agreement	34
5.4	Financial Statements	36
5.5	Material Adverse Effect	37
5.6	Certain Information	37
5.7	Compliance with Laws	37
5.8	Brokers and Finders	38
5.9	Disclosures	38
5.10	Financial Ability	38

ARTICLE VI - COVENANTS OF SSE AND BSC		38
6.1	Conduct of Business	38
6.2	Current Information	43
6.3	Access to Properties and Records	43
6.4	Financial and Other Statements	44
6.5	Maintenance of Insurance	44
6.6	Disclosure Supplements	44
6.7	Consents and Approvals of Third Parties	45
6.8	Reasonable Best Efforts	45
6.9	Failure to Fulfill Conditions	45
6.10	Acquisition Proposals	45
6.11	Board of Directors and Committee Meetings	47
6.12	Reserves and Merger-Related Costs	47
6.13	Transaction Expenses of SSE and BSC	48

ARTICLE VII - COVENANTS OF LIBERTY		48
7.1	Disclosure Supplements	48
7.2	Consents and Approvals of Third Parties	48
7.3	Reasonable Best Efforts	48
7.4	Failure to Fulfill Conditions	48
7.5	Employees and Employee Benefits	49
7.6	Directors and Officers Indemnification and Insurance	50
7.7	The Acquisition Corporation Organizational Documents	50

ARTICLE VIII - REGULATORY AND OTHER MATTERS		51
8.1	SSE Special Meeting	51
8.2	Proxy Statement	51
8.3	Regulatory Approvals	52

ARTICLE IX - CLOSING CONDITIONS		52
9.1	Conditions to Each Party’s Obligations under this Agreement	52

9.2	Conditions to the Obligations of Liberty under this Agreement	53
9.3	Conditions to the Obligations of SSE and BSC under this Agreement	54

ARTICLE X - THE CLOSING		55
10.1	Time and Place	55
10.2	Deliveries at the Closing	55

ARTICLE XI - TERMINATION, AMENDMENT AND WAIVER		55
11.1	Termination	55
11.2	Effect of Termination	57
11.3	Amendment, Extension and Waiver	59

ARTICLE XII - MISCELLANEOUS		59
12.1	Confidentiality	59
12.2	Public Announcements	60
12.3	Formation of Liberty Interim Bank	60
12.4	Survival	60
12.5	Notices	60
12.6	Parties in Interest	61
12.7	Complete Agreement	61
12.8	Counterparts	61
12.9	Severability	61
12.10	Governing Law	62
12.11	Interpretation	62
12.12	Specific Performance	62

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER dated as of January 16, 2013 (this “Agreement”) is by and among LIBERTY BANK, a Connecticut-chartered mutual savings bank (“Liberty”) and SOUTHERN CONNECTICUT BANCORP, INC. (“SSE”), a Connecticut corporation, and THE BANK OF SOUTHERN CONNECTICUT (“BSC”), a Connecticut-chartered stock bank.

W I T N E S S E T H:

WHEREAS, the Board of Directors of Liberty and the Boards of Directors of SSE and BSC have determined that it is in the best interests of their respective institutions, depositors and other constituencies, and shareholders in the case of SSE, to consummate the business combination transaction provided for herein, subject to the terms and conditions set forth herein;

WHEREAS, Liberty will form a wholly-owned subsidiary under the Connecticut General Statutes (the “Acquisition Corporation”);

WHEREAS, the Acquisition Corporation will merge with and into SSE, with SSE being the surviving entity (the “Surviving Corporation”).  The Surviving Corporation will immediately merge with and into Liberty (the “Merger”), with Liberty being the Surviving Bank;

WHEREAS, prior to the consummation of the Merger, Liberty and BSC will enter into a bank merger agreement, in form and substance substantially similar to that attached hereto as Exhibit A (the “Bank Merger Agreement”) pursuant to which, immediately following the Effective Time of the Merger, BSC will merge with and into Liberty (the “Bank Merger”), with Liberty being the Surviving Bank;

WHEREAS, immediately following the above there will remain one surviving entity, Liberty, continuing its corporate existence as a Connecticut-chartered mutual savings bank; and

WHEREAS, the parties hereto desire to make certain representations, warranties and agreements in connection with the business combination transaction described in this Agreement and to prescribe certain conditions thereto.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

1.1          Certain Definitions. As used in this Agreement, the following terms have the following meanings, unless the context otherwise requires (both here and throughout this Agreement, references to Articles and Sections refer to Articles and Sections of this Agreement).

“Acquisition Agreement” shall have the meaning set forth in Section 11.1.10 hereof.

“Acquisition Corporation” shall have the meaning set forth in the recitals hereto.

“Acquisition Proposal” shall mean any proposal or offer with respect to any of the following (other than the transactions contemplated by this Agreement and the Bank Merger Agreement) involving SSE or BSC: (i) any merger, consolidation, share exchange, business combination or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 25% or more of either of their consolidated assets in a single transaction or series of transactions; (iii) any tender offer or exchange offer for 25% or more of the outstanding shares of either of their capital stock or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

“Acquisition Transaction” shall mean any of the following (other than the transactions contemplated by this Agreement and the Bank Merger Agreement) involving SSE or BSC: (i) any merger, consolidation, share exchange, business combination or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 25% or more of either of their consolidated assets in a single transaction or series of transactions; or (iii) any tender offer or exchange offer for 25% or more of the outstanding shares of either of their capital stock or the filing of a registration statement under the Securities Act in connection therewith.

“Affiliate” shall mean, with respect to a Person, any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

“BHCA” shall mean the Bank Holding Company Act of 1956, as amended.

“Banking Law” shall mean the Banking Law of Connecticut, Connecticut General Statutes §§ 36a-1 et seq., as amended.

“Bank Merger Agreement” shall have the meaning set forth in the recitals hereto.

“Bank Merger” shall have the meaning set forth in the recitals hereto.

“Bank Regulator” shall mean any federal or state banking regulator that regulates Liberty or SSE, or any of their respective Subsidiaries, as the case may be, including but not limited to the Board of Governors of the Federal Reserve System, the FDIC and the Connecticut Department of Banking.

“Benefit Agreement” shall have the meaning set forth in Section 7.5.3 hereof.

“Business Day” shall mean Monday through Friday of each week, except a legal holiday recognized as such by the U.S. Government or any day on which banking institutions in the State of Connecticut are authorized or obligated to close.

“CBCA” shall mean the Connecticut Business Corporation Act, Connecticut General Statutes §§ 33-360 et seq., as amended, and the Connecticut Revised Nonstock Corporation Act, Connecticut General Statutes §§ 33-1000 et seq., as amended.

“Certificate” shall mean certificates evidencing shares of SSE Common Stock.

“Claim” shall have the meaning set forth in Section 7.6.2 hereof.

“Closing” shall have the meaning set forth in Section 10.1 hereof.

“Closing Date” shall have the meaning set forth in Section 2.2 hereof.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Confidentiality Agreements” shall mean the confidentiality agreements referred to in Section 12.1 hereof.

“Continuing Employee” shall have the meaning set forth in Section 7.5.2 hereof.

“Costs” shall have the meaning set forth in Section 11.2.3 hereof.

“Department” shall mean the Connecticut Department of Banking.

“DOJ” shall mean the United States Department of Justice.

“Effective Date of the Bank Merger” shall mean the date on which the Effective Time of the Bank Merger occurs.

“Effective Date of the Merger” shall mean the date on which the Effective Time of the Merger occurs.

“Effective Time of the Bank Merger” shall mean the date and time specified pursuant to Section 2.2 hereof.

“Effective Time of the Merger” shall mean the date and time specified pursuant to Section 2.2 hereof.

“Environmental Laws” shall mean any applicable federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any governmental entity relating to (1) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (2) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Materials of Environment Concern. The term Environmental Law includes without limitation (a) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. §§ 9601, et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §§ 6901, et seq.; the Clean Air Act, as amended, 42 U.S.C. §§ 7401, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. §§ 1251, et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. §§ 9601, et seq.; the Emergency Planning and Community Right to Know Act, 42 U.S.C. §§ 1101, et seq.; the Safe Drinking Water Act, 42 U.S.C. §§ 300f, et seq.; the Connecticut Transfer Act, Connecticut General Statutes §§ 22a-134 et seq.; and all applicable comparable state and local laws, and (b) any common law (including without limitation common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to the presence of or exposure to any Materials of Environmental Concern.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” shall have the meaning set forth in Section 4.14.3 hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exchange Agent” shall mean Register and Transfer Company or another registered transfer agent designated by Liberty and reasonably acceptable to SSE, which shall act as agent for Liberty in connection with the exchange procedures for converting SSE Common Stock and Options into the Merger Consideration.

“Exchange Fund” shall have the meaning set forth in Section 3.3.1 hereof.

“FDIA” shall mean the Federal Deposit Insurance Act, as amended.

“FDIC” shall mean the Federal Deposit Insurance Corporation or any successor thereto.

“FRB” shall mean the Board of Governors of the Federal Reserve System or any successor thereto.

“GAAP” shall mean United States generally accepted accounting principles, consistently applied.

“Governmental Entity” shall mean any federal or state court, administrative agency or commission or other governmental authority or instrumentality.

“Indemnified Liabilities” shall have the meaning set forth in Section 7.6.2 hereof.

“Indemnified Parties” shall have the meaning set forth in Section 7.6.2 hereof.

“Intellectual Property” shall have the meaning set forth in Section 4.26 hereof.

“Joint Venture” shall mean any limited partnership, joint venture, corporation, or venture capital investment.

“Knowledge” as used with respect to a Person (including references to such Person being aware of a particular matter) shall mean those facts that are known, or reasonably should have been known, by any one of the executive officers or directors of such Person, and includes any facts, matters or circumstances set forth in any written notice from any Governmental Entity or any other material written notice received by that Person.

“Liberty Disclosure Schedule” shall mean a written, signed disclosure schedule delivered by Liberty to SSE specifically referring to the appropriate Section of this Agreement and describing in reasonable detail the matters contained therein.

“Liberty Employee Plan” shall mean all qualified pension or profit-sharing plans, and health and welfare benefit plans maintained for the benefit of all employees of Liberty or any Liberty Subsidiary, whether written or oral.

“Liberty Financial Statements” shall mean the audited consolidated balance sheets (including related notes and schedules, if any) of Liberty as of December 31, 2011 and 2010 and the consolidated statements of income and cash flows (including related notes and schedules, if any) of Liberty for each of the two (2) years ended December 31, 2011 and 2010, and the Liberty call reports for each quarter subsequent to December 31, 2011.

“Liberty Proposal” shall have the meaning set forth in Section 6.10 hereof.

“Loan Property” shall have the meaning set forth in Section 4.9.2 hereof.

“Material Adverse Effect” shall mean, with respect to SSE or Liberty, respectively, any effect that (i) is material and adverse to the financial condition, results of operations or business of SSE and BSC and their subsidiaries taken as a whole, or Liberty and its Subsidiaries taken as a whole, respectively, or (ii) materially impairs the ability of either SSE, on the one hand, or Liberty, on the other hand, to consummate the transactions contemplated by this Agreement or the Bank Merger Agreement; provided that “Material Adverse Effect” shall not be deemed to include the impact of (a) changes in laws and regulations affecting banks and bank holding companies generally, (b) changes in GAAP or regulatory accounting principles generally applicable to banks, (c) actions and omissions of Liberty or SSE taken with the prior written consent of SSE or Liberty, as the case may be, (d) changes in economic conditions affecting financial institutions generally, including but not limited to changes in market interest rates or the projected future interest rate environment, (e) the direct effects of compliance with this

Agreement on the operating performance of Liberty or SSE, (f) any facts or circumstances existing on the date hereof and disclosed on the SSE Disclosure Schedule or the Liberty Disclosure Schedule, or (g) expenses incurred in connection with this Agreement and the Bank Merger Agreement and the transactions contemplated by this Agreement and the Bank Merger Agreement consistent with those disclosed to Liberty pursuant to Sections 6.12 and 6.13 hereof, as the same may be amended by mutual agreement of the parties.

“Materials Of Environmental Concern” shall mean petroleum and petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials and polychlorinated biphenyls and any other chemicals, materials, molds or substances regulated as toxic or hazardous or as a pollutant, contaminant or waste under any applicable Environmental Laws.

“Merger” shall have the meaning set forth in the recitals hereto.

“Merger Consideration” shall mean the cash paid by Liberty to holders of SSE Common Stock and Options under Section 3.1 hereof.

“Option Consideration” shall have the meaning set forth in Section 3.1.3 hereof.

“Option Price” shall have the meaning set forth in Section 3.1.3 hereof.

“Options” shall mean options to purchase shares of SSE Common Stock granted pursuant to the SSE Stock Option Plans as set forth in Section 4.1 of the SSE Disclosure Schedule.

“Participation Facility” shall have the meaning set forth in Section 4.9.2 hereof.

“Person” shall mean any individual, corporation, partnership, joint venture, association, trust or “group” (as that term is defined under the Exchange Act).

“Per Share Merger Consideration” shall have the meaning set forth in Section 3.1 hereof.

“Proxy Statement” shall have the meaning set forth in Section 8.2.1 hereof.

“Regulatory Filings” shall mean all reports, offering circulars, proxy statements, registration statements and all similar documents filed, or required to be filed, pursuant to applicable state or federal law.

“Rights” shall mean warrants, options, rights, convertible securities, stock appreciation rights and other arrangements or commitments that obligate an entity to issue or dispose of any of its capital stock or other ownership interests or that provide for compensation based on the equity appreciation of its capital stock.

“SEC” shall mean the Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Securities Documents” shall mean all reports, offering circulars, proxy statements, registration statements and all similar documents filed, or required to be filed, pursuant to the Securities Laws.

“Securities Laws” shall mean the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939, as amended; and the rules and regulations of the SEC promulgated thereunder.

“SSE Common Stock” shall mean the common stock, par value $.01 per share, of SSE.

“SSE Disclosure Schedule” shall mean a written, signed disclosure schedule delivered by SSE to Liberty specifically referring to the appropriate Section of this Agreement and describing in reasonable detail the matters contained therein.

“SSE Employee Plan(s)” shall mean all stock option, employee stock purchase, stock bonus and any other stock-based plans, qualified pension or profit-sharing plans, any deferred compensation, non-qualified plan or arrangement, supplemental retirement, consultant, bonus or group insurance contract or any other incentive, health and welfare or employee benefit plan or agreement maintained for the benefit of any of the employees or former employees or directors of SSE, whether written or oral.

“SSE Financial Statements” shall mean (i) the audited consolidated balance sheets (including related notes and schedules, if any) of SSE as of December 31, 2011 and 2010 and the consolidated statements of operations, changes in shareholders’ equity and cash flows (including related notes and schedules, if any) of SSE for each of the two (2) years ended 2011 and 2010, and (ii) the unaudited balance sheets, income statements and call reports of SSE as of the end of each calendar quarter following December 31, 2011.

“SSE Pension Plan” shall have the meaning set forth in Section 4.14.4 hereof.

“SSE Shareholders Meeting” shall have the meaning set forth in Section 8.1 hereof.

“SSE Stock Option Plans” shall mean the SSE Stock Option Plans, copies of which are set forth in Section 4.1.1 of the SSE Disclosure Schedules.

“SSE Subsidiaries” shall mean the entities listed in Section 4.3 of the SSE Disclosure Schedule.

“SSE Termination Fee” shall have the meaning set forth in Section 11.2.2 hereof.

“SSE Welfare Plan” shall have the meaning set forth in Section 4.14.11 hereof.

“Subsidiary” shall have the meaning set forth in Rule 1-02 of Regulation S-X of the SEC.

“Superior Proposal” shall have the meaning set forth in Section 6.10 hereof.

“Surviving Bank” shall have the meaning set forth in the recitals hereto.

“Surviving Corporation” shall have the meaning set forth in the recitals hereto.

“Tax” shall have the meaning set forth in Section 4.10.6 hereof.

“Tax Return” shall have the meaning set forth in Section 4.10.6 hereof.

“Termination Date” shall mean August 30, 2013, provided that such date shall be automatically extended until September 30, 2013 if all required regulatory approvals and non-objections of Governmental Entities have not been received by June 28, 2013 and the parties are acting in good faith to obtain such approvals and non-objections.

Other terms used herein are defined in the preamble and elsewhere in this Agreement.

ARTICLE II

THE MERGER AND THE BANK MERGER

2.1          The Merger and the Bank Merger.

2.1.1           As promptly as practicable following the satisfaction or waiver of the conditions to each party’s respective obligations hereunder, and subject to the terms and conditions of this Agreement, in accordance with the provisions of the CBCA and the Banking Law, at the Effective Time of the Merger (as defined in Section 2.2 hereof), Liberty shall acquire all of the outstanding stock of SSE in a transaction whereby the Acquisition Corporation shall merge with and into SSE pursuant to Connecticut General Statutes §§ 33-814 to 33-821a.  SSE shall be the Surviving Corporation in the Merger.  Upon consummation of the Merger, the separate corporate existence of the Acquisition Corporation shall cease.  Immediately thereafter, at the Effective Time of the Merger (as defined in Section 2.2 hereof and as defined in the Bank Merger Agreement), SSE, as the Surviving Corporation in the Merger, shall merge with and into Liberty pursuant to Connecticut General Statutes §36a-125 with Liberty being the Surviving Bank.  At the Effective Time of the Merger, Liberty, as the Surviving Bank, will have a main office at 315 Main Street, Middletown, Connecticut.  At the Effective Time of the Merger, each outstanding share of SSE Common Stock and each Option will be converted into the right to receive the Merger Consideration and the Option Consideration, respectively, pursuant to the terms of Article III hereof.

2.1.2           Immediately following the Effective Time of the Merger, subject to the terms and conditions of the Bank Merger Agreement, in accordance with the provisions of the Banking Law, Liberty shall acquire all of the outstanding stock of BSC in a transaction whereby BSC shall merge with and into Liberty pursuant to Connecticut General Statutes §36a-125.  Liberty shall be the Surviving Bank in the Bank Merger, subject to the terms and conditions of the Bank Merger Agreement.

2.2          Effective Time. Each of the Merger and the Bank Merger shall be effected by filing a copy of the Merger Agreement and Bank Merger Agreement and a copy of the approvals of the Commissioner of the Connecticut Department of Banking relating to the Merger and the Bank Merger with the Office of the Secretary of the State on the day of the closing (“Closing Date”). The “Effective Time of the Merger” shall be the date and time upon which a copy of this Agreement and a copy of the approval of the Commissioner of the Connecticut Department of Banking relating to the Merger is filed with the Office of the Secretary of the State. The “Effective Time of the Bank Merger” shall immediately follow the Effective Time of the Merger and shall be the date and time upon which a copy of the Bank Merger Agreement and a copy of the approval of the Commissioner of the Connecticut Department of Banking relating to the Bank Merger is filed with the Office of the Secretary of the State.

2.3          Certificate of Incorporation and Bylaws. The Certificate of Incorporation and Bylaws of the Acquisition Corporation as in effect immediately prior to the Effective Time of the Merger shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation until thereafter amended as provided therein and by applicable law. The Certificate of Incorporation and Bylaws of Liberty as in effect immediately prior to the Effective Time of the Merger shall be the Certificate of Incorporation and Bylaws of the Surviving Bank until thereafter amended as provided therein and by applicable law.

2.4          Directors and Officers of Surviving Institution.

2.4.1           The directors and officers of the Surviving Corporation immediately after the Effective Time of the Merger shall be the directors and officers of the Acquisition Corporation prior to the Effective Time of the Merger.  The directors and officers of Liberty immediately prior to the Effective Time of the Merger shall be the officers of the Surviving Bank supplemented by those officers of SSE who are offered and accept employment from Liberty, in each case until their respective successors are duly elected or appointed and qualified.

2.4.2           Following the Effective Time of the Merger, Liberty shall establish an advisory board to facilitate Liberty’s expansion in the New Haven market and Liberty shall invite the current members of the Board of SSE to serve as members of such advisory board.  Members of such advisory board who are not employees of Liberty shall be eligible to receive reasonable compensation to be set by the Liberty Board for the attendance at the quarterly meetings of such advisory board.  The initial compensation to be provided to such members of the advisory board shall be $250 per meeting attended. Meetings of such advisory board shall be held in the greater New Haven area.

2.5          Additional Actions. If, at any time after the Effective Time of the Merger, the Surviving Bank shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Bank, title to and possession of any property or right of SSE or BSC acquired or to be acquired by reason of, or as a result of, the Merger and the Bank Merger or (b) otherwise to carry out the purposes of this Agreement and the Bank Merger Agreement, SSE and BSC and their respective officers and directors shall be deemed to have granted to the Surviving Bank an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such property or rights in the Surviving Bank and otherwise to carry out the purposes of this Agreement and the Bank Merger Agreement; and the officers and directors of the Surviving Bank are fully authorized in the name of SSE and BSC to take any and all such action.

2.6          Effects of the Mergers. At and after the Effective Time, the Merger and the Bank Merger shall have the effects set forth in the CBCA and the Banking Law with respect to SSE, the Acquisition Corporation and Liberty and the Bank Merger shall have the effects set forth in the Banking Law with respect to BSC and Liberty.

2.7          Possible Alternative Structures. Notwithstanding anything to the contrary contained in this Agreement, prior to the Effective Time of the Merger, Liberty shall be entitled to revise the structure of the transaction described in Section 2.1 hereof, provided that (i) there are no adverse federal or state income tax consequences to SSE and its shareholders as a result of the modification; (ii) the consideration to be paid to the holders of SSE Common Stock and Options under this Agreement is not thereby changed in kind or value or reduced in amount; (iii) there are no adverse changes to the benefits and other arrangements provided to or on behalf of SSE’s directors, officers and other employees; and (iv) such modification will not delay materially or jeopardize receipt of any required regulatory approvals or non-objection of Governmental Entities. Liberty, SSE and BSC agree to amend this Agreement and any related documents appropriately in order to reflect any such revised structure.

ARTICLE III

CONVERSION OF SHARES AND OPTIONS

3.1          Merger Consideration.

3.1.1           At the Effective Time of the Merger, by virtue of the Merger and without any action on the part of Liberty, the Acquisition Corporation, SSE or the holders of any of the shares of SSE Common Stock, each share of SSE Common Stock issued and outstanding immediately prior to the Effective Time of the Merger (other than any shares to be cancelled pursuant to Section 3.1.2 hereof and any Dissenting Shares) shall be converted into the right to receive a cash payment in an amount equal to $3.76 (the “Per Share Merger Consideration”).

3.1.2           Each share of SSE Common Stock (i) held in the treasury of SSE, (ii) owned by Liberty or any direct or indirect wholly owned subsidiary of SSE immediately prior to the Effective Time of the Merger (other than shares held in a fiduciary capacity or in connection with debts previously contracted), or (iii) reserved for issuance under the SSE Stock Option Plans which has not been granted or allocated, shall, at the Effective Time of the Merger, cease to exist, and the certificates for such shares shall be cancelled as promptly as practicable thereafter, and no payment or distribution shall be made in consideration therefor.

3.1.3           Each Option issued and outstanding immediately prior to the Effective Time of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof and without regard to any future vesting date thereof, be cancelled and converted into the right to receive a cash payment in an amount determined by multiplying (i) the positive difference, if any, between the Per Share Merger Consideration and the exercise price of such Option for each share of SSE Common Stock covered by such Option (the “Option Price”) by (ii) the number of shares of SSE Common Stock subject to such Option (the “Option Consideration”). The payment of the Option Consideration referred to in the immediately preceding sentence to each holder of an Option shall be subject to such holder executing such instruments of cancellation as Liberty may reasonably deem appropriate. Liberty shall make necessary tax withholdings from the Option Consideration as it deems appropriate.  SSE shall take all reasonable actions to cooperate with Liberty Bank with respect to the termination and extinguishment of unexercised Options by Option holders.

3.2          Intentionally Omitted.

3.3          Procedures for Exchange of SSE Common Stock and Options.

3.3.1           Prior to the Effective Time of the Merger, Liberty shall designate the Exchange Agent. Liberty shall take all steps necessary on or prior to the Closing Date to deliver to the Exchange Agent, for the benefit of the holders of shares of SSE Common Stock and Options, for exchange in accordance with this Section 3.3, an amount of cash sufficient to pay the aggregate amount of cash payable in accordance with Article III hereof (such cash for shares of SSE Common Stock and Options being hereinafter referred to as the “Exchange Fund”) to be paid in exchange for outstanding SSE Common Stock and Options in accordance with this Agreement.

3.3.2           SSE shall cause to be delivered to the Exchange Agent all information which is necessary for the Exchange Agent to perform its obligations specified herein. Liberty shall, within five (5) Business Days after the Effective Time of the Merger, take all steps necessary to cause the Exchange Agent to mail to each holder of a Certificate or Certificates a form letter of transmittal for return to the Exchange Agent and instructions for use in effecting the surrender of the Certificates for cash into which the SSE Common Stock represented by such Certificates shall have been converted as a result of the Merger. The letter of transmittal (which shall be subject to the reasonable approval of SSE) shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent. Upon surrender of a Certificate for exchange and cancellation to the Exchange Agent together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a check representing the amount of cash that such holder has the right to receive in respect of Certificates surrendered pursuant to the provisions of Section 3.1, and the Certificates so surrendered shall forthwith be cancelled.

3.3.3           At the Effective Time of the Merger, if not previously paid by SSE immediately prior to the Effective Time of the Merger, Liberty shall take all steps necessary to cause the Exchange Agent to issue and deliver within five (5) Business Days a check representing the amount of the Option Consideration to the holders of the Options, all of which shall have been cancelled in connection with the Merger.

3.3.4           The holder of (i) a Certificate that prior to the Merger represented issued and outstanding SSE Common Stock, or (ii) an Option shall have no rights, after the Effective Time of the Merger, with respect to such SSE Common Stock or Option except to surrender the Certificate or Option and receive in exchange the Merger Consideration or Option Consideration, respectively, as provided in this Agreement.

3.3.5           If the Person surrendering a Certificate and signing the accompanying letter of transmittal is not the record holder thereof, then it shall be a condition of the payment of the Merger Consideration that: (i) such Certificate is properly endorsed to such Person or is accompanied by appropriate stock powers, in either case signed exactly as the name of the record holder appears on such Certificate, and is otherwise in proper form for transfer, or is accompanied by appropriate evidence of the authority of the Person surrendering such Certificate and signing the letter of transmittal to do so on behalf of the record holder; and (ii) the Person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

3.3.6           From and after the Effective Time of the Merger, there shall be no transfers on the stock transfer books of shares of SSE Common Stock which were outstanding immediately prior to the Effective Time of the Merger. If, after the Effective Time of the Merger, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be exchanged for the Merger Consideration and cancelled as provided in this Section 3.3.

3.3.7           At any time following the six (6) month period after the Effective Time of the Merger, Liberty shall be entitled to require the Exchange Agent to deliver to it any portions of the Exchange Fund that had been made available to the Exchange Agent and not disbursed to holders of Certificates and Options (including, without limitation, all interest and other income received by the Exchange Agent in respect of all funds made available to it), and thereafter such holders shall be entitled to look to Liberty (subject to abandoned property, escheat and other similar laws) with respect to any Merger Consideration or Option Consideration that may be payable upon due surrender of the Certificates or Options held by them. Notwithstanding the foregoing, neither Liberty, the Acquisition Corporation, SSE nor the Exchange Agent shall be liable to any holder of a Certificate or Option for any Merger Consideration or Option Consideration delivered in respect of such Certificate to a public official pursuant to any abandoned property, escheat or other similar law.

3.3.8           In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Liberty, the posting by such person of a bond in such amount as Liberty may reasonably direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof.

3.3.9           Liberty or the Exchange Agent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement or the transactions contemplated by this Agreement to any holder of SSE Common Stock or Options such amounts as Liberty or the Exchange Agent are required to deduct and withhold with respect to the making of such payment under the Code, or any applicable provision of U.S. federal, state, local or non-U.S. tax law. To the extent that such amounts are properly withheld by Liberty or the Exchange Agent, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the holder of the SSE Common Stock or Options in respect of whom such deduction and withholding were made by Liberty or the Exchange Agent.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SSE AND BSC

SSE and BSC represent and warrant to Liberty and the Acquisition Corporation that the statements contained in this Article IV are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article IV), except as set forth in the SSE Disclosure Schedule delivered by SSE to Liberty on the date hereof, and except as to any representation or warranty which specifically relates to an earlier date. No representation or warranty of SSE contained herein shall be deemed untrue or incorrect, and SSE shall not be deemed to have breached a representation or warranty, on account of the existence of any fact, circumstance or event, unless, as a direct or indirect consequence of such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any paragraph in this Article IV, as applicable, there is reasonably likely to exist a Material Adverse Effect. The mere inclusion of an item in the SSE Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by SSE that such item represents a material exception or fact, event or circumstance or that, absent such inclusion in the SSE Disclosure Schedule, such item is or would be reasonably likely to result in a Material Adverse Effect.

4.1          Capital Structure. The authorized capital stock of SSE consists of 5,000,000 shares of common stock, par value $0.01 per share, and 500,000 shares of preferred stock, no par value per share. As of the date of this Agreement, 2,810,273 shares of SSE Common Stock, are issued and outstanding, no shares of SSE Common Stock are directly or indirectly held by SSE as treasury stock, and no shares of SSE preferred stock are issued and outstanding. All outstanding shares of SSE Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, and none of the outstanding shares of SSE Common Stock has been issued in violation of the preemptive rights of any person, firm or entity. Except for the SSE Stock Option Plans pursuant to which there are outstanding options for 145,073 shares of SSE Common Stock, a schedule of which is set forth in Section 4.1 of the SSE Disclosure Schedule there are no Rights authorized, issued or outstanding with respect to or relating to the capital stock of SSE.

4.2          Organization, Standing and Authority of SSE and BSC. SSE is a corporation and BSC is a state bank and trust company and each is duly organized, validly existing and in good standing or legal existence, as appropriate, under the laws of the State of Connecticut. Each of SSE and BSC (i) has full power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, and (ii) is duly licensed or qualified to do business and is in good standing or legal existence, as appropriate, in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect.  SSE is authorized to own the SSE Subsidiaries, including BSC. The deposit accounts of BSC are insured by the FDIC to the maximum extent permitted by the FDIA. BSC has paid all premiums and assessments required by the FDIC. SSE has heretofore delivered or made available to Liberty and has included as Section 4.2 of the SSE Disclosure Schedule true, complete and correct copies of the Certificate of Incorporation and Bylaws of SSE and BSC and their subsidiaries as in effect as of the date hereof.

4.3          Ownership of SSE Subsidiaries. Set forth in Section 4.3 of the SSE Disclosure Schedule is the name, jurisdiction of incorporation and percentage ownership of the SSE Subsidiaries. Except for (a) capital stock of the SSE Subsidiaries, (b) securities and other interests held in a fiduciary capacity and beneficially owned by third parties or taken in consideration of debts previously contracted, and (c) securities and other interests which are set forth in the SSE Disclosure Schedule, SSE does not own or have the right or obligation to acquire, directly or indirectly, any outstanding capital stock or other voting securities or ownership interests of any corporation, bank, savings association, partnership, Joint Venture or other organization, other than investment securities representing not more than five percent (5%) of the outstanding capital stock of any entity. The outstanding shares of capital stock or other ownership interests of the SSE Subsidiaries that are owned by SSE or any of the SSE Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are directly owned by SSE free and clear of all liens, claims, encumbrances, charges, pledges, restrictions or rights of third parties of any kind whatsoever. Except as set forth on Section 4.3 of the SSE Disclosure Schedule, there are no Rights authorized, issued or outstanding with respect to the capital stock or other ownership interests of the SSE Subsidiaries and there are no agreements, understandings or commitments relating to the right of SSE to vote or to dispose of such capital stock or other ownership interests.

4.4          Organization, Standing and Authority of SSE Subsidiaries. Each of the SSE Subsidiaries other than BSC is a corporation, duly organized, validly existing and in good standing or legal existence, as appropriate, under the laws of the jurisdiction in which it is organized. Each of the  SSE Subsidiaries (i) has full power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, and (ii) is duly licensed or qualified to do business and is in good standing or legal existence, as appropriate, in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect.

4.5          Authorized and Effective Agreement.

4.5.1           Each of SSE and BSC has all requisite corporate power and authority to enter into this Agreement and the Bank Merger Agreement and (subject to receipt of all necessary governmental approvals and the approval of SSE’s shareholders of this Agreement and the transactions contemplated by this Agreement) to perform all of its obligations under this Agreement and the Bank Merger Agreement as applicable. The execution and delivery of this Agreement and the Bank Merger Agreement and the consummation of the transactions contemplated by this Agreement and the Bank Merger Agreement have been duly and validly authorized by all necessary corporate action in respect thereof on the part of SSE and BSC, except for the approval of this Agreement and the transactions contemplated by this Agreement by SSE’s shareholders. This Agreement and the Bank Merger Agreement have been duly and validly executed and delivered by SSE and BSC and, assuming due authorization, execution and delivery by Liberty, constitutes the legal, valid and binding obligations of SSE and BSC, enforceable against SSE and BSC in accordance with their terms, subject, as to enforceability, to bankruptcy, insolvency, and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

4.5.2           Neither the execution and delivery of this Agreement or the Bank Merger Agreement by SSE or BSC, nor consummation of the transactions contemplated by this Agreement or the Bank Merger Agreement, nor compliance by SSE with any of the provisions hereof or thereof (i) does or will conflict with or result in a breach of any provisions of the Certificate of Incorporation or Bylaws of SSE or the equivalent documents of the SSE Subsidiaries, (ii) violate, conflict with or result in a breach of any term, condition or provision of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of SSE or the SSE Subsidiaries pursuant to, any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which SSE or any of the SSE Subsidiaries is a party, or by which any of their respective properties or assets may be bound or affected, or (iii) subject to receipt of all required governmental, Board of Director and shareholder approvals, violate any order, writ, injunction, decree, statute, rule or regulation applicable to SSE or any of the SSE Subsidiaries, except for such violations, conflicts, breaches or defaults described in clause (ii) or (iii) which either individually or in the aggregate, will not have a Material Adverse Effect on SSE.

4.5.3           Except for (i) the filing of applications and notices with, and the consents and approvals of, as applicable, the Bank Regulators, (ii) the filing of the Proxy Statement with the SEC, (iii) the approval of this Agreement and the Bank Merger Agreement and the transactions contemplated by this Agreement and the Bank Merger Agreement by: (a) the requisite vote of the shareholders of SSE; (b) the Commissioner of the State of Connecticut Department of Banking; and (c) the FDIC, (iv) the filing of Certificates of Merger, this Agreement and the Bank Merger Agreement and the approval of the Commissioner of the Department with the Connecticut Secretary of the State pursuant to the CBCA and other applicable laws with respect to the Merger and the Bank Merger, and (v) the filing of applications and notices, as applicable, with the Federal Reserve Board pursuant to the BHCA, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary on the part of SSE or BSC in connection with the execution and delivery by SSE or BSC of this Agreement and the Bank Merger Agreement and the consummation of the Merger and the Bank Merger by SSE and BSC.

4.5.4           As of the date hereof, SSE is not aware of any reasons relating to SSE (including without limitation Community Reinvestment Act compliance) why all consents and approvals shall not be procured from all regulatory agencies having jurisdiction over the Merger and the Bank Merger or as shall be necessary for (i) consummation of the Merger and the Bank Merger, and (ii) the continuation by Liberty after the Effective Time of the Merger and the Bank Merger of SSE and BSC, free of any conditions or requirements which could have a Material Adverse Effect on the business of Liberty.

4.6          Securities Documents and Regulatory Reports.

4.6.1           Except as set forth in Section 4.6.1 of the SSE Disclosure Schedule, since December 31, 2009 SSE has timely filed, including those filed within the period permitted by Rule 12b-25 of the Exchange Act, with the SEC all Securities Documents required by the Securities Laws and such Securities Documents, as the same may have been amended, complied as to form in all material respects with the Securities Laws and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.6.2           Except as set forth in Section 4.6.2 of the SSE Disclosure Schedule, since December 31, 2009, SSE has duly filed with the Bank Regulators in correct form the reports required to be filed under applicable laws and regulations and such reports were complete and accurate in all material respects and in compliance in all material respects with the requirements of applicable laws and regulations. Except as set forth in Section 4.6.2 of the SSE Disclosure Schedule, in connection with the federal and state examinations of SSE and BSC subsequent to January 1, 2011 and any outstanding enforcement action set forth in Section 4.6.2 of the Disclosure Schedule, SSE and BSC are not required to have completed, corrected or changed any material action, procedure or proceeding which SSE believes has not been completed, corrected or changed as required as of the date hereof to the reasonable satisfaction of the Bank Regulators.

4.7          Financial Statements.

4.7.1           SSE has previously delivered or made available to Liberty accurate and complete copies of the SSE Financial Statements which, in the case of audited SSE Financial Statements, are accompanied by the audit reports of its independent public accountants. The SSE Financial Statements referred to herein, as well as the SSE Financial Statements to be delivered pursuant to Section 6.4 hereof, fairly present or will fairly present, as the case may be, in all material respects (including the related notes in each case where applicable) the consolidated financial condition of SSE as of the respective dates set forth therein, and the consolidated results of operations, shareholders’ equity and cash flows of SSE for the respective periods or as of the respective dates set forth therein.

4.7.2           Each of the SSE Financial Statements referred to in Section 4.7.1 has been prepared in accordance with GAAP during the periods involved, except as stated therein or, in the case of unaudited interim SSE Financial Statements, the absence of footnotes and customary year-end adjustments. The audits of SSE and the SSE Subsidiaries have been conducted in accordance with generally accepted auditing standards. The books and records of SSE and the SSE Subsidiaries are being maintained in compliance with applicable legal and accounting requirements, and such books and records accurately reflect in all material respects all dealings and transactions in respect of the business, assets, liabilities and affairs of SSE and the SSE Subsidiaries. The minute books of SSE and the SSE Subsidiaries contain complete and accurate records of all meetings and other corporate actions of their respective shareholders and Boards of Directors (including all committees) authorized at such meetings held or taken since December 31, 2009 through the date of this Agreement.

4.7.3           Except as set forth in Section 4.7.3 of the SSE Disclosure Schedule, at the date of each balance sheet included in the SSE Financial Statements, neither SSE or any of the SSE Subsidiaries had any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such SSE Financial Statements or in the footnotes thereto which are not fully reflected or reserved against therein or fully disclosed in a footnote thereto, except for liabilities, obligations and loss contingencies which are not material individually or in the aggregate or which are incurred in the ordinary course of business, consistent with past practice, and except for liabilities, obligations and loss contingencies which are within the subject matter of a specific representation and warranty herein and subject, in the case of any unaudited statements, to normal, recurring audit adjustments and the absence of footnotes.

4.8          Material Adverse Effect. Since December 31, 2011 to the date hereof (i) each of SSE and the SSE Subsidiaries has conducted its respective business in the ordinary and usual course (excluding (x) the incurrence of expenses in connection with this Agreement and the Bank Merger Agreement, (y) the transactions contemplated by this Agreement and the Bank Merger Agreement and (z) any matter disclosed in any SSE Disclosure Schedule), and (ii) no event has occurred or circumstance arisen that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on SSE.

4.9          Environmental Matters.

4.9.1           Except as set forth in Section 4.9.1 of the SSE Disclosure Schedule, with respect to SSE and the SSE Subsidiaries:

(a)              Each of SSE and the SSE Subsidiaries, and to the Knowledge of SSE each of the Participation Facilities and the Loan Properties, are in compliance with, and are not in violation of or liable under, any Environmental Laws;

(b)              There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending and to the Knowledge of SSE there is no such action threatened, before any court, governmental agency or other forum against it or any of the SSE Subsidiaries or any Participation Facility (x) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release into the environment of any Materials of Environmental Concern, whether or not occurring at or on a site currently or formerly owned, leased or operated by it or any of the SSE Subsidiaries or any Participation Facility or (z) with respect to any property at or to which Materials of Environmental Concern were generated, manufactured, refined, transported, transferred, imported, used, disposed, treated, or processed by SSE or any of the SSE Subsidiaries or any Participation Facility or from which Materials of Environmental Concern have been transported, treated, stored, handled, transferred, disposed, recycled, or received;

(c)              To the Knowledge of SSE, there is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending and to the Knowledge of SSE no such action is threatened before any court, governmental agency or other forum relating to or against any Loan Property (or SSE or any of the SSE Subsidiaries in respect of such Loan Property) (x) relating to alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release into the environment of any Materials of Environmental Concern;

(d)              The real properties, leasehold or other interest in real property currently or formerly owned or operated by SSE or any of the SSE Subsidiaries (including, without limitation, soil, groundwater or surface water on, under or geologically or hydrologically adjacent to the properties, and buildings thereon) are not, to the Knowledge of SSE, contaminated with and do not otherwise contain any Materials of Environmental Concern;

(e)              Neither SSE nor any of the SSE Subsidiaries has received any written notice, demand letter, executive or administrative order, directive or request for information from any federal, state, local or foreign governmental entity or any third party indicating that it may be in violation of, or liable under, any Environmental Law;

(f)              To the Knowledge of SSE, there are no underground storage tanks on, in or under any properties currently or formerly owned or operated by SSE or any of the SSE Subsidiaries or any Participation Facility, and no underground storage tanks have been closed or removed from any properties currently or formerly owned or operated by SSE or any of the SSE Subsidiaries or any Participation Facility; and

(g)              During the period of (i) SSE’s or any of the SSE Subsidiaries’ ownership or operation of any of their respective currently or formerly owned or operated properties or (ii) SSE’s or any of the SSE Subsidiaries’ participation in the management of any Participation Facility, there has been no contamination by or release of Materials of Environmental Concern in, on, under or affecting such properties. Prior to the period of (i) SSE’s or any of the SSE Subsidiaries’ ownership or operation of any of their respective currently or formerly owned or operated properties or (ii) SSE’s or any of the SSE Subsidiaries’ participation in the management of any Participation Facility, SSE has no Knowledge of any contamination by or release of Materials of Environmental Concern in, on, under or affecting such properties.

4.9.2           “Loan Property” means any property (including a leasehold interest therein) in which the applicable party (or a Subsidiary of it) currently holds a security interest or has held a security interest within the past five (5) years. “Participation Facility” means any facility in which the applicable party (or a Subsidiary of it) currently participates or formerly participated in the management (including all property held as trustee or in any other fiduciary capacity) and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

4.9.3           Except as set forth in Section 4.9.3 of the SSE Disclosure Schedule, SSE does not possess and has not conducted or arranged for the conduct of any environmental studies, reports, analyses, tests or monitoring during the past ten (10) years with respect to any properties currently or formerly owned or leased by SSE or any of the SSE Subsidiaries or any Participation Facility. SSE has delivered to Liberty true and complete copies and results of any and all such schedules, reports, analyses, tests or monitoring.

4.9.4           Except as set forth in Section 4.9.4 of the SSE Disclosure Schedule, to the Knowledge of SSE, no real property currently or formerly owned or leased by SSE or any of the SSE Subsidiaries, no Loan Property, and no Participation Facility meets the statutory criteria of an “Establishment” as such term is defined pursuant to the Connecticut Transfer Act, Connecticut General Statutes §§ 22a-134 et seq. Except as set forth in Section 4.9.4 of the SSE Disclosure Schedule, to the Knowledge of SSE no condition exists at any real property currently or formerly owned or leased by SSE or any of the SSE Subsidiaries, any Loan Property or any Participation Facility that would require investigation, remediation, or post-remediation or natural attenuation monitoring under the Connecticut Department of Environmental Protection’s Remediation Standard Regulations, Regulations of Connecticut State Agencies §§ 22a-133k-1 et seq.

4.10        Tax Matters.

4.10.1         Each of SSE and the SSE Subsidiaries (taking into account any extension of time within which to file which has not expired) has timely filed all Tax Returns required by applicable law to be filed by them in respect of all applicable Taxes required to be paid through the date hereof and will timely file any such Tax Returns required to be filed prior to the Effective Time of the Merger with respect to Taxes required to be paid through the Effective Time of the Merger. SSE and the SSE Subsidiaries have paid, or where payment is not required to have been made, have set up an adequate reserve or accrual for the payment of, all Taxes required to be paid in respect of the periods covered by such Tax Returns and, as of the Effective Time of the Merger, will have paid, or where payment is not required to have been made, will have set up an adequate reserve or accrual for the payment of, all Taxes for any subsequent periods ending on or prior to the Effective Time of the Merger. Neither SSE nor any of the SSE Subsidiaries will have any liability for any such Taxes in excess of the amounts so paid or reserves or accruals so established. As of the date hereof, except as disclosed in Section 4.10.1 of the SSE Disclosure Schedule, no audit, examination or deficiency or refund litigation with respect to any Tax Returns filed by SSE or any of the SSE Subsidiaries is pending or threatened and there is no basis for any Tax authority to assess any additional Taxes for any period for which Tax Returns have been filed.

4.10.2         Each of SSE and the SSE Subsidiaries has withheld and paid all Taxes required to be paid in connection with amounts paid to any employee, independent contractor, creditor, stockholder or other third party.

4.10.3         All Tax Returns filed by SSE and the SSE Subsidiaries are complete and accurate in all material respects. Except as set forth in Section 4.10.3 of the SSE Disclosure Schedule, neither SSE nor any of the SSE Subsidiaries is delinquent in the payment of any Tax, assessment or governmental charge, or has requested any extension of time within which to file any Tax Returns in respect of any fiscal year or portion thereof which have not since been filed. Except as set forth in Section 4.10.3 of the SSE Disclosure Schedule, the Tax Returns of SSE and the SSE Subsidiaries have been examined by the applicable tax authorities (or are closed to examination due to the expiration of the applicable statute of limitations) and no deficiencies for any Tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or otherwise) against SSE or the any of the SSE Subsidiaries as a result of such examinations or otherwise which have not been settled and paid. Except as set forth in Section 4.10.3 of the SSE Disclosure Schedule, the Tax Returns of SSE and the SSE Subsidiaries filed within six years prior to the date of this Agreement have not been examined by the applicable tax authorities. There are currently no agreements in effect with respect to SSE or any of the SSE Subsidiaries to extend the period of limitations for the assessment or collection of any Tax and no power of attorney has been granted by SSE or any of the SSE Subsidiaries with respect to any Tax matter currently in force. No claim has ever been made by an authority in a jurisdiction where SSE or any of the SSE Subsidiaries do not file Tax Returns that SSE or any of the SSE Subsidiaries are or may be subject to taxation by that jurisdiction. There are no liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of SSE or any of the SSE Subsidiaries.

4.10.4         Except as set forth in Section 4.10.4 of the SSE Disclosure Schedule, neither SSE nor any of the SSE Subsidiaries is a party to any agreement, contract, arrangement or plan that has resulted or could result, separately or in the aggregate, in the payment of (i) any “excess parachute payment” within the meaning of Code §280G (or any corresponding provision of state, local or foreign Tax law) and (ii) any amount that will not be fully deductible as a result of Code §162(m) (or any corresponding provision of state, local or foreign Tax law). Neither SSE nor any of the SSE Subsidiaries has been a United States real property holding corporation within the meaning of Code §897(c)(2) during the applicable period specified in Code §897(c)(1)(A)(ii). Each of SSE and the SSE Subsidiaries have disclosed on their federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code §6662. Neither SSE nor any of the SSE Subsidiaries is a party to or bound by any Tax allocation or sharing agreement. Except as set forth in Section 4.10.4 of the SSE Disclosure Schedule, neither SSE nor any of the SSE Subsidiaries (A) has been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was SSE or any of the SSE Subsidiaries) or (B) has any Liability for the Taxes of any Person (other than SSE or the SSE Subsidiaries) under Reg. §1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

4.10.5         Except as set forth in Section 4.10.5 of the SSE Disclosure Schedule, neither SSE nor any of the SSE Subsidiaries (i) is a party to any agreement providing for the allocation or sharing of taxes (ii) is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by SSE or any of the SSE Subsidiaries (nor does SSE have any Knowledge that the Internal Revenue Service has proposed any such adjustment or change of accounting method) or (iii) has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply. Neither SSE nor any of the SSE Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (A) change in method of accounting for a taxable period ending on or prior to the Closing Date; (B) “closing agreement” as described in Code §7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; (C) intercompany transaction or excess loss account described in Treasury Regulations under Code §1502 (or any corresponding or similar provision of state, local or foreign income Tax law); (D) installment sale or open transaction disposition made on or prior to the Closing Date; or (E) prepaid amount received on or prior to the Closing Date.

4.10.6         As used in this Agreement, “Tax” means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, highway, estimated or other tax of any kind whatsoever, including any interest, penalties or addition thereto, whether disputed or not, imposed by any government or quasi-government authority; and “Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

4.10.7         Neither SSE nor any of the SSE Subsidiaries has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Code §355 or Code §361.

4.10.8         Neither SSE nor any of the SSE Subsidiaries owns an interest that is on the Closing Date treated as a partnership for purposes of Subchapter K of the Code, a “controlled foreign corporation” within the meaning of Code § 957, a “passive foreign investment company” within the meaning of Code §1297, or any other entity that under the Code allocates items of income, gain, deduction and expense among its owners whether or not distributed.

4.11        Legal Proceedings. Except as set forth in Section 4.11 of the SSE Disclosure Schedule, there are no actions, suits, claims, governmental investigations or proceedings instituted, pending or, to the Knowledge of SSE, threatened against SSE or any of the SSE Subsidiaries or against any asset, interest or right of SSE or any of the SSE Subsidiaries, or to the Knowledge of SSE, against any officer, director or employee of any of them, and neither SSE nor any of the SSE Subsidiaries is a party to any order, judgment or decree.

4.12        Compliance with Laws.

4.12.1         Each of SSE and the SSE Subsidiaries has all material permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business in all material respects as it is currently being conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect; and to the Knowledge of SSE, no suspension or cancellation of any of the same is threatened.

4.12.2         Except as set forth in Section 4.12.2 of the SSE Disclosure Schedule, neither SSE nor any of the SSE Subsidiaries is in violation of its respective Certificate of Incorporation, Charter or other chartering instrument or Bylaws, or to the Knowledge of SSE, in violation of any applicable federal, state or local law or ordinance or any order, rule or regulation of any federal, state, local or other governmental agency or body (including, without limitation, all banking (including without limitation all regulatory capital requirements), municipal securities, insurance, safety, health, zoning, anti-discrimination, antitrust, and wage and hour laws, ordinances, orders, rules and regulations), or in default with respect to any order, writ, injunction or decree of any court, or in default under any order, license, regulation or demand of any governmental agency and, to the Knowledge of SSE, SSE along with its executive officers and directors is not in violation of any Securities Laws; and neither SSE nor any of the SSE Subsidiaries has received any written notice or communication from any federal, state or local governmental authority asserting that SSE or any of the SSE Subsidiaries is in violation of any of the foregoing, which violation has not been corrected on a prospective basis in all material respects. Except as set forth in Section 4.12.2 of SSE Disclosure Schedule, neither SSE nor any of the SSE Subsidiaries is subject to any regulatory or supervisory cease and desist order, agreement, written directive, memorandum of understanding or written commitment (other than those of general applicability to all banks or holding companies), and neither of them has received any written communication requesting that it enter into any of the foregoing. Since December 31, 2011, no regulatory agency has initiated any proceeding or, to the Knowledge of SSE, investigation into the business or operations of SSE or any of the SSE Subsidiaries. Except as set forth in Section 4.12.2 of the SSE Disclosure Schedule, SSE has not received any objection from any regulatory agency to SSE’s response to any violation, criticism or exception with respect to any report or statement relating to any examination of SSE or any of the SSE Subsidiaries.

4.12.3         SSE was rated “Satisfactory” following its most recent Community Reinvestment Act examination by the regulatory agency responsible for its supervision. SSE has not received any notice of and has no Knowledge of any planned or threatened objection by any community group to the Merger or the Bank Merger.

4.13        Certain Information. None of the information supplied by SSE relating to SSE and the SSE Subsidiaries to be included or incorporated by reference in the Proxy Statement, as of the date(s) such Proxy Statement is mailed to shareholders of SSE, and up to and including the date of the meeting of shareholders to which such Proxy Statement relates, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date. The Proxy Statement mailed by SSE to its shareholders in connection with the SSE Shareholders Meeting will comply in all material respects with the Exchange Act and the rules and regulations promulgated pursuant thereto, including federal and state anti-fraud provisions.

4.14        Employee Benefit Plans.

4.14.1         SSE has set forth in Section 4.14.1 of the SSE Disclosure Schedule all SSE Employee Plans and SSE has previously furnished or made available to Liberty accurate and complete copies of the same together with (i) the annual reports filed with any governmental agency for any qualified or non-qualified plans for the last two (2) plan years, (ii) the summary annual report provided to participants for the last two (2) plan years; and (iii) all rulings and determination letters and any open requests for rulings or letters that pertain to any qualified plan.

4.14.2         None of SSE, the SSE Subsidiaries, any pension plan maintained by any of them and qualified under Section 401 of the Code or, to the Knowledge of SSE, any fiduciary of such plan has incurred any liability to the or the Internal Revenue Service with respect to any employees of SSE or the SSE Subsidiaries.

4.14.3         Neither SSE nor any of the SSE Subsidiaries participates or has participated in or contributed to any “multi-employer plan” or any “defined benefit plan” (as those terms are defined in Section 3(37) and Section 3(35), respectively, of ERISA). No person is considered an affiliated employer with SSE under Section 4001(b) (1) of ERISA or Section 414 of the Code (an “ERISA Affiliate”). Neither SSE, nor any SSE Employee Plan, nor any trust created thereunder has engaged in a transaction in connection with which SSE, any SSE Employee Plan, or any such trust or any trustee or administrator thereof, is subject to either a civil liability or penalty pursuant to Section 409, 502(i) or 502(1) of ERISA or a tax imposed pursuant to Chapter 43 of the Code.

4.14.4         Except as set forth in Section 4.14.4 of the SSE Disclosure Schedule, a favorable determination letter has been issued by the Internal Revenue Service, with respect to each SSE Employee Plan which is an “employee pension benefit plan” (as defined in Section 3(2) of ERISA) (a “SSE Pension Plan”) which is intended to qualify under Section 401 of the Code, to the effect that such plan is qualified under Section 401 of the Code and the trust associated with such employee pension plan is tax exempt under Section 501 of the Code. No such letter has been revoked or, to the Knowledge of SSE, is threatened to be revoked, and SSE has no Knowledge of any ground on which such revocation may be based. Except as set forth in Section 4.14.4 of the SSE Disclosure Schedule, neither SSE nor any of the SSE Subsidiaries has any current liability under any such plan that was required to be reflected as a liability on the Financial Statements as of September 30, 2012 under GAAP, which was not reflected on the consolidated statement of financial condition of SSE at September 30, 2012 included in the SSE Financial Statements.

4.14.5         No prohibited transaction (which shall mean any transaction prohibited by Section 406 of ERISA and not exempt under Section 408 of ERISA or Section 4975 of the Code) has occurred with respect to any SSE Employee Plan which would result in the imposition, directly or indirectly, of a material excise tax on SSE under Section 4975 of the Code.

4.14.6         Except as specifically identified in Section 4.14.6 of the SSE Disclosure Schedule, neither SSE nor any of the SSE Subsidiaries has any obligations for post-retirement or post-employment benefits under any SSE Employee Plan that cannot be amended or terminated upon sixty (60) or fewer days notice without incurring any liability thereunder, except for coverage required by Part 6 of Title I of ERISA or Section 4980B of the Code, or similar state law, the cost of which is borne by the insured individual. Full payment has been made (or proper accruals have been established) of all contributions which are required for periods prior to the date hereof, and full payment will be so made (or proper accruals will be so established) of all contributions which are required for periods after the date hereof and prior to the Effective Time of the Merger, under the terms of each SSE Employee Plan or ERISA; no accumulated funding deficiency (as defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, exists with respect to any SSE Pension Plan, and there is no “unfunded current liability” (as defined in Section 412 of the Code) with respect to any SSE Pension Plan.

4.14.7         The SSE Employee Plans have been operated in compliance in all material respects with the applicable provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder and all other applicable governmental laws and regulations.

4.14.8         There are no pending or, to the Knowledge of SSE, threatened claims (other than routine claims for benefits) by, on behalf of or against any of the SSE Employee Plans or any trust related thereto or any fiduciary thereof.

4.14.9         Section 4.14.9 of the SSE Disclosure Schedule sets forth (i) the maximum amount that could be paid to each executive officer of SSE or the SSE Subsidiaries as a result of the transactions contemplated by this Agreement under all employment, severance, and termination agreements, other compensation arrangements and SSE Employee Plans currently in effect; and (ii) the estimated “base amount” (as such term is defined in Section 280G(b)(3) of the Code) for each such individual calculated as of the date of this Agreement based on 2012 compensation.

4.14.10       Except as set forth in Section 4.14.10 of the SSE Disclosure Schedule, no compensation payable by SSE or the SSE Subsidiaries to any of their employees under any SSE Employee Plan (including by reason of the transactions contemplated by this Agreement) will be subject to disallowance under Section 162(m) of the Code.

4.14.11       Except as set forth in Section 4.14.11 of the SSE Disclosure Schedule, with respect to any SSE Employee Plan which is an employee welfare benefit plan (within the meaning of ERISA Section 3(1) (a “SSE Welfare Plan”): (i) each such SSE Welfare Plan which is intended to meet the requirements for tax-favored treatment under Subchapter B of Chapter 1 of the Code meets such requirements; (ii) there is no disqualified benefit (as such term is defined in Code Section 4976(b)) which would subject SSE to a tax under Code Section 4976(a); (iii) each and every SSE Welfare Plan which is a group health plan (as such term is defined in Code Sections 5000(b)(1)) complies and in each and every case has complied with the applicable requirements of Code Section 4980B; and (iv) each such SSE Welfare Plan (including any such plan covering former employees of SSE or the SSE Subsidiaries) may be amended or terminated by SSE or Liberty on or at any time after the Effective Date of the Merger without incurring liability thereunder except as required to satisfy the terms of such SSE Welfare Plan.

4.15        Certain Contracts.

4.15.1         Neither SSE nor any of the SSE Subsidiaries is in default or non-compliance under any material contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party or by which its assets, business or operations may be bound or affected, whether entered into in the ordinary course of business or otherwise and whether written or oral, and to the Knowledge of SSE there has not occurred any event that with the lapse of time or the giving of notice, or both, would constitute such a default or non-compliance.

4.15.2         Except as set forth in Section 4.15.2 of the SSE Disclosure Schedule, neither SSE nor any of the SSE Subsidiaries is a party to, is bound or affected by, receives, or is obligated to pay benefits under:

(a)              any agreement, arrangement, policy or commitment, including without limitation any agreement, indenture or other instrument, relating to the borrowing of money by SSE or any of the SSE Subsidiaries (other than in the case of BSC deposits, Federal Reserve or Federal Home Loan Bank advances, federal funds purchased and securities sold under agreements to repurchase in the ordinary course of business) or the guarantee by SSE or any of the SSE Subsidiaries of any obligation;

(b)              any agreement, arrangement, policy or commitment relating to the employment of a consultant or the employment, election or retention in office of any present or former director, officer or employee of SSE or any of the SSE Subsidiaries;

(c)              any agreement, arrangement, policy or understanding pursuant to which any payment (whether of severance pay or otherwise) became or may become due to any director, officer or employee of SSE or any of the SSE Subsidiaries upon execution of this Agreement or the Bank Merger Agreement or upon or following consummation of the transactions contemplated by this Agreement or the Bank Merger Agreement (either alone or in connection with the occurrence of any additional acts or events);

(d)              any agreement, arrangement, policy or understanding pursuant to which SSE or any of the SSE Subsidiaries is obligated to indemnify any director, officer, employee or agent of SSE or any of the SSE Subsidiaries;

(e)              any agreement, arrangement, policy or understanding to which SSE or any of the SSE Subsidiaries is a party or by which any of the same is bound which limits the freedom of SSE or any of the SSE Subsidiaries to compete in any line of business or with any person;

(f)               any assistance agreement, supervisory agreement, memorandum of understanding, consent order, cease and desist order or condition of any regulatory order or decree with or by any Bank Regulator;

(g)              any agreement (other than any agreement with a banking customer for the provision of banking services entered into by SSE or any of the SSE Subsidiaries in the ordinary course of business) that involves a payment or series of payments of more than $50,000 in any one (1) year from or to SSE or any of the SSE Subsidiaries;

(h)              any agreement, arrangement or understanding, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the Bank Merger Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement or the Bank Merger Agreement; or

(i)               any other agreement, arrangement or understanding that would be required to be filed as an exhibit to SSE’s Annual Report on Form 10-K under the Exchange Act, which has not been so filed.

4.16        Brokers and Finders. Except as set forth in Section 4.16 of the SSE Disclosure Schedule, neither SSE nor any of the SSE Subsidiaries nor any of their respective directors, officers or employees, has employed any broker or finder or incurred any liability for any broker or finder fees or commissions in connection with the transactions contemplated by this Agreement or the Bank Merger Agreement.

4.17        Insurance. SSE and each of the SSE Subsidiaries are insured for reasonable amounts with reputable insurance companies against such risks as management of SSE and the SSE Subsidiaries reasonably has determined to be prudent for companies engaged in a similar business would, in accordance with good business practice, customarily be insured and has maintained all insurance required by contracts currently in effect and applicable laws and regulations. Section 4.17 of the SSE Disclosure Schedule sets forth all policies of insurance maintained by SSE or the SSE Subsidiaries as of the date hereof and any claims thereunder in excess of $25,000 since December 31, 2011. Since December 31, 2011, neither SSE nor any of the SSE Subsidiaries has received any notice of termination of any such insurance coverage or increase in the premiums therefor or has any reason to believe that any such insurance coverage will be terminated or the premiums therefor increased (except for increases in premiums in the ordinary course of business).

4.18        Properties. Section 4.18 of the SSE Disclosure Schedule sets forth the street address of all real property in which SSE or the SSE Subsidiaries has an ownership or leasehold interest (specifying, as to each, whether owned or leased) and identifies all properties on which SSE operates a bank branch. All real and personal property owned by SSE or the SSE Subsidiaries or presently used by any of them in its respective business are in good condition (ordinary wear and tear excepted) and are sufficient to carry on its business in the ordinary course of business consistent with their past practices. Each of SSE and the SSE Subsidiaries has good and marketable title free and clear of all material liens, encumbrances, charges, defaults or equities (other than equities of redemption under applicable foreclosure laws) to all of the properties and assets, real and personal, reflected on the consolidated statement of financial condition of SSE contained in the SSE Financial Statements dated December 31, 2011 or acquired, through merger or otherwise, after such date (other than those disposed of for fair value after such date), except (i) liens for current taxes not yet due or payable, (ii) pledges to secure deposits and other liens incurred in the ordinary course of its banking business, (iii) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent, and (iv) as reflected on the consolidated statement of financial condition of SSE contained in the SSE Financial Statements dated December 31, 2011.  Except as disclosed in Section 4.18 of the SSE Disclosure Schedule, all real and personal property leased or licensed by SSE or the SSE Subsidiaries are held pursuant to leases or licenses that are valid and enforceable in accordance with their respective terms subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, each such real property lease is transferable to Liberty and no such real property lease will terminate or lapse prior to March 1, 2016.

4.19        Labor. No work stoppage involving SSE or any of the SSE Subsidiaries is pending or threatened. Neither SSE nor any of the SSE Subsidiaries is involved in, threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding involving its employees. No employees of SSE or any of the SSE Subsidiaries are represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees, and to the Knowledge of SSE, there have been no efforts to unionize or organize any employees of SSE or any of the SSE Subsidiaries.

4.20        Certain Transactions. Neither SSE nor any of SSE Subsidiaries has been a party to any off-balance-sheet transactions involving interest rate and currency swaps, options and futures contracts, or any other similar derivative transactions, except as set forth in Section 4.20 of the SSE Disclosure Schedule.

4.21        Fairness Opinion. SSE has received an opinion from Sterne Agee & Leach, Inc. to the effect that, subject to the terms, conditions and qualifications set forth therein, as of the date thereof, the Merger Consideration to be received by the shareholders of SSE pursuant to this Agreement is fair to such shareholders from a financial point of view, and Sterne Agee & Leach, Inc. has consented to the inclusion of such written opinion in the Proxy Statement.

4.22        Loan Portfolio.

4.22.1         The allowance for possible losses reflected in SSE’s consolidated statement of financial condition contained in the SSE Financial Statements dated September 30, 2012 was, and the allowance for possible losses shown on the balance sheets in SSE’s Regulatory Filings for dates after September 30, 2012 will be, calculated in all material respects, as of the dates thereof, in accordance with GAAP.

4.22.2         Section 4.22.2 of the SSE Disclosure Schedule sets forth a listing, as of September 30, 2012 by account, of: (A) all loans, (1) that are contractually past due ninety (90) days or more in the payment of principal and/or interest, (2) that are on non-accrual status, (3) that as of the date of this Agreement are classified as “Impaired” (as contemplated under FAS 114), “Special Mention”, “Substandard”, “Doubtful”, “Loss”, “Classified”, “Criticized”, “Watch List”, or words of similar import, together with the principal amount of and accrued and unpaid interest on each such loan and the identity of the obligor thereunder, (4) where a reasonable doubt exists as to the timely future collectability of principal and/or interest, whether or not interest is still accruing or the loans are less than ninety (90) days past due, (5) where the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower’s ability to pay in accordance with such initial terms, or (6) where a specific reserve allocation exists in connection therewith, and (B) all assets classified by SSE as real estate acquired through foreclosure or in lieu of foreclosure, including in-substance foreclosures, and all other assets currently held that were acquired through foreclosure or in lieu of foreclosure.

4.22.3         All loans receivable (including discounts) and accrued interest entered on the books of SSE and the SSE Subsidiaries arose out of bona fide arm’s-length transactions, were made for good and valuable consideration in the ordinary course of SSE’s or the SSE Subsidiaries’ respective business, and the notes or other evidences of indebtedness with respect to such loans (including discounts) are, in all material respects, valid, true and genuine and are what they purport to be, except as set forth in Section 4.22.3 of the SSE Disclosure Schedule. The loans, discounts and the accrued interest reflected on the books of SSE and the appropriate SSE Subsidiaries are to the Knowledge of SSE subject to no defenses, set-offs or counterclaims (including, without limitation, those afforded by usury or truth-in-lending laws), except as may be provided by bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by general principles of equity. Except as set forth in Section 4.22.3 of the SSE Disclosure Schedule, all such loans are owned by SSE or the appropriate SSE Subsidiaries free and clear of any liens.

4.22.4         All pledges, mortgages, deeds of trust and other collateral documents or security instruments relating to all notes or other evidences of indebtedness referred to in Section 4.22.3 are, in all material respects, valid, true and genuine, and what they purport to be.

4.23        Required Vote; Inapplicability of Anti-takeover Statutes.

4.23.1         The affirmative vote of the holders of a majority of the outstanding shares of SSE Common Stock outstanding and entitled to vote is necessary to approve this Agreement and the transactions contemplated by this Agreement on behalf of SSE.

4.23.2         No “fair price,” “moratorium,” “control share acquisition” or other form of anti-takeover statute or regulation or provision of SSE’s Certificate of Incorporation or By-Laws is applicable to this Agreement and the transactions contemplated by this Agreement.

4.24        Material Interests of Certain Persons. Except as set forth in Section 4.24 of the SSE Disclosure Schedule, no officer or director of SSE or any of the SSE Subsidiaries, or any “associate” (as such term is defined in Rule 14a-l under the Exchange Act) of any such officer or director, (i) has any material interest in any contract or property (real or personal), tangible or intangible, used in or pertaining to the business of SSE or any of the SSE Subsidiaries, or (ii) is indebted to, or has the right under a line of credit to borrow from, SSE or any of the SSE Subsidiaries in an amount greater than $100,000.

4.25        Joint Ventures. Section 4.25 of the SSE Disclosure Schedule sets forth (i) the identities of all Joint Ventures in which SSE or any of the SSE Subsidiaries is participating, (ii) a list of agreements relating to such Joint Ventures, (iii) the identities of the other participants in the Joint Venture, (iv) the percentage of the Joint Venture owned by each participant, (v) copies of the most recent available financial statements (on an audited basis if available) of such Joint Ventures, and (vi) the amount of the investment or contractually binding commitment of SSE or the SSE Subsidiaries to invest in such Joint Venture.

4.26        Intellectual Property. SSE and each of the SSE Subsidiaries owns or possesses valid and binding licenses and other rights to use without payment of any material amount all material patents, trademarks, trade names, service marks, copyrights and any applications therefor, schematics, technology, know-how, trade secrets, inventory, ideas, algorithms, processes, computer programs and applications (in both source code and object code form) and tangible and intangible proprietary information or material that are used in their businesses (“Intellectual Property”), and all such Intellectual Property is described in Section 4.26 of the SSE Disclosure Schedule. Neither SSE nor any of the SSE Subsidiaries has any material undisclosed liability with respect to (i) the Intellectual Property or (ii) licenses, sublicenses and other agreements as to which SSE or any of the SSE Subsidiaries is a party and pursuant to which SSE or any of the SSE Subsidiaries is authorized to use any third party patents, trademarks or copyrights, including software which are incorporated in, or form a part of any SSE or any SSE Subsidiaries’ product.

4.27        Disclosures. None of the representations and warranties of SSE and BSC or any of the written information or documents furnished or to be furnished by SSE and BSC to Liberty or the Acquisition Corporation in connection with or pursuant to this Agreement or the Bank Merger Agreement or the consummation of the transactions contemplated by this Agreement or the Bank Merger Agreement (including the Merger and the Bank Merger), when considered as a whole, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to be stated or necessary to make any such information or document, in light of the circumstances, not misleading.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF LIBERTY

Liberty represents and warrants to SSE that the statements contained in this Article V are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article V), except as set forth in the Liberty Disclosure Schedule delivered by Liberty to SSE on the date hereof and except as to any representation or warranty which specifically relates to an earlier date. No representation or warranty of Liberty contained herein shall be deemed untrue or incorrect, and Liberty shall not be deemed to have breached a representation or warranty, on account of the existence of any fact, circumstance or event, unless, as a direct or indirect consequence of such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any paragraph in this Article V, as applicable, there is reasonably likely to exist a Material Adverse Effect. The mere inclusion of an item in the Liberty Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by Liberty that such item represents a material exception or fact, event or circumstance or that, absent such inclusion in the Liberty Disclosure Schedule, such item is or would be reasonably likely to result in a Material Adverse Effect.

5.1          Capital Structure. Liberty is a Connecticut-chartered savings bank in mutual form and, as a result, has no authorized or outstanding capital stock.

5.2          Organization, Standing and Authority of Liberty.

5.2.1           Liberty is a mutual savings bank duly organized and in legal existence under the laws of the State of Connecticut with full corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, and is duly licensed or qualified to do business and is in good standing or legal existence, as appropriate, in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect. The deposit accounts of Liberty are insured by the FDIC  to the maximum extent permitted by the FDIA. Liberty has paid all premiums and assessments required by the FDIC. Liberty has heretofore delivered or made available to SSE and BSC, true and complete copies of the Certificate of Incorporation and Bylaws of Liberty as in effect on the date hereof.

5.2.2           The Acquisition Corporation, on the date it becomes a party to this Agreement, will be duly organized, validly existing and in good standing under the laws of the State of Connecticut.  On and after the date the Acquisition Corporation becomes a party to this Agreement, Liberty will own all of the issued and outstanding shares of capital stock of the Acquisition Corporation, free and clear of all liens, charges, encumbrances and security interests whatsoever, and all of such shares of capital stock will be duly authorized and validly issued and fully paid, nonassessable and free of preemptive rights.

5.3          Authorized and Effective Agreement.

5.3.1           Liberty has all requisite corporate power and authority to enter into this Agreement and the Bank Merger Agreement and (subject to receipt of all necessary governmental approvals) to perform all of its obligations under this Agreement and the Bank Merger Agreement. The execution and delivery of this Agreement and the Bank Merger Agreement and the consummation of the transactions contemplated by this Agreement and the Bank Merger Agreement have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Liberty.

This Agreement and the Bank Merger Agreement have been duly and validly executed and delivered by Liberty and, assuming due authorization, execution and delivery by SSE and BSC, constitutes the legal, valid and binding obligation of Liberty, enforceable against Liberty in accordance with their terms, subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

5.3.2           Neither the execution and delivery of this Agreement or the Bank Merger Agreement, nor consummation of the transactions contemplated by this Agreement or the Bank Merger Agreement, nor compliance by Liberty with any of the provisions hereof or thereof (i) does or will conflict with or result in a breach of any provisions of the Certificate of Incorporation or Bylaws of Liberty, (ii) violate, conflict with or result in a breach of any term, condition or provision of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of Liberty pursuant to, any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Liberty is a party, or by which any of its properties or assets may be bound or affected, or (iii) subject to receipt of all required governmental and Board of Director approvals, violate any order, writ, injunction, decree, statute, rule or regulation applicable to Liberty, except for such violations, conflicts, breaches or defaults described in clause (ii) or (iii) which either individually or in the aggregate, will not have a Material Adverse Effect on Liberty.

5.3.3           The Acquisition Corporation, on the date it becomes a party to this Agreement, will have all requisite corporate power and authority to enter into this Agreement and (subject to the receipt of all necessary governmental approvals) to perform all of its obligations under this Agreement.  On the date it becomes a party to this Agreement, no other corporate proceedings on the part of the Acquisition Corporation will be necessary to consummate the transactions contemplated by this Agreement. This Agreement, upon execution and delivery by the Acquisition Corporation, will be duly and validly executed and delivered by the Acquisition Corporation, and will constitute the legal, valid and binding obligation of the Acquisition Corporation, enforceable against the Acquisition Corporation in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

5.3.4           Except for (i) the filing of applications and notices with, and the consents and approvals, as applicable, of the Bank Regulators, (ii) the filing of Certificates of Merger, this Agreement and the Bank Merger Agreement, and the approval of the Commissioner of the Department with the Secretary of the State of the State of Connecticut pursuant to the CBCA and other applicable law with respect to the Merger and the Bank Merger, and (iii) the filing of applications and notices, as applicable, with the Federal Reserve Board pursuant to the BHCA, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary on the part of Liberty or the Acquisition Corporation in connection with the execution and delivery by Liberty and the Acquisition Corporation, as applicable, of this Agreement and the Bank Merger Agreement and the consummation of the Merger and the Bank Merger by Liberty, the Acquisition Corporation and the Interim Bank, as applicable.

5.3.5           As of the date hereof, Liberty is not aware of any reasons relating to Liberty why all consents and approvals shall not be procured from all regulatory agencies having jurisdiction over the transactions contemplated by this Agreement or the Bank Merger Agreement as shall be necessary for consummation of the transactions contemplated by this Agreement or the Bank Merger Agreement.

5.4          Financial Statements.

5.4.1           Liberty has previously delivered or made available to SSE accurate and complete copies of the Liberty Financial Statements which, in the case of audited Liberty Financial Statements, are accompanied by the audit reports of its independent public accountants. The Liberty Financial Statements have been prepared in accordance with GAAP and (including the related notes where applicable) fairly present in each case in all material respects (subject in the case of the unaudited interim statements to normal year-end adjustments) the consolidated financial position, results of operations and cash flows of Liberty and the Liberty Subsidiaries on a consolidated basis as of and for the respective periods ending on the dates thereof, in accordance with GAAP during the periods involved, except as indicated in the notes thereto.

5.4.2           Each of the Liberty Financial Statements referred to in Section 5.4.1 has been prepared in accordance with GAAP during the periods involved, except as stated therein or, in the case of unaudited interim Liberty Financial Statements, the absence of footnotes and customary year-end adjustments. The audits of Liberty have been conducted in accordance with generally accepted auditing standards. The books and records of Liberty and the Liberty Subsidiaries are being maintained in compliance with applicable legal and accounting requirements, and such books and records accurately reflect in all material respects all dealings and transactions in respect of the business, assets, liabilities and affairs of Liberty and the Liberty Subsidiaries. The minute books of Liberty and each Liberty Subsidiary contain complete and accurate records of all meetings and other corporate actions of their respective shareholders and Boards of Directors (including all committees) authorized at such meetings held or taken since December 31, 2006 through the date of this Agreement.

5.4.3           At the date of each balance sheet included in the Liberty Financial Statements, Liberty did not have any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such Liberty Financial Statements or in the footnotes thereto which are not fully reflected or reserved against therein or fully disclosed in a footnote thereto, except for liabilities, obligations and loss contingencies which are not material individually or in the aggregate or which are incurred in the ordinary course of business, consistent with past practice, and except for liabilities, obligations and loss contingencies which are within the subject matter of a specific representation and warranty herein and subject, in the case of any unaudited statements, to normal, recurring audit adjustments and the absence of footnotes.

5.5          Material Adverse Effect. Since December 31, 2011 to the date hereof (i) Liberty has conducted its business in the ordinary and usual course (excluding (x) the incurrence of expenses in connection with this Agreement and the Bank Merger Agreement , (y) the incurrence of expenses in connection with the transactions contemplated by this Agreement and the Bank Merger Agreement and (z) any matter disclosed in any Liberty Disclosure Schedule), and (ii) no event has occurred or circumstance arisen that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on Liberty.

5.6          Certain Information. None of the information supplied by Liberty relating to Liberty and the Liberty Subsidiaries to be included or incorporated by reference in the Proxy Statement, as of the date(s) such Proxy Statement is mailed to shareholders of SSE, and up to and including the date of the meeting of shareholders to which such Proxy Statement relates, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date.

5.7          Compliance with Laws.

5.7.1           Liberty has all material permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business in all material respects as it is currently being conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect; and to the Knowledge of Liberty, no suspension or cancellation of any of the same is threatened.

5.7.2           Liberty is not in violation of its respective Certificate of Incorporation, Charter or other chartering instrument or Bylaws, or to the Knowledge of Liberty, in violation of any applicable federal, state or local law or ordinance or any order, rule or regulation of any federal, state, local or other governmental agency or body (including, without limitation, all banking (including without limitation all regulatory capital requirements), municipal securities, insurance, safety, health, zoning, anti-discrimination, antitrust, and wage and hour laws, ordinances, orders, rules and regulations), or in default with respect to any order, writ, injunction or decree of any court, or in default under any order, license, regulation or demand of any governmental agency and, to the Knowledge of Liberty, Liberty along with its executive officers and directors, is not in violation of any Securities Laws; and Liberty has not received any written notice or communication from any federal, state or local governmental authority asserting that Liberty is in violation of any of the foregoing, which violation has not been corrected on a prospective basis in all material respects. Liberty is not subject to any regulatory or supervisory cease and desist order, agreement, written directive, memorandum of understanding or written commitment (other than those of general applicability to all savings banks), and it has not received any written communication requesting that it enter into any of the foregoing. Since December 31, 2012 no regulatory agency has initiated any proceeding or, to the Knowledge of Liberty, investigation into the business or operations of Liberty. Liberty has not received any objection from any regulatory agency to Liberty’s response to any violation, criticism or exception with respect to any report or statement relating to any examination of Liberty.

5.7.3           Liberty was rated “Outstanding” following its most recent Community Reinvestment Act examination by the regulatory agency responsible for its supervision. Liberty has not received any notice of and has no Knowledge of any planned or threatened objection by any community group to the transactions contemplated by this Agreement or the Bank Merger Agreement.

5.8          Brokers and Finders. Neither Liberty nor any of its directors, officers or employees, has employed any broker or finder or incurred any liability for any broker or finder fees or commissions in connection with the transactions contemplated by this Agreement or the Bank Merger Agreement.

5.9          Disclosures. None of the representations and warranties of Liberty or any of the written information or documents furnished or to be furnished by Liberty to SSE in connection with or pursuant to this Agreement or the consummation of the transactions contemplated by this Agreement, when considered as a whole, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to be stated or necessary to make any such information or document, in light of the circumstances, not misleading.

5.10        Financial Ability. As of the date of this Agreement, Liberty has the financial ability and on the Effective Date of the Merger and through the date of payment of the aggregate amount of cash payable pursuant to Article III hereof, Liberty will have the funds necessary to consummate the Merger and pay the aggregate amount of cash to be paid to holders of SSE Common Stock and Options pursuant to Section 3.3 hereof.

ARTICLE VI

COVENANTS OF SSE AND BSC

6.1          Conduct of Business.

6.1.1           Affirmative Covenants.  Except with the written consent of Liberty, during the period from the date of this Agreement to the Effective Time of the Merger, SSE will operate its business, and it will cause each of the SSE Subsidiaries to operate its business, only in the usual, regular and ordinary course of business; use its reasonable best efforts in good faith to preserve intact its business organization and assets, keep available the present services of the employees, maintain its rights and franchises, and preserve the goodwill of its customers and others with whom business relationships exist; and voluntarily take no action which would or be reasonably likely to (i) adversely affect the ability of SSE or BSC to obtain any necessary approvals of Governmental Entities required for the transactions contemplated by this Agreement or the Bank Merger Agreement or increase the period of time necessary to obtain such approvals, or (ii) adversely affect its ability to perform its covenants and agreements under this Agreement or the Bank Merger Agreement;

6.1.2           Negative Covenants.  SSE agrees that from the date of this Agreement to the Effective Time of the Merger, except as otherwise specifically permitted or required by this Agreement and except to the extent required by law or regulation or any Governmental Entity, or consented to by Liberty in writing, SSE will not, and will cause each of the SSE Subsidiaries not to:

(a)              change or waive any provision of its Certificate of Incorporation, Charter or Bylaws, except as required by law;

(b)              change the number of shares of its authorized capital stock;

(c)               issue any capital stock or issue, grant or accelerate the vesting of any option, restricted stock award, warrant, call, commitment, subscription, right to purchase or agreement of any character relating to the authorized or issued capital stock of SSE or the any of the SSE Subsidiaries, or any securities convertible into shares of such stock; except that SSE may issue shares of SSE Common Stock or permit treasury shares to become outstanding to satisfy currently outstanding and fully vested Options in accordance with the terms of the respective option agreements and the SSE Stock Option Plans described in Section 4.1 hereof;

(d)              effect any recapitalization, reclassification, stock dividend, stock split or like change in capitalization, or redeem, repurchase or otherwise acquire any shares of its capital stock;

(e)              declare or pay any dividends or other distributions with respect to SSE Common Stock;

(f)               enter into or terminate any contract or agreement (including without limitation any settlement agreement with respect to litigation) except in the ordinary course of business or except as set forth in Section 6.1.2(f) of the SSE Disclosure Schedule;

(g)              incur any liabilities or obligations (excluding (i) customer deposit accounts, and retail repurchase agreements and (ii) Federal Home Loan Bank advances and federal funds purchased with securities sold under agreement to repurchase in the ordinary course of business consistent with parameters established in consultation with Liberty’s Chief Financial Officer and consistent with the prudent management and past practices of SSE) in excess of $10,000 individually or $25,000 in the aggregate, whether directly or by way of guaranty, including any obligation for borrowed money whether or not evidenced by a note, bond, debenture or similar instrument;

(h)              make any capital expenditures in excess of $5,000 individually or $10,000 in the aggregate, except pursuant to binding commitments existing on the date hereof and as set forth in Section 6.1.2(h) of the SSE Disclosure Schedule and except for expenditures reasonable and necessary to maintain assets in good repair;

(i)               except for commitments issued prior to the date of this Agreement which have not yet expired and renewals of existing credit facilities which are not subject to Special Mention or more severe risk rating which have been disclosed in Section 6.1.2(i) of the SSE Disclosure Schedule, make any new loan (including leasing transactions) or other credit facility commitment or increase any loan or other credit facility commitment to any borrower or group of affiliated borrowers in excess of the following limitations without prior consultation with and approval from Liberty’s Chief Lending Officer (or his designee), which approval shall be deemed to be given unless Liberty provides written objection to SSE by the end of the third Business Day after Liberty receives a written request from SSE for approval:

(i)	residential first mortgage loans which do not fully conform to secondary market underwriting standards;

(ii)	owner occupied and/or “under contract” residential construction loans in excess of $250,000;

(iii)	commercial and industrial loans in excess of $100,000 or $200,000 if properly secured with real estate collateral;

(iv)	commercial real estate loans in excess of $200,000 for owner-occupied and in excess of $100,000 for non-owner occupied;

(v)	commercial construction loans in excess of $100,000;

(vi)	consumer loans (including home equity loans) in excess of $25,000 for secured and in excess of $25,000 unsecured;

(vii)	residential development, acquisition, and construction loans in excess of $75,000;

(viii)	renewal of existing lines of credit subject to Special Mention or more severe risk rating; and

(ix)	loans of new monies to borrowers or borrowing relationships with Special Mention or higher risk rated credits shall not be made in any amount.

(j)               (i)           except as set forth in Section 6.1.2(j)(i) of the SSE Disclosure Schedule, grant any increase in rates of compensation to its non-officer employees other than in the ordinary course of business consistent with past practice provided that no such increase shall result in an annual adjustment of more than 3% without prior consultation with and approval from Liberty’s Senior Vice President of Human Resources or Liberty’s Chief Financial Officer; grant any increase in rates of compensation to, or pay or agree to pay any bonus or severance to, or provide any other new employee benefit or incentive to its directors or to its officers except for non-discretionary payments required by agreements existing as of the date hereof and set forth on Section 6.1.2(j)(i) of the SSE Disclosure Schedule without prior consultation with and approval from Liberty; grant any bonuses to its non-officer employees other than in the ordinary course of business consistent with past practice and bonuses that are reasonable and necessary to compensate SSE employees through the Effective Date of the Merger, in consultation with the Senior Vice President and Human Resource Director of Liberty or Liberty’s Chief Financial Officer;

enter into any employment, severance or similar agreements or arrangements with any director or employee; adopt or amend or terminate any employee benefit plan, pension plan or incentive plan except as required by law or the terms of such plan or as provided in Section 6.1.2(j)(i) of the SSE Disclosure Schedule, or permit the vesting of any material amount of benefits under any such plan other than pursuant to the provisions thereof as in effect on the date of this Agreement; or make any contributions to any SSE Employee Plan not in the ordinary course of business consistent with past practice; or

  (ii)           increase the number of (A) non-officer personnel employed by SSE or any of the SSE Subsidiaries over the staffing level previously authorized as set forth in Section 6.1.2(j)(ii) of the SSE Disclosure Schedule, or (B) officers employed by SSE or the any of the SSE Subsidiaries over the number of such officers currently so employed, without the prior consent of Liberty’s Senior Vice President and Human Resource Director or Liberty’s Chief Financial Officer.

(k)              make application for the opening or closing of any, or open or close any, branch or automated banking facility;

(l)               make any equity investment or commitment to make such an investment in real estate or in any real estate development project including foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructuring;

(m)             subject to Section 6.10 hereof, merge into, consolidate with, affiliate with, or be purchased or acquired by, any other Person, or permit any other Person to be merged, consolidated or affiliated with it or be purchased or acquired by it, or, except to realize upon collateral in the ordinary course of its business, acquire a significant portion of the assets of any other Person, or sell a significant portion of its assets;

(n)              make any change in its accounting methods or practices, except changes as may be required by GAAP or by law or regulatory requirements;

(o)              enter into any off-balance sheet transaction involving interest rate and currency swaps, options and futures contracts, or any other similar derivative transactions;

(p)              invest or commit to invest in, or otherwise increase, decrease or alter its investment in, any existing or new Joint Venture;

(q)              except as set forth in Section 6.1.2(q) of the SSE Disclosure Schedule, make any material change in policies in existence as of the date of this Agreement with regard to the extension of credit, the establishment of reserves with respect to the possible loss thereon or the charge off of losses incurred thereon, investment, asset/liability management or other material banking policies, except as may be required by changes in applicable law or regulations or by GAAP;

(r)               waive, release, grant or transfer any rights of value or modify or change any existing agreement or indebtedness to which SSE or any of the SSE Subsidiaries is a party, other than in the ordinary course of business, consistent with past practice;

(s)              purchase any debt securities or any equity securities, or purchase any security for its investment portfolio, or otherwise take any action that would materially alter the mix, maturity, credit or interest rate risk profile of its portfolio of investment securities;

(t)              enter into, renew, extend or modify any other transaction with any Affiliate;

(u)             except for the execution of this Agreement, and actions taken or which will be taken in accordance with the provisions of this Agreement and performance thereunder, take any action that would give rise to a right of payment to any individual under any employment or severance agreement or similar agreement;

(v)             except for the execution of this Agreement, and actions taken or which will be taken in accordance with the provisions of this Agreement, take any action that would give rise to an acceleration of the right to payment to any individual under any SSE Employee Plan;

(w)             without the prior consultation and consent of Liberty’s Chief Financial Officer, sell any participation interest in any existing or newly originated loan other than as permitted under Section 6.1.2(i), or acquire a participation in any loan except as set forth in and subject to the restrictions of Section 6.1.2(i) hereof;

(x)              enter into any new or depart from any existing line of business;

(y)             without prior consultation with Liberty’s Chief Financial Officer, increase or decrease the rate of interest paid on deposits, except within 25 basis points of rates paid by Liberty for comparable deposits;

(z)              take any action that (i) would, or is reasonably likely to, prevent or impede the Merger or the Bank Merger from qualifying as a qualified stock purchase within the meaning of Section 338 of the Code or (ii) is intended or is reasonably likely to result in (x) any of its representations and warranties set forth in this Agreement or the Bank Merger Agreement being or becoming untrue in any material respect at or prior to the Effective Time of the Merger, (y) any of the conditions to the Merger and the Bank Merger set forth in Article IX not being satisfied or (z) a material violation of any provision of this Agreement or the Bank Merger Agreement, except as may be required by applicable law or regulation;

(aa)            take any action in violation of any outstanding enforcement action, or violate any law, rule, regulation or other formal or informal supervisory action involving a Bank Regulator, the SEC, NYSE Amex or any securities exchange; or

(bb)           agree to do any of the foregoing.

6.2          Current Information. During the period from the date of this Agreement to the Effective Time of the Merger, SSE will cause one or more of its representatives to confer with representatives of Liberty and report on the general status of its ongoing operations at such times as Liberty may reasonably request, which reports shall include, but not be limited to, discussion of the possible termination by SSE of third-party service provider arrangements effective at the Effective Time of the Merger or at a date thereafter, non-renewal of personal and real property leases and software licenses used by SSE or any of the SSE Subsidiaries in connection with its systems operations, retention of outside consultants and additional employees to assist with transactions contemplated by this Agreement and the Bank Merger Agreement, and outsourcing, as appropriate, of proprietary or self-provided system services, it being understood that SSE shall not be obligated to take any such action prior to the Effective Time of the Merger and, unless SSE otherwise agrees, no conversion shall take place prior to the Effective Time of the Merger. SSE will promptly notify Liberty of any material change from the normal course of the business of SSE or any of the SSE Subsidiaries or in the operation of the properties of SSE or any Subsidiary and, to the extent permitted by applicable law, of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of litigation involving SSE or any of the SSE Subsidiaries. With respect to such events, SSE will also provide Liberty such information as Liberty may reasonably request from time to time. Within fifteen (15) calendar days after the end of each month, SSE will deliver to Liberty an unaudited consolidated balance sheet and an unaudited consolidated statement of operations, without related notes, for such month prepared in accordance with SSE’s current financial reporting practices.

6.3           Access to Properties and Records. In order to facilitate the consummation of the Merger and the Bank Merger and the integration of the business and operations of the parties, subject to Section 12.1 hereof and subject to applicable laws relating to exchange of information, SSE will permit Liberty and its officers, employees, counsel, accountants and other authorized representatives, access, upon reasonable notice, to its personnel and properties and those of the SSE Subsidiaries, and shall disclose and make available to Liberty during normal business hours throughout the period prior to the Effective Time of the Merger all of the books, papers and records of SSE or any of the SSE Subsidiaries relating to the assets, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors’ (other than minutes that discuss any of the transactions contemplated by this Agreement, the Bank Merger Agreement or other strategic alternatives) and shareholders’ meetings, organizational documents, Bylaws, material contracts and agreements, filings with any regulatory authority, litigation files, plans affecting employees, and any other business activities or prospects in which Liberty may have a reasonable interest; provided, however, that SSE shall not be required to take any action that would provide access to or to disclose information where such access or disclosure would violate or prejudice the rights or business interests or confidences of any customer or other person or would result in the waiver by it of the privilege protecting communications between it and any of its counsel. SSE shall provide and shall request its auditors to provide Liberty with such historical financial information regarding SSE and any of the SSE Subsidiaries (and related audit reports and consents) as Liberty may reasonably request. Liberty shall use reasonable efforts to minimize any interference with SSE’s and any of the SSE Subsidiaries’ regular business operations during any such access to SSE’s or the SSE Subsidiaries’ personnel, property, books or records. SSE and any of the SSE Subsidiaries shall permit Liberty, at Liberty’s expense, to cause so-called “Phase I Environmental Site Assessments” and/or “Phase II Environmental Site Assessments” to be performed at any physical location owned or operated by SSE or any of the SSE Subsidiaries and, to the extent SSE or any of the SSE Subsidiaries has the contractual right to do so, at any Loan Property or Participation Facility.

6.4          Financial and Other Statements.

6.4.1           Promptly upon receipt thereof, SSE will furnish to Liberty copies of each annual, interim or special audit of the books of SSE and any of the SSE Subsidiaries made by its independent accountants and/or its internal auditors and copies of all internal control reports submitted to SSE by such accountants and/or internal auditors in connection with each annual, interim or special audit of the financial statements of SSE and the SSE Subsidiaries made by such accountants and/or internal auditors.

6.4.2           As soon as reasonably available, but in no event later than March 15, 2013 and at least ten (10) days prior to the date such documents are filed with the SEC, SSE will deliver to Liberty a draft of its proposed proxy solicitation materials which shall comply with its obligations under corporate law, the Banking Law and the Securities Laws. As soon as practicable, SSE will furnish to Liberty copies of all such financial statements and reports and opinions as SSE shall send to its shareholders or any other regulatory authority, except as legally prohibited thereby.

6.4.3           SSE will advise Liberty promptly of the receipt of any examination report or written communication with any Bank Regulator with respect to the condition, activities or compliance of SSE or the SSE Subsidiaries.

6.4.4           SSE will promptly furnish to Liberty such additional financial data as Liberty may reasonably request, including without limitation, detailed routine monthly loan reports and other reports that SSE routinely produces.

6.5          Maintenance of Insurance. SSE shall maintain, and shall cause each of the SSE Subsidiaries to maintain, such insurance in such amounts as are reasonable to cover such risks management of SSE and each of the SSE Subsidiaries reasonably has determined to be prudent and as are customary in relation to the character and location of its and their respective properties and the nature of its and their respective businesses consistent with past practices.

6.6          Disclosure Supplements. From time to time prior to the Effective Time of the Merger, SSE will promptly supplement or amend the SSE Disclosure Schedule delivered in connection herewith with respect to any matter (including all developments in litigation matters) hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such SSE Disclosure Schedule or which is necessary to correct any information in such SSE Disclosure Schedule which has been rendered inaccurate thereby. No supplement or amendment to any SSE Disclosure Schedule shall be deemed to be an admission by SSE that such SSE Disclosure Schedule was materially inaccurate prior to such supplement or amendment or that such supplement or amendment constitutes a material change. No supplement or amendment to such SSE Disclosure Schedule shall be deemed to have modified the representation, warranties and covenants for the purpose of determining satisfaction of the conditions set forth in Article IX.

6.7           Consents and Approvals of Third Parties. SSE shall use all reasonable best efforts in good faith to obtain as soon as practicable all consents and approvals of any other Persons necessary or desirable for the consummation of the transactions contemplated by this Agreement and the Bank Merger Agreement. Upon Liberty’s request, without limiting the generality of the foregoing, SSE shall utilize the services of a professional proxy soliciting firm acceptable to Liberty to help obtain the shareholder vote required to be obtained by it hereunder.

6.8          Reasonable Best Efforts. Subject to the terms and conditions herein provided, SSE shall use its reasonable best efforts in good faith to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Bank Merger Agreement during the second quarter of 2013 or as soon thereafter as practicable.

6.9          Failure to Fulfill Conditions. In the event that SSE determines that a condition to its obligation to complete the Merger or the Bank Merger cannot be fulfilled and that it will not waive that condition, it will immediately so notify Liberty.

6.10        Acquisition Proposals.

6.10.1         From and after the date of this Agreement and until the termination of this Agreement, SSE agrees that neither it nor any of the SSE Subsidiaries shall, and that it shall direct and use its best efforts in good faith to cause its and such Subsidiary’s directors, officers, employees, agents and representatives not to, directly or indirectly, initiate, solicit, knowingly encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to an Acquisition Proposal. SSE further agrees that neither it nor any of the SSE Subsidiaries shall, and that it shall direct and use its reasonable best efforts in good faith to cause its and such Subsidiary’s directors, officers, employees, agents and representatives not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to an Acquisition Proposal, or otherwise knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent SSE or its Board of Directors from (A) complying with its disclosure obligations under federal or state law; (B) providing information in response to a request therefore by a Person who has made an unsolicited bona fide written Acquisition Proposal if the SSE Board of Directors receives from the Person so requesting such information an executed confidentiality agreement substantially similar to that entered into with Liberty; (C) engaging in any negotiations or discussions with any Person who has made an unsolicited bona fide written Acquisition Proposal or (D) recommending such an Acquisition Proposal to the shareholders of SSE, if and only to the extent that, in each such case referred to in clause (B), (C) or (D) above, (i) the SSE Board of Directors determines in good faith (after consultation with outside legal counsel) that such action would be required in order for its directors to comply with their respective fiduciary duties under applicable law, and

(ii) the SSE Board of Directors determines in good faith (after consultation with its financial advisor) that such Acquisition Proposal, if accepted, is at least as reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the Person making the proposal and, if consummated, would result in a transaction more favorable to SSE’s shareholders from a financial point of view than the transactions contemplated by this Agreement. An Acquisition Proposal which is received and considered by SSE in compliance with this Section 6.10 and which meets the requirements set forth in clause (D) of the preceding sentence is herein referred to as a “Superior Proposal.” SSE agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposals. SSE agrees that it will notify Liberty immediately (within 24 hours) if any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with SSE or any of its representatives after the date hereof, and the identity of the person making such inquiry, proposal or offer and the substance thereof and will keep Liberty informed of any material developments with respect thereto immediately upon the occurrence thereof.

6.10.2         In the event that the Board of Directors of SSE determines in good faith, after consultation with its financial advisor and upon advice from outside counsel, that it desires to accept a Superior Proposal, it shall notify Liberty in writing of its intent to terminate this Agreement and the Bank Merger Agreement in order to enter into an acquisition agreement with respect to, or recommend acceptance of, the Superior Proposal. Such notice shall specify all of the material terms and conditions of such Superior Proposal and identify the Person making such Superior Proposal. Liberty shall have five Business Days to evaluate and respond to SSE’s notice. If Liberty notifies SSE in writing prior to the expiration of the five Business Day period provided above that it shall increase the Merger Consideration to an amount at least equal to that of such Superior Proposal (the “Liberty Proposal”), then SSE shall not be permitted to enter into an acquisition agreement with respect to, or permit its Board to recommend acceptance to its shareholders of, such Superior Proposal. Such notice by Liberty shall specify the new Merger Consideration. SSE shall have five Business Days to evaluate the Liberty Proposal.

6.10.3         In the event the Superior Proposal involves consideration to SSE’s shareholders consisting of securities, in whole or in part, a Liberty Proposal shall be deemed to be at least equal to the Superior Proposal, if the Liberty Proposal offers Merger Consideration that equals or exceeds the consideration being offered to SSE’s shareholders in the Superior Proposal valuing any securities forming a part of the Superior Proposal at its cash equivalent based upon (a) the average trading price of such securities for the 30 trading days immediately preceding the date of the Liberty Proposal, excluding the five (5) highest and five (5) lowest prices within such 30-day period, or (b) the written valuation of such securities by a nationally recognized investment banking firm. Any written valuation shall be attached as an exhibit to the Liberty Proposal.

6.10.4         In the event that the Board of Directors of SSE determines in good faith, upon the advice of its financial advisor and outside counsel, that the Liberty Proposal is not at least equal to the Superior Proposal, SSE may terminate this Agreement and the Bank Merger Agreement in order to execute an acquisition agreement with respect to, or to allow its Board to adopt a resolution recommending acceptance to SSE’s shareholders of, the Superior Proposal as provided in Section 11.1.10.  Notwithstanding the foregoing, each director and executive officer who is a signatory to a Shareholder Agreement with Liberty shall continue to be obligated to vote the shares represented by such Shareholder Agreement for approval of this Agreement and against the approval of any other business combination of SSE or any SSE Subsidiaries without the prior written authorization of Liberty.

6.11        Board of Directors and Committee Meetings. SSE shall provide to Liberty (a) notice of any and all regular and special meetings of the Board of Directors and all Committees of SSE or BSC, which notice shall be no less timely than the notice required to be provided to SSE’s directors, and (b) at such time as customarily provided to SSE’s or BSC’s directors, copies of all written materials (i) accompanying any such notices, (ii) presented to the participants of any and all such meetings, and (iii) copies of drafts of meeting minutes and credit memoranda produced with respect to any such meeting, excluding, however, any materials pertaining to Liberty, the transactions contemplated by this Agreement and the Bank Merger Agreement, and any third party proposal to acquire a controlling interest in SSE or BSC.  Liberty shall be entitled to send one representative to observe, but not participate as a voting member in, all such meetings provided he/she shall not be allowed to observe any discussions regarding the transactions contemplated by this Agreement and the Bank Merger Agreement, and any third party proposal to acquire a controlling interest in SSE or BSC.

6.12        Reserves and Merger-Related Costs. On or before the Effective Time of the Merger, SSE shall use its reasonable best efforts in good faith to establish such additional accruals and reserves as may be necessary to conform the accounting reserve practices and methods (including credit loss practices and methods) of SSE and BSC to those of Liberty (as such practices and methods are to be applied to SSE and BSC from and after the Closing Date) and Liberty’s plans with respect to the conduct of the business of SSE and BSC following the Merger and otherwise to reflect Merger and Merger-related expenses and costs incurred by SSE, provided, however, that SSE shall not be required to take such action unless Liberty agrees in writing that all conditions to Closing set forth in Article IX have been satisfied or waived (including the expiration of any applicable waiting periods but excluding the delivery of certificates and other documents to be delivered at the Closing); prior to the delivery by Liberty of the writing referred to in the preceding clause, SSE shall, upon Liberty’s request, provide Liberty a written statement that the representation made in Section 4.22.1 hereof with respect to SSE’s or BSC’s allowance for possible loan losses is true as of such date or, alternatively, setting forth in detail the circumstances that prevent such representation from being true as of such date; and no accrual or reserve made by SSE or any of the SSE Subsidiaries pursuant to this subsection, or any litigation or regulatory proceeding arising out of any such accrual or reserve, shall constitute a breach of this Agreement within the meaning of Section 11.1.2 hereof. No action shall be required to be taken by SSE pursuant to this Section 6.12 if, in the written opinion of SSE’s independent auditors, such action would contravene GAAP.

6.13        Transaction Expenses of SSE and BSC.

6.13.1         SSE has provided Liberty with SSE’s estimated budget of transaction-related expenses reasonably anticipated to be payable by SSE in connection with the transactions contemplated by this Agreement and the Bank Merger Agreement, including the fees and expenses of counsel, accountants, investment bankers and other professionals. SSE shall promptly notify Liberty if or when it determines that it expects to exceed its budget.

6.13.2         Promptly after the execution of this Agreement, SSE shall ask all of its attorneys and other professionals to render current and correct invoices for all unbilled time and disbursements. SSE shall accrue and/or pay all of such amounts that are actually due and owing as soon as possible.

6.13.3         SSE shall advise Liberty monthly of all out-of-pocket expenses that SSE has incurred in connection with the transactions contemplated by this Agreement and the Bank Merger Agreement.

ARTICLE VII

COVENANTS OF LIBERTY

7.1          Disclosure Supplements. From time to time prior to the Effective Time of the Merger, Liberty will promptly supplement or amend the Liberty Disclosure Schedule delivered in connection herewith with respect to any material matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Liberty Disclosure Schedule or which is necessary to correct any information in such Liberty Disclosure Schedule which has been rendered inaccurate thereby. No supplement or amendment to any Liberty Disclosure Schedule shall be deemed to be an admission by Liberty that such Liberty Disclosure Schedule was materially inaccurate prior to such supplement or amendment or that such supplement or amendment constitutes a material change. No supplement or amendment to such Liberty Disclosure Schedule shall be deemed to have modified the representation, warranties and covenants the purpose of determining satisfaction of the conditions set forth in Article IX.

7.2          Consents and Approvals of Third Parties. Liberty shall use all reasonable best efforts in good faith to obtain as soon as practicable all consents and approvals of any other Persons necessary or desirable for the consummation of the transactions contemplated by this Agreement and the Bank Merger Agreement.

7.3          Reasonable Best Efforts. Subject to the terms and conditions herein provided, Liberty agrees to use its reasonable best efforts in good faith to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Bank Merger Agreement during the second calendar quarter of 2013 or as soon thereafter as practicable.

7.4          Failure to Fulfill Conditions. In the event that Liberty determines that a condition to its and the Acquisition Corporation’s obligation to complete the Merger and the Bank Merger cannot be fulfilled and that it will not waive that condition, it will immediately so notify SSE.

7.5          Employees and Employee Benefits.

7.5.1          Liberty anticipates offering employment to substantially all of the employees of SSE, subject to review of personnel files and such employment criteria for particular positions as Liberty customarily applies, following the Effective Time of the Merger.

7.5.2          Each employee of SSE who remains employed by Liberty following the Effective Time of the Merger (each, a “Continuing Employee”) shall be entitled to participate in (i) such of the employee benefit plans, deferred compensation arrangements, bonus or incentive plans and other compensation and benefit plans of SSE that Liberty may continue for the benefit of Continuing Employees following the Effective Time of the Merger, and (ii) whatever employee benefit plans and other compensation and benefit plans that Liberty may maintain for the benefit of its similarly situated employees, if such Continuing Employee is not otherwise then participating in a similar plan under subsection (i).

Each Continuing Employee shall be credited with service as a SSE employee for purposes of determining his or her status under Liberty’s policies with respect to vacation, sick and other leave. With respect to the Liberty defined benefit pension plan, each Continuing Employee shall be credited with hours of service as a SSE employee for the prior employment period with SSE in order to determine when the employee would be eligible to participate in the plan, but not for purposes of calculating benefits under the plan. With respect to the Liberty defined contribution plan, each Continuing Employee shall be eligible to participate, but will not be credited with prior years of service as a SSE employee for purposes of vesting. With respect to any Liberty plan which is a health, life or disability insurance plan, each Continuing Employee shall not be subject to any pre-existing condition limitation for conditions covered under such plans. Nothing herein shall limit the ability of Liberty to amend or terminate any of the Liberty Employee Plans in accordance with their terms at any time.

7.5.3          Section 7.5.3 of the SSE Disclosure Schedule contains all employment and change of control, severance and similar agreements, arrangements, policies or programs with any employee or director of SSE or any of the SSE Subsidiaries (“Benefit Agreements”).  Liberty shall honor the terms of all Benefit Agreements unless Liberty and the affected employee, officer or director shall agree otherwise. After the Effective Date of the Merger, any Continuing Employee whose employment is actually terminated by Liberty other than for cause within six (6) months of the Effective Date of the Merger or any employee of SSE who is not offered a position at Liberty, other than employees who are parties to an existing employment, change in control, stay bonus or severance agreement with SSE, shall receive three (3) weeks salary (W-2 based compensation) for each year of service with a maximum payment based on fifteen (15) weeks salary.

7.6          Directors and Officers Indemnification and Insurance.

7.6.1          Liberty shall maintain in effect for six (6) years following the Effective Time of the Merger, the current directors’ and officers’ liability insurance policies maintained by SSE and the SSE Subsidiaries (provided, that Liberty may substitute therefore policies of at least the same coverage containing terms and conditions which are not materially less favorable) with respect to matters occurring prior to the Effective Time of the Merger. In connection with the foregoing, SSE agrees to provide such insurer or substitute insurer with such representations as such insurer may request with respect to the reporting of any prior claims. Alternatively, Liberty may purchase “tail coverage” for a period of six (6) years following the Effective Time of the Merger for SSE’s and the SSE Subsidiaries’ current directors and officers in amount and scope, and containing terms and conditions, which are not less favorable than SSE’s current policy. The foregoing notwithstanding, in no event shall Liberty be required to expend on tail coverage in excess of $132,000 and if the annual premium exceeds such amount, Liberty shall provide the maximum amount of coverage that can be obtained for such amount.

7.6.2          From and after the Effective Time of the Merger, Liberty shall indemnify, defend and hold harmless each person who is now, or who has been at any time before the date hereof or who becomes before the Effective Time of the Merger, a director of SSE (the “Indemnified Parties”) against all losses, claims, damages, costs, expenses (including reasonable attorney’s fees), liabilities or judgments or amounts that are paid in settlement (which settlement shall require the prior written consent of Liberty, which consent shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, investigative or administrative (each a “Claim”), in which an Indemnified Party is, or is threatened to be made, a party or witness in whole or in part on or arising in whole or in part out of the fact that such person is or was a director of SSE or any of the SSE Subsidiaries if such Claim pertains to any matter of fact arising, existing or occurring at or before the Effective Time of the Merger (including, without limitation, the Merger and the Bank Merger and the other transactions contemplated by this Agreement and the Bank Merger Agreement), regardless of whether such Claim is asserted or claimed before, or after, the Effective Time of the Merger or the Effective Time of the Bank Merger (the “Indemnified Liabilities”), as provided under applicable state or federal law and under SSE’s Certificate of Incorporation and Bylaws. Liberty shall only pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party if permitted by applicable state or federal law and upon receipt of an undertaking to repay such advance payments if the Indemnified Party shall be adjudicated or determined not to be entitled to indemnification.

7.7          The Acquisition Corporation Organizational Documents.  Prior to the Effective Time, the Acquisition Corporation will be a corporation duly organized and in good standing or legal existence, as appropriate, under the laws of the jurisdiction in which it is organized with full corporate power and authority to own or lease all of its properties and assets and to carry on its business as then conducted and shall be duly licensed or qualified to do business and be in good standing or legal existence, as appropriate, in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification. Promptly following the organization of the Acquisition Corporation, the Board of Directors thereof shall approve this Agreement and the transactions contemplated hereby, and Liberty shall cause the Acquisition Corporation to execute and deliver an appropriate instrument of accession to this Agreement, whereupon the Acquisition Corporation shall become a party to, and be bound by, this Agreement.

ARTICLE VIII

REGULATORY AND OTHER MATTERS

8.1          SSE Special Meeting. SSE will, in accordance with applicable law and SSE’s Certificate of Incorporation and Bylaws, (i) as promptly as reasonably practicable take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders (the “SSE Shareholders Meeting”) for the purpose of approving this Agreement and the transactions contemplated by this Agreement, and for such other purposes as may be, in SSE’s and Liberty’s reasonable judgment, necessary or desirable, (ii) subject to the fiduciary responsibility of the Board of Directors of SSE as advised by counsel, recommend to its shareholders the approval of the aforementioned matters to be submitted by it to its shareholders and oppose any third party proposal or other action that is inconsistent with this Agreement or the consummation of the transactions contemplated by this Agreement, and (iii) cooperate and consult with Liberty with respect to each of the foregoing matters. Except with the prior approval of Liberty, no other matters shall be submitted for approval of the SSE shareholders at the SSE Shareholders Meeting.

8.2          Proxy Statement.

8.2.1          For the purposes of holding the SSE Shareholders Meeting, SSE shall draft and prepare, and Liberty shall cooperate in the preparation of, a proxy statement or statements satisfying all legal requirements and all material provisions and regulations thereunder (such proxy statement in the form mailed by SSE to the SSE shareholders, together with any and all amendments or supplements thereto, being herein referred to as the “Proxy Statement”).

8.2.2          Liberty shall provide SSE with any information concerning Liberty and the Acquisition Corporation that SSE may reasonably request in connection with the drafting and preparation of the Proxy Statement and SSE shall notify Liberty promptly of any problems with respect to the Proxy Statement. SSE shall give Liberty and its counsel the opportunity to review and comment on the Proxy Statement prior to its being printed and shall give Liberty and its counsel the opportunity to review and comment on all amendments and supplements to the Proxy Statement prior to their being printed. Each of Liberty and SSE agrees to use all reasonable efforts, after consultation with the other party hereto, to cause the Proxy Statement and all required amendments and supplements thereto to be mailed to the holders of SSE Common Stock entitled to vote at the SSE Shareholders Meeting at the earliest practicable time.

8.2.3          Liberty and SSE each shall promptly notify the other party if at any time either of them, respectively, becomes aware that the Proxy Statement contains any untrue statement of a material fact or omits to state a material fact about themselves required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. In such event, Liberty shall cooperate with SSE in the preparation of a supplement or amendment to such Proxy Statement which corrects such misstatement or omission, and SSE shall mail an amended Proxy Statement to SSE’s shareholders.

8.3          Regulatory Approvals. Each of SSE, Liberty and the Acquisition Corporation will cooperate with the other parties hereto and use all reasonable efforts to prepare and expeditiously file as soon as reasonably practicably all necessary filings and to obtain all necessary permits, consents, approvals and authorizations of all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement and the Bank Merger Agreement, including without limitation the Merger and the Bank Merger. Within forty-five (45) days after the date of this Agreement, Liberty and the Acquisition Corporation shall prepare and submit the necessary filings to the applicable Governmental Entities, including but not limited to the FDIC, the Connecticut Department of Banking and the Federal Reserve Board, seeking consent to the consummation of the Merger and the Bank Merger and transactions contemplated by this Agreement and the Bank Merger Agreement. SSE, Liberty and the Acquisition Corporation will furnish each other party hereto and each other party’s counsel with all information concerning themselves, their subsidiaries, directors, officers and shareholders and such other matters as may be necessary or advisable in connection with the Proxy Statement and any petition or any other statement or application made by or on behalf of Liberty, the Acquisition Corporation or SSE to any Governmental Entity in connection with the Merger and the Bank Merger, and the other transactions contemplated by this Agreement and the Bank Merger Agreement. Each party hereto shall have the right to review and approve in advance all characterizations of the information relating to such party and any of its Subsidiaries that appear in any filing made in connection with the transactions contemplated by this Agreement and the Bank Merger Agreement with any Governmental Entity. In addition, Liberty, the Acquisition Corporation and SSE shall each furnish to each other party hereto for review a copy of each such filing made in connection with the transactions contemplated by this Agreement and the Bank Merger Agreement with any Governmental Entity prior to its filing.

ARTICLE IX

CLOSING CONDITIONS

9.1          Conditions to Each Party’s Obligations under this Agreement. The respective obligations of each party under this Agreement and the Bank Merger Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, none of which may be waived:

9.1.1          This Agreement and the transactions contemplated by this Agreement, including the Merger and the Bank Merger, shall have been approved by the requisite vote of shareholders of SSE and BSC.

9.1.2          None of the parties hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the transactions contemplated by this Agreement or the Bank Merger Agreement.

9.1.3          All necessary approvals, authorizations and consents of all Governmental Entities required to consummate the transactions contemplated by this Agreement and the Bank Merger Agreement, including the Merger and the Bank Merger, shall have been obtained and shall remain in full force and effect and all waiting periods relating to such approvals, authorizations or consents shall have expired; and no such approval, authorization or consent shall include any condition or requirement, excluding standard conditions that are normally imposed by the regulatory authorities in bank merger transactions, that would, in the good faith reasonable judgment of the Board of Directors of Liberty, materially and adversely affect the business, operations, financial condition, property or assets of the combined enterprise of SSE and Liberty or otherwise materially impair the value of SSE to Liberty.

9.2          Conditions to the Obligations of Liberty under this Agreement. The obligations of Liberty under this Agreement shall be further subject to the satisfaction or waiver of the conditions set forth in Sections 9.2.1 through 9.2.6 at or prior to the Closing:

9.2.1          Except as otherwise contemplated by this Agreement, the Bank Merger Agreement or consented to in writing by Liberty, the representations and warranties of SSE set forth in this Agreement and the Bank Merger Agreement shall be true and correct in all material respects as of the date of this Agreement or the Bank Merger Agreement and as of the Effective Time of the Merger as though made on and as of the Effective Time of the Merger (or on the date when made in the case of any representation and warranty which specifically relates to an earlier date), except as otherwise contemplated by this Agreement or the Bank Merger Agreement or consented to in writing by Liberty; provided, however, that (i) in determining whether or not the condition contained in this Section 9.2.1 shall be satisfied, no effect shall be given to any exceptions in such representations and warranties relating to materiality or Material Adverse Effect and (ii) the condition contained in this Section 9.2.1 shall be deemed to be satisfied unless the failure of such representations and warranties to be so true and correct constitute, individually or in the aggregate, a Material Adverse Effect on SSE, taken as a whole; and SSE shall have delivered to Liberty a certificate of SSE to such effect signed by the Chief Executive Officer and the Chief Financial Officer of SSE as of the Effective Time of the Merger.

9.2.2          As of the Closing Date, SSE and the SSE Subsidiaries shall have performed in all material respects all obligations and complied in all material respects with all agreements or covenants of SSE and the SSE Subsidiaries to be performed or complied with by each of them at or prior to the Effective Date of the Merger under this Agreement, except to the extent that any failure to perform or comply shall not individually, or in the aggregate, have a Material Adverse Effect on SSE and the SSE Subsidiaries, taken as a whole, or materially adversely affect consummation of the Merger and the Bank Merger and the other transactions contemplated by this Agreement and the Bank Merger Agreement; and Liberty shall have received a certificate signed on behalf of SSE by the Chief Executive Officer and Chief Financial Officer of SSE to such effect dated as of the Effective Time of the Merger.

9.2.3          SSE and the SSE Subsidiaries shall have obtained any and all material permits, authorizations, consents, waivers, clearances or approvals required for the lawful consummation of the Merger and the Bank Merger by SSE, the failure to obtain which would have a Material Adverse Effect on SSE and the SSE Subsidiaries, taken as a whole.

9.2.4          Reasonably contemporaneously with the execution of this Agreement, each executive officer and director of SSE shall have executed a Shareholder Agreement in the form attached as Exhibit B hereto.

9.2.5          Since September 30, 2012, no event has occurred or circumstance has arisen that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on SSE or BSC.

9.2.6          Any order or formal or informal supervisory action by any Bank Regulators, the SEC, NYSE Amex or any securities exchange received by SSE or BSC, whether before or after the date of this Agreement, shall not become applicable to Liberty.

9.3          Conditions to the Obligations of SSE and BSC under this Agreement. The obligations of SSE under this Agreement shall be further subject to the satisfaction of the conditions set forth in Sections 9.3.1 through 9.3.4 at or prior to the Closing:

9.3.1          Except as otherwise contemplated by this Agreement or consented to in writing by SSE, the representations and warranties of Liberty and the Acquisition Corporation set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time of the Merger as though made on and as of the Effective Time of the Merger (or on the date when made in the case of any representation and warranty which specifically relates to an earlier date), except as otherwise contemplated by this Agreement or consented to in writing by SSE; provided, however, that (i) in determining whether or not the condition contained in this Section 9.3.1 shall be satisfied, no effect shall be given to any exceptions in such representations and warranties relating to materiality or Material Adverse Effect and (ii) the condition contained in this Section 9.3.1 shall be deemed to be satisfied unless the failure of such representations and warranties to be so true and correct constitute, individually or in the aggregate, a Material Adverse Effect on Liberty; and Liberty shall have delivered to SSE a certificate of Liberty to such effect signed by the Chief Executive Officer and the Chief Financial Officer of Liberty as of the Effective Time of the Merger.

9.3.2          As of the Closing Date, Liberty shall have performed in all material respects all obligations and complied in all material respects with all agreements or covenants of Liberty to be performed or complied with by it at or prior to the Effective Date of the Merger under this Agreement except to the extent that any failure to perform or comply shall not individually, or in the aggregate, have a Material Adverse Effect on Liberty or materially adversely affect consummation of the Merger and the Bank Merger and the other transactions contemplated by this Agreement and the Bank Merger Agreement; and SSE shall have received a certificate signed on behalf of Liberty by the Chief Executive Officer and Chief Financial Officer of Liberty to such effect dated as of the Effective Time of the Merger.

9.3.3          Liberty shall have obtained any and all material permits, authorizations, consents, waivers, clearances or approvals required for the lawful consummation of the Merger and the Bank Merger by Liberty and the Acquisition Corporation, the failure to obtain which would have a Material Adverse Effect on Liberty and its Subsidiaries, taken as a whole.

9.3.4           Liberty shall have delivered the Exchange Fund to the Exchange Agent on or before the Closing Date and the Exchange Agent shall have provided SSE with a certificate evidencing such delivery.

ARTICLE X

THE CLOSING

10.1        Time and Place. Subject to the provisions of Articles IX and XI hereof, the closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Cranmore, FitzGerald & Meaney, 49 Wethersfield Avenue, Hartford, Connecticut at 10:00 a.m. on the date determined by Liberty, in its sole discretion, upon five (5) Business Days prior written notice to SSE and BSC, but in no event later than thirty (30) days after the last condition precedent pursuant to this Agreement has been fulfilled or waived (including the expiration of any applicable waiting period), or at such other place, date or time upon which Liberty, SSE and BSC mutually agree.

10.2        Deliveries at the Closing. At the Closing there shall be delivered (i) to Liberty and SSE the certificates and other documents and instruments required to be delivered at the Closing under Article IX hereof and (ii) to the Exchange Agent on behalf of SSE the Merger Consideration required to be delivered at the Closing under Section 9.3.4 hereof.

ARTICLE XI

TERMINATION, AMENDMENT AND WAIVER

11.1        Termination. This Agreement and the Bank Merger Agreement may be terminated and the transactions contemplated by this Agreement and the Bank Merger Agreement may be terminated at any time prior to the Closing Date, whether before or after approval of the Merger and the transactions contemplated by this Agreement by the shareholders of SSE:

11.1.1        By the mutual written agreement of Liberty and SSE;

11.1.2        By either Liberty or SSE (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a breach of any of the representations or warranties set forth in this Agreement on the part of the other party such that the conditions set forth in Sections 9.2.1 or 9.3.1, as the case may be, would not be satisfied and such breach by its nature cannot be cured prior to the Closing Date or shall not have been cured within thirty (30) days after written notice by Liberty to SSE (or by SSE to Liberty) of such breach;

11.1.3        By either Liberty or SSE (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a failure to perform or comply with any of the covenants or agreements set forth in this Agreement on the part of the other party such that the conditions set forth in Sections 9.2.2 or 9.3.2, as the case may be, would not be satisfied and such failure by its nature cannot be cured prior to the Closing Date or shall not have been cured within thirty (30) days after written notice by Liberty to SSE (or by SSE to Liberty) of such failure;

11.1.4        By either Liberty or SSE if the Closing shall not have occurred by the Termination Date, or such later date as shall have been agreed to in writing by Liberty and SSE; provided, that no party may terminate this Agreement pursuant to this Section 11.1.4 if the failure of the Closing to have occurred on or before said date was due to such party’s breach of any of its obligations under this Agreement;

11.1.5        By either Liberty or SSE if the shareholders of SSE shall have voted at the SSE Shareholders Meeting on this Agreement, the Merger and the transactions contemplated by this Agreement and such vote shall not have been sufficient to approve the Agreement, the Merger and the transactions contemplated by this Agreement;

11.1.6        By either Liberty or SSE (a) if final action has been taken by a Government Entity whose approval or non-objection is required in connection with this Agreement or the Bank Merger Agreement and the transactions contemplated by this Agreement and the Bank Merger Agreement, which final action (i) has become nonappealable and (ii) does not approve or state a non-objection to this Agreement and the Bank Merger Agreement and the transactions contemplated by this Agreement and the Bank Merger Agreement, (b) if any regulatory authority whose approval or non-objection is required in connection with this Agreement and the Bank Merger Agreement and the transactions contemplated by this Agreement and the Bank Merger Agreement has stated in writing that it will not issue the required approval or non-objection, or (c) if any court of competent jurisdiction or other governmental authority shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger or the Bank Merger and such order, decree, ruling or other action shall have become final and nonappealable;

11.1.7        By (a) SSE (provided that SSE is not then in material breach of any representation, warranty, covenant or other agreement contained herein) in the event that any of the conditions precedent to the obligations of SSE to consummate the Merger and the Bank Merger, as set forth in Article IX, cannot be satisfied or fulfilled by June 28, 2013, provided, however, that if required regulatory approvals and non-objections of Governmental Entities have not been received by such date and the parties are acting in good faith to obtain such approvals and non-objections such date shall be automatically extended until September 30, 2013, or (b) either Liberty or SSE (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) in the event that any of the conditions precedent to the obligations of such party to consummate the Merger and the Bank Merger, as set forth in Article IX, cannot be satisfied or fulfilled by the Termination Date;

11.1.8        By Liberty if (a) at any time prior to the SSE Shareholder Meeting, the SSE Board of Directors shall have failed for any reason to make its recommendation referred to in Section 8.1, withdrawn such recommendation or modified or changed such recommendation in a manner adverse in any respect to the interests of Liberty, or (b) the SSE Board of Directors shall have failed for any reason to call, give notice of, convene and hold the SSE Shareholder Meeting by May 31, 2013;

11.1.9        By Liberty if a tender offer or exchange offer for 25% or more of the outstanding shares of SSE Common Stock is commenced (other than by Liberty), and the SSE Board of Directors recommends that the shareholders of SSE tender their shares in such tender or exchange offer or otherwise fails to recommend that such shareholders reject such tender offer or exchange offer within ten (10) business days after commencement of the tender offer or exchange offer;

11.1.10      At any time prior to the SSE Shareholders Meeting, by SSE in order to concurrently enter into an acquisition agreement or similar agreement (each, an “Acquisition Agreement”) with respect to a Superior Proposal which has been received and considered by SSE and the SSE Board of Directors in compliance with Section 6.10 hereof, provided, however, that this Agreement may be terminated by SSE pursuant to this Section 11.1.10 only after the fifth Business Day following Liberty’s receipt of written notice from SSE advising Liberty that SSE is prepared to enter into an Acquisition Agreement with respect to a Superior Proposal, and only if, during such five-Business Day period, Liberty does not, in its sole discretion, make a Liberty Proposal that the SSE’s Board of Directors determines, in compliance with Section 6.10.4 hereof, is not at least equal to the Superior Proposal.

For purposes of this Section 11.1, termination of this Agreement by Liberty shall be deemed to constitute a termination on behalf of the Acquisition Corporation.

11.2        Effect of Termination.

11.2.1        In the event of termination of this Agreement pursuant to any provision of Section 11.1, this Agreement and the Bank Merger Agreement shall forthwith become void and have no further force, except that (i) the provisions of Sections 11.1, 11.3, 12.1, 12.2, 12.6, 12.9, 12.10, this Section 11.2, and (ii) any other Section which, by its terms, relates to post-termination rights or obligations, shall survive such termination of this Agreement and remain in full force and effect.

11.2.2        In recognition of the efforts, expenses and other opportunities foregone by Liberty while structuring and pursuing the Merger and the Bank Merger, the parties hereto agree that SSE shall pay to Liberty a termination fee of Four Hundred Fifty Thousand Dollars ($450,000) (the “SSE Termination Fee”) in the manner set forth below only if:

(i)	this Agreement is terminated by Liberty pursuant to Section 11.1.8 or 11.1.9;

(ii)
this Agreement is terminated by (A) Liberty pursuant to Sections 11.1.2 or 11.1.3, or (B) by either Liberty or SSE pursuant to Section 11.1.5, and in the case of any termination pursuant to clause (A) or (B) an Acquisition Proposal shall have been publicly announced or otherwise communicated or made known to the senior management of SSE or the SSE Board of Directors (or any Person shall have publicly announced, communicated or made known an intention, whether or not conditional, to make an Acquisition Proposal) at any time after the date of this Agreement and prior to the taking of the vote of the shareholders of SSE contemplated by this Agreement at the SSE Shareholder Meeting, in the case of clause (B), or the date of termination of this Agreement, in the case of clause (A); or

(iii)	this Agreement is terminated by SSE pursuant to Section 11.1.10.

Any amount that becomes payable by SSE pursuant to Section 11.2.2(i) or (iii) shall be satisfied on or before the third Business Day following termination of this Agreement. Any amount that becomes payable by SSE pursuant to Section 11.2.2(ii) shall be satisfied in the amount of Two Hundred Twenty-Five Thousand Dollars ($225,000) on or before the third Business Day following termination of this Agreement and an additional Two Hundred Twenty-Five Thousand Dollars ($225,000) on or before the third Business Day following the date SSE or BSC enters into a definitive agreement relating to an Acquisition Transaction or the consummation of an Acquisition Transaction within one (1) year after termination of this Agreement pursuant to Section 11.2.2(ii) (y) by wire transfer of immediately available funds to an account designated by Liberty or (z) if SSE has been advised by a Governmental Entity or has received an opinion of its legal counsel that it cannot pay some or all of the SSE Termination Fee pursuant to clause (y) without obtaining the approval or non-objection of a Government Entity whose approval or non-objection has not been received, by delivery to Liberty of shares of Common Stock having a Fair Market Value equal to the portion not paid pursuant to clause (y), but in no event shall the number of shares of Common Stock issued pursuant to this clause (z) exceed 4.99% of the pro forma number of shares of Common Stock issued and outstanding reflecting such issuance. For purposes of Sections 11.2.2 and 11.2.3, “Fair Market Value” shall mean the average of the daily closing prices of a share of SSE Common Stock (and if there is no closing sales prices on any such day, then the mean between the closing bid and closing asked prices on that day) as reported on the NYSE Amex for the five (5) consecutive trading days immediately preceding the first public announcement of the transactions contemplated by this Agreement.

11.2.3        In the event of a termination of this Agreement pursuant to Section 11.1.2 or 11.1.3 hereof resulting from the willful conduct or gross negligence of SSE on the one hand or Liberty or the Acquisition Corporation on the other, SSE or Liberty shall be obligated to reimburse Liberty or SSE, as the case may be, for up to Three Hundred Fifty Thousand Dollars ($350,000) of documented reasonable out-of-pocket costs and expenses, including, without limitation, reasonable legal, accounting and investment banking fees and expenses, incurred by such other party in connection with the entering into of this Agreement and the Bank Merger Agreement and the carrying out of any and all acts contemplated by this Agreement and the Bank Merger Agreement (collectively referred to as “Costs”). The payment of Costs is not an exclusive remedy, but is in addition to any other rights or remedies available to the parties hereto at law or in equity or as is contemplated herein. Any amount that becomes payable by Liberty pursuant to this Section 11.2.3 shall be satisfied by wire transfer of immediately available funds to an account designated by SSE on or before the third Business Day following termination of this Agreement. Any amount that becomes payable by SSE pursuant to this Section 11.2.3 shall be satisfied on or before the third Business Day following termination of this Agreement in the manner set forth in clauses (y) and (x) of Section 11.2.2, but in no event shall the number of shares of Common Stock issued pursuant to Sections 11.2.2 1 and 11.2.3 together exceed 4.99% of the pro forma number of shares of Common Stock issued and outstanding reflecting such issuances.

11.2.4        Except as provided in Sections 11.2.2 and 11.2.3 whether or not the Merger is consummated, all Costs incurred in connection with this Agreement and the Bank Merger Agreement and the transactions contemplated by this Agreement and the Bank Merger Agreement shall be borne by the party incurring such Costs.

11.2.5        In no event shall any officer, agent or director of SSE, the SSE Subsidiaries, Liberty or any Liberty Subsidiary, be personally liable hereunder for any default by any party in any of its obligations hereunder unless any such default was intentionally caused by such officer, agent or director.

11.3        Amendment, Extension and Waiver. Subject to applicable law, at any time prior to the Effective Time of the Merger (whether before or after approval of this Agreement and the transactions contemplated by this Agreement by the shareholders of SSE), the parties hereto by action of their respective Boards of Directors, may (a) amend this Agreement or the Bank Merger Agreement, (b) extend the time for the performance of any of the obligations or other acts of any other party under this Agreement or the Bank Merger Agreement, (c) waive any inaccuracies in the representations and warranties contained in this Agreement or the Bank Merger Agreement or in any document delivered pursuant to this Agreement or the Bank Merger Agreement, or (d) waive compliance with any of the agreements or conditions contained in this Agreement or the Bank Merger Agreement; provided, however, that after any approval of this Agreement and the transactions contemplated by this Agreement by the shareholders of SSE, there may not be, without further approval of such shareholders, any amendment of this Agreement which reduces the amount, value or changes the form of consideration to be delivered to SSE’s shareholders or Option holders pursuant to this Agreement. This Agreement or the Bank Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

ARTICLE XII

MISCELLANEOUS

12.1        Confidentiality. Except as specifically set forth herein, Liberty and SSE mutually agree to be bound by the terms of the confidentiality agreements previously executed by the parties hereto (the “Confidentiality Agreements”), which Confidentiality Agreements are hereby incorporated herein by reference. The parties hereto agree that such Confidentiality Agreements shall continue in accordance with their terms, notwithstanding the termination of this Agreement.

12.2        Public Announcements. SSE and Liberty shall cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement, except as may be otherwise required by law, and neither SSE nor Liberty shall issue any joint news releases with respect to this Agreement unless such news releases have been mutually agreed upon in writing by the parties hereto, except as required by law.

12.3        Formation of the Acquisition Corporation. Liberty shall promptly file with the Connecticut Banking Commissioner an application for the organization of the Acquisition Corporation pursuant to Connecticut General Statutes §36a-70(p)(1), as amended.  Upon the issuance of a temporary certificate of authority to the Acquisition Corporation, Liberty shall cause the Acquisition Corporation to become a party to this Agreement.

12.4        Survival. All representations, warranties and covenants in this Agreement or in any instrument delivered pursuant hereto shall expire on and be terminated and extinguished at the Effective Date of the Merger, other than those covenants set forth in Sections 2.3, 2.4, 2.5, 7.5 and 7.6 or any other covenant that by its terms is to survive or be performed after the Effective Date of the Merger.

12.5        Notices. All notices or other communications hereunder shall be in writing and shall be deemed given if delivered by receipted hand delivery or mailed by prepaid registered or certified mail (return receipt requested) or by cable, telegram, telex or fax addressed as follows:

If to SSE or BSC, to:

The Bank of Southern Connecticut
Southern Connecticut Bancorp, Inc.
215 Church Street
New Haven, CT  06510
Attn:       Mr. Joseph J. Greco
Chief Executive Officer
Fax:         (203) 787-5056
Email:     jjg@scbancorp.com

With required copies to:

Day Pitney, LLP
242 Trumbull Street
Hartford, CT  06103-1212
Attn:      Robert M. Taylor, III
Fax:        (860) 881-2523
Email:     rmtaylor@daypitney.com

If to Liberty or the Acquisition Corporation, to:

315 Main Street
Middletown, CT 06457
Attn:      Thomas J. Pastorello, Executive Vice President and Chief Financial Officer
Fax:        (860) 344-7389
Email:     tpastorello@liberty-bank.com
With required copies to:

Cranmore, FitzGerald & Meaney
47 Wethersfield Avenue
Hartford, CT 06114
Attn:      J. J. Cranmore, Esq.
Fax:        (860) 522-3379
Email:     jcranmore@cfmlawfirm.com

or such other address as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given as of the date so mailed.

12.6        Parties in Interest. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties hereto, and that (except as otherwise expressly provided in this Agreement) nothing in this Agreement is intended to confer upon any other person any rights or remedies under or by reason of this Agreement.

12.7        Complete Agreement. This Agreement and the Bank Merger Agreement, including the Exhibit and Disclosure Schedules hereto and the documents and other writings referred to in this Agreement or the Bank Merger Agreement or delivered pursuant to this Agreement or the Bank Merger Agreement, together with the Confidentiality Agreements referred to in Section 12.1, contain the entire agreement and understanding of the parties with respect to their subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties other than those expressly set forth in this Agreement, the Bank Merger Agreement and the Confidentiality Agreements referred to in Section 12.1. This Agreement and the Bank Merger Agreement supersede all prior agreements and understandings (other than the Confidentiality Agreements referred to in Section 12.1 hereof) between the parties, both written and oral, with respect to their subject matter.

12.8        Counterparts. This Agreement may be executed in counterparts all of which shall be considered one and the same agreement and each of which shall be deemed an original.

12.9        Severability. In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the parties shall use their reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Agreement.

12.10     Governing Law. This Agreement shall be governed by the laws of the State of Connecticut, without giving effect to conflicts of laws principles that would require the application of any other law.

12.11     Interpretation. When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. The recitals hereto constitute an integral part of this Agreement. References to Sections include subsections, which are part of the related Section (e.g., a section numbered Section 5.5.1” would be part of “Section 5.5” and references to “Section 5.5” would also refer to material contained in the subsection described as “Section 5.5.1”). The table of contents, index and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The phrases “the date of this Agreement”, “the date hereof” and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the Recitals to this Agreement.

12.12     Specific Performance. The parties hereto agree that irreparable damage would occur in the event that the provisions contained in this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions thereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

Exhibit A - Form of Bank Merger Agreement.

Exhibit B – Form of Shareholder Agreement.

[SIGNATURES APPEAR ON THE FOLLOWING PAGES]

IN WITNESS WHEREOF, Liberty and SSE have caused this Agreement to be executed under seal by their duly authorized officers as of the date first set forth above.

LIBERTY BANK

By:	/s/ Chandler J. Howard
Name:	Chandler J. Howard
Title:	President and Chief Executive Officer

SOUTHERN CONNECTICUT BANCORP, INC.

By:	/s/ Joseph J. Greco
Name:	Joseph J. Greco
Title:	Chief Executive Officer

THE BANK OF SOUTHERN CONNECTICUT

By:	/s/ Joseph J. Greco
Name:	Joseph J. Greco
Title:	Chief Executive Officer

IN WITNESS WHEREOF, the following directors of Southern Connecticut Bancorp, Inc. have executed this Agreement as of the date first set forth above.

/s/ Alphonse F. Spadaro
Alphonse F. Spadaro, Chairman

/s/ James S. Brownstein
James S. Brownstein, Esq.

/s/ Alfred J. Ranieri, Jr.
Alfred J. Ranieri, Jr., M.D.

Joshua H. Sandman, Ph.D.

/s/ Janette J. Parker
Janette J. Parker

/s/ Joseph J. Greco
Joseph J. Greco

IN WITNESS WHEREOF, the following directors of The Bank of Southern Connecticut have executed this Agreement as of the date first set forth above.

/s/ Alphonse F. Spadaro
Alphonse F. Spadaro, Chairman

/s/ James S. Brownstein
James S. Brownstein, Esq.

/s/ Alfred J. Ranieri, Jr.
Alfred J. Ranieri, Jr., M.D.

Joshua H. Sandman, Ph.D.

/s/ Janette J. Parker
Janette J. Parker

/s/ Joseph J. Greco
Joseph J. Greco

IN WITNESS WHEREOF, the following directors of Liberty Bank have executed this Agreement as of the date first set forth above.

/s/ Mark R. Gingras
Mark R. Gingras, Chairman

/s/ William T. Christopher
William T. Christopher

/s/ Jean M. D’Aquila
Jean M. D’Aquila

David Director

Winona S. Goings

/s/ Steve J. Gorss
Steve J. Gorss

/s/ Gary Gomola
Gary Gomola

/s/ Michael Helfgott
Michael Helfgott

/s/ Chandler J. Howard
Chandler J. Howard

/s/ Lawrence McHugh
Lawrence McHugh

/s/ Timothy Ryan
Timothy Ryan

/s/ Grace Sawyer Jones
Grace Sawyer Jones

/s/ Richard W. Tomc
Richard W. Tomc

AGREEMENT OF THE ACQUISITION CORPORATION

The Acquisition Corporation hereby agrees to become a party to, bound by and comply with all of the provisions of the Agreement and Plan of Merger dated as of January 16, 2013.

THE ACQUISITION CORPORATION

By:	/s/ Thomas J. Pastorello
Name:	Thomas J. Pastorello
Title:	Organizer

Exhibit A

EXECUTION COPY

ARTICLES OF COMBINATION
and
BANK MERGER AGREEMENT

These Articles of Combination and Bank Merger Agreement (this “Bank Merger Agreement”) are made and entered into this 16th day of January, 2013 between Liberty Bank, a Connecticut-chartered mutual savings bank (“Liberty”), and The Bank of Southern Connecticut, a Connecticut-chartered stock bank (“BSC”).

WITNESSETH

WHEREAS, Liberty, BSC and Southern Connecticut Bancorp, Inc., a Connecticut corporation (“SSE”), have entered into an Agreement and Plan of Merger, dated as of January 16, 2013 (the “Agreement”);

WHEREAS, BSC is a wholly-owned subsidiary of SSE;

WHEREAS, pursuant to the Agreement, Liberty shall form a wholly-owned subsidiary which will merge with and into SSE and immediately thereafter SSE shall merge with and into Liberty (the “Merger”);

WHEREAS, BSC has issued and outstanding 2,500,000 shares of common stock, par value $0.01 per share (“BSC Common Stock”), all of which is eligible to vote;

WHEREAS, all of the issued and outstanding shares of BSC Common Stock have been voted in favor of the merger of BSC with and into Liberty; and

WHEREAS, the Board of Directors of BSC and the Board of Directors of Liberty have each unanimously voted in favor of the merger of BSC with and into Liberty pursuant to this Bank Merger Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Agreement, the parties hereto do mutually agree, intending to be legally bound, as follows:

ARTICLE 1
DEFINITIONS

Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

1.1           “Bank Merger” shall refer to the merger of BSC with and into Liberty as provided in Section 2.1 of this Bank Merger Agreement.

1.2           “Banking Commissioner” shall mean the Commissioner of Banking of the State of Connecticut.

1.3           “Banking Law” shall mean the Banking Law of Connecticut, Connecticut General Statutes§§ 36a-1 et seq., as amended.

1.4           “Effective Time” shall mean the date and time at which the Bank Merger contemplated by this Bank Merger Agreement becomes effective as provided in Section 2.2 hereof.

1.5           “SOTS” means the Secretary of the State of the State of Connecticut.

1.6           “Surviving Bank” shall refer to Liberty as the surviving bank in the Bank Merger.  The location of the main office of Liberty shall be at 315 Main Street, Middletown, Connecticut.

ARTICLE 2
TERMS OF THE BANK MERGER

2.1           The Bank Merger

(a)           Subject to the consummation of the Merger as contemplated by the Agreement, at the Effective Time BSC shall be merged with and into Liberty pursuant to Sections 36a-125 and 36a-126 of the Banking Law and other applicable law.  Liberty shall be the Surviving Bank in the Bank Merger and shall continue to be regulated by the Banking Commissioner.

(b)           As a result of the Bank Merger, each share of BSC Common Stock issued and outstanding prior to the Effective Time shall automatically be canceled and shall cease to exist.

(c)           The Bank Merger shall have the effects set forth at Sections 36a-125 and 36a-126(a) of the Banking Law.

2.2           Effective Time

The Bank Merger shall become effective as of the close of the business on the date that this Bank Merger Agreement and the approval of the Banking Commissioner are filed with the SOTS.  The Bank Merger shall not be effective unless and until approved by the Banking Commissioner and all other “Governmental Entities” (as defined in the Agreement) as contemplated by the Agreement.

2.3           Name of the Surviving Bank

The name of the Surviving Bank shall be “Liberty Bank” and, on or after the Effective Time, the main office of the Surviving Bank shall be 315 Main Street, Middletown, Connecticut.

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2.4           Certificate of Incorporation

On or after the Effective Time, the Certificate of Incorporation, as amended, of Liberty in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Bank until thereafter amended as provided therein and by applicable law.

2.5           Bylaws

On and after the Effective Time, the Bylaws, as amended, of Liberty in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Bank until thereafter amended as provided therein and by applicable law.

2.6           Directors and Officers

In accordance with its Bylaws, as amended, the current number of directors of Liberty Bank is thirteen (13).  On and after the Effective Time, the directors of the Surviving Bank shall be the same directors of Liberty as prior to the Effective Time.  On and after the Effective Time, the officers of the Surviving Bank shall be the officers of Liberty as prior to the Effective Time supplemented by those officers of BSC who accept employment from Liberty, in each case until their respective successors are duly elected or appointed and qualified.  The directors and officers of the Surviving Bank shall hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Bank.

2.7           Effects of the Bank Merger.

Upon consummation of the Bank Merger, and in addition to the effects under applicable law, including without limitation 12 U.S.C. §215A,

(i)           all rights, franchises and interests of BSC in and to every type of property (real, personal and mixed), tangible and intangible, and choses in action shall be transferred to and vested in the Surviving Bank by virtue of the Bank Merger without any deed or other transfer, and the Surviving Bank, without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises and interests, including appointments, designations and nominations, and all other rights and interests as trustee, executor, administrator, registrar of stocks and bonds, guardian of estates, assignee, receiver and committee of estates of the mentally impaired, and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises and interests were held or enjoyed by BSC immediately prior to the Effective Time; and

(ii)           the Surviving Bank shall be liable for all liabilities of BSC, fixed or contingent, including all deposits, accounts, debts, obligations and contracts thereof, matured or unmatured, whether accrued, absolute, contingent or otherwise, and whether or not reflected or reserved against on balance sheets, books of account or records thereof, and all rights of creditors or obligees and all liens on property of BSC shall be preserved unimpaired.

ARTICLE 3
REPRESENTATIONS

Each of Liberty and BSC represents and warrants that this Bank Merger Agreement has been duly authorized, executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable against it in accordance with the terms hereof (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general principles of equity).

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ARTICLE 4
MISCELLENEOUS

4.1           Amendments.  To the extent permitted by law, this Bank Merger Agreement may be amended by a subsequent writing signed by the parties hereto upon the approval of the Board of Directors of SSE and the Board of Directors of Liberty.

4.2           Additional Actions.  If, at any time after the Effective Time, the Surviving Bank shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in the Surviving Bank its rights, title or interest in, to or under any of the rights, properties or assets of BSC acquired or to be acquired by the Surviving Bank as a result of, or in connection with, the Bank Merger, or (ii) otherwise carry out the purposes of this Bank Merger Agreement, BSC and its proper officers and directors shall be deemed to have granted to the Surviving Bank an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurance in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Bank and otherwise to carry out the purposes of this Bank Merger Agreement; and the proper officers and directors of the Surviving Bank are fully authorized in the name of BSC or otherwise to take any and all such action.

4.3           Successors. This Bank Merger Agreement shall be binding on the successors of Liberty and BSC.

4.4           Counterparts.  This Bank Merger Agreement may be executed in counterparts, each of which shall be considered one and the same agreement and each of which shall be deemed to be an original, and shall become effective when counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

4.5           Termination.  This Bank Merger Agreement will terminate and the Bank Merger and the other transactions contemplated by this Bank Merger Agreement will be abandoned if at any time prior to the Effective Time the Agreement is terminated in accordance with Article XI thereof.

[Signatures on next page.]

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In accordance with the procedures set forth in the Banking Law and other applicable law, Liberty and BSC have caused this Bank Merger Agreement to be executed by their duly authorized representatives on the date indicated.

LIBERTY BANK

ATTEST:

By:	By:
Name:	Name:
Title:	Title:

The Board of Directors of Liberty Bank:

Mark R. Gingras, Chairman	Michael Helfgott
William T. Christopher	Chandler J. Howard
Jean M. D’Aquila	Lawrence McHugh
David Director	Timothy Ryan
Winona S. Goings	Grace Sawyer Jones
Steve J. Gorss	Richard W. Tomc
Gary Gomola

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THE BANK OF SOUTHERN CONNECTICUT

ATTEST:

By:	By:
Name:	Name:
Title:	Title:

The Board of Directors of The Bank of Southern Connecticut:

Alphonse F. Spadaro, Chairman
James S. Brownstein, Esq.
Alfred J. Ranieri, Jr., M.D.
Joshua H. Sandman, Ph.D.
Janette J. Parker
Joseph J. Greco

6

Exhibit B

EXECUTION COPY

CONFIDENTIAL FORM OF SHAREHOLDER AGREEMENT TO BE SIGNED BY EACH OF THE DIRECTORS AND CERTAIN EXECUTIVE OFFICERS OF SSE RELATING TO THE VOTING OF THE SSE SHARES OF COMMON STOCK WHICH THEY BENEFICIALLY OWN AND OVER WHICH THEY HAVE SOLE OR SHARED VOTING POWER.

Shareholder Agreement

January 16, 2013

Liberty Bank
315 Main Street
Middletown, CT 06457

Ladies and Gentlemen:

The undersigned beneficially owns and has sole voting power or shared voting power with respect to the number of shares of common stock, $0.01 par value per share (the “Common Stock”), of Southern Connecticut Bancorp, Inc. (“SSE”) indicated on the signature page hereof (the “Shares”).

Contemporaneously with the execution of this letter agreement, Liberty Bank (“Liberty”), SSE and The Bank of Southern Connecticut have entered into an Agreement and Plan of Merger (the “Merger Agreement”) dated as of the date hereof, providing for the merger of SSE with and into Liberty (the “Merger”), pursuant to which all of the issued and outstanding shares of Common Stock will be converted into the right to receive a cash payment on terms and conditions set forth in the Merger Agreement.

In consideration of Liberty’s entering into the Merger Agreement and proceeding to use its best efforts to consummate the Merger, and in consideration of the expenses incurred and to be incurred by Liberty in connection therewith, the undersigned agrees as follows:

1.           The undersigned will vote the Shares, or cause the Shares to be voted, for the approval of the Merger Agreement and the Merger, and any other matters relating thereto presented for approval of the shareholders of SSE, and will vote the Shares, or cause the Shares to be voted, against the approval of any other agreement providing for a merger, consolidation, sale of assets or other business combination of SSE or any of the SSE Subsidiaries (as defined in the Merger Agreement) with any person or entity other than Liberty.

2.           The undersigned will not sell, assign, transfer or otherwise dispose of, or permit to be sold, assigned, transferred or otherwise disposed of, any of the Shares except (a) for transfers by will or by operation of law (in which case this Shareholder Agreement shall bind the transferee) and (b) as Liberty may otherwise agree in writing.

3.           The undersigned agrees that unless exercised prior to the Effective Time (as defined in the Merger Agreement) of the Merger Agreement, any unexercised options owned or controlled by the undersigned shall be cancelled, as provided in Merger Agreement.

4.           The undersigned will not:

(a)
directly or indirectly solicit or encourage (including by way of furnishing information), or initiate any communication with any other person or entity with respect to, any proposal for a merger, consolidation, sale of assets or other business combination involving SSE or any of the SSE Subsidiaries or for the acquisition of any capital stock of SSE or any of the SSE Subsidiaries; or

(b)	encourage any person, firm, corporation, group or other entity to engage in any of the actions covered by subparagraph (a) above.

5.           If the Merger shall be consummated as provided in the Merger Agreement, then for a period commencing on the date of consummation of the Merger and terminating one (1) year thereafter, the undersigned (a) will continue to provide his or her personal and business banking business to Liberty to substantially the same extent as heretofore provided to SSE, provided that such services are offered by Liberty on commercially reasonable terms, (b) will not, to the extent that Liberty offers such services on commercially reasonable terms, directly or indirectly, solicit business for, or encourage any person to provide business to, any other banking or financial institution doing business in the geographic area comprised of New Haven County in the State of Connecticut, and (c) will not serve as a member of the governing board, or on any committee or advisory committee, or as an organizer or incorporator of, any bank, bank holding company, or other financial institution which maintains an office in Connecticut, other than the Liberty advisory board described in Section 2.4.2 of the Merger Agreement.

6.           The undersigned represents that he or she has the complete and unrestricted power and the unqualified right to enter into and perform the terms of this Shareholder Agreement, and that this Shareholder Agreement constitutes a valid and binding agreement with respect to such party, enforceable against such party in accordance with its terms.

7.           Contingent upon the effectiveness of the Merger, the undersigned hereby irrevocably and unconditionally releases and discharges SSE and its successors and assigns, from any and all claims, demands, agreements, promises, actions, causes of action, suits, obligations, costs, expenses, damages, losses and liabilities, of whatever kind or nature, at law or in equity or otherwise, whether known or unknown, which he or she ever had, may have had, now has, or may have in the future, for or by reason of any cause, thing, or matter whatsoever from the beginning of the world to the Effective Time of the Merger, arising or related to the undersigned acting as an officer or director of SSE or any of the SSE Subsidiaries, except only for any rights arising solely under and by reason of the Merger Agreement, including, without limitation the right of the undersigned to directors and officers indemnification insurance and indemnification as provided in Section 7.6 of the Merger Agreement.

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8.           The undersigned acknowledges that irreparable damage would occur if any of the provisions hereof were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the undersigned agrees that Liberty shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of the provisions hereof and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in the United States or any state thereof, in addition to any other remedy to which Liberty may be entitled at law or equity.

9.           This Shareholder Agreement shall apply to any and all shares of common stock of SSE acquired in any manner (including by exercise of options) by the undersigned after the date hereof and, for purposes of this Shareholder Agreement, any and all such after acquired shares shall be deemed included in the term “Shares” as used herein.

10.           This Shareholder Agreement is to be governed by the laws of the State of Connecticut, without giving effect to the principles of conflicts of laws thereof. If any provision hereof is deemed unenforceable, the enforceabililty of the other provisions hereof shall not be affected.

11.           This Shareholder Agreement will terminate upon mutual consent of the parties to this Shareholder Agreement or upon the earliest to occur of (i) the termination of the Merger Agreement by mutual consent of Liberty and SSE effected in accordance with the terms thereof, (ii) the passage of eighteen (18) months after termination of the Merger Agreement (iii) the payment in full by SSE of all applicable SSE Termination Fees and Costs (as defined in the Merger Agreement), (iv) the termination of the Merger Agreement effected in accordance with the terms thereof by SSE by reason of any action or failure to act of Liberty or (v) the termination of the Merger Agreement effected in accordance with the terms thereof by Liberty by reason of any action or failure to act of SSE not resulting from SSE’s willful conduct or gross negligence, provided that no Termination Fees or Costs pursuant to the Merger Agreement are payable.

Please confirm our agreement with you by signing a copy of this Shareholder Agreement.

        Very truly yours,

                                                            ___________________________________

Confirmed and Agreed:

LIBERTY BANK

By:__________________________

Share Certificate or Option Agreement Number	Number of Shares	Number of Options
________________	________________	________________
________________	________________	________________
________________	________________	________________
________________	________________	________________

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Annex B

January 16, 2013

Board of Directors
Southern Connecticut Bancorp, Inc.
215 Church Street
New Haven, CT 06510

Members of the Board of Directors:

Southern Connecticut Bancorp, Inc. (“SSE”) and Liberty Bank (“Liberty”) have entered into an Agreement and Plan of Merger dated January 16, 2013 (the “Agreement”) pursuant to which SSE will be merged with Liberty in a transaction (the “Merger”) in which each outstanding share of SSE’s common stock, par value $0.01, (the “SSE Shares”), shall be cancelled, shall cease to exist and shall no longer be outstanding and shall be converted into the right to receive an amount of cash equal to $3.76 per share (the “Consideration”) payable upon surrender of the certificate that formerly evidenced such SSE Shares.

You have requested our opinion as to the fairness, from a financial point of view, of the Consideration to the holders of the SSE Shares.

In arriving at our opinion, we have, among other things:

1.	Reviewed the Agreement dated January 16, 2013;

2.	Reviewed certain publicly-available financial and business information of SSE, Liberty and their affiliates which we deemed to be relevant;

3.	Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities, liquidity and prospects of SSE and Liberty;

4.	Reviewed materials detailing the Merger prepared by SSE, Liberty and their affiliates and by their legal and accounting advisors;

5.
Conducted conversations with members of senior management and representatives of both SSE and Liberty regarding the matters described in clauses 1-4 above, as well as their respective businesses and prospects before and after giving effect to the Merger;

6.	Compared certain financial metrics of SSE and Liberty to other selected banks and thrifts that we deemed to be relevant;

7.	Analyzed the terms of the Merger relative to selected prior mergers and acquisitions involving a depository institution as the selling entity;

8.	Analyzed the impact of the Merger on certain balance sheet and capital ratios of Liberty as of September 30, 2012;

January 16, 2013

9.	Analyzed the Consideration offered relative to SSE’s book value and tangible book value as of September 30, 2012;

10.	Analyzed the Consideration offered relative to SSE’s stand-alone estimated earnings per share for the projected fiscal years ending December 31, 2013 and 2014;

11.	Reviewed the overall environment for depository institutions in the United States; and

12.
Conducted such other financial studies, analyses and investigations and took into account such other matters as we deemed appropriate for purposes of this opinion, including our assessment of general economic, market and monetary conditions.

In preparing our opinion, we assumed and relied upon, without independent verification, the accuracy and completeness of the information provided to us by SSE, Liberty and their affiliates for the purposes of this opinion. In addition, where appropriate, we relied upon publicly available information, without independent verification, that we believe to be reliable, accurate, and complete; however, we cannot guarantee the reliability, accuracy, or completeness of any such publicly available information.  We were not engaged to express, and are not expressing, any opinion with respect to any other transactions or alternative proposed transactions, if any, between SSE and Liberty. With respect to the financial forecasts supplied to us, we have assumed with your consent that they were reasonably prepared and reflect the best currently available estimates and judgments of SSE as to future operating and financial performance of SSE and its affiliates.  In addition, we have assumed that the Agreement is a valid, binding and enforceable agreement upon the parties and their affiliates and will not be terminated or breached by either party.  We have also assumed that there have been no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of SSE, Liberty and their affiliates since either (i) the date of the last financial statements made available to us and (ii) the date of the Agreement, and that no legal, political, economic, regulatory or other developments have occurred or will occur that will adversely affect these entities.  We did not make an independent evaluation of the assets or liabilities of SSE, Liberty or their affiliates, including, but not limited to, any derivative or off-balance sheet assets or liabilities. We have relied upon and assumed, without assuming any responsibility for independent verification, the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by us. We have assumed that all required governmental, regulatory, shareholder and third party approvals have or will be received in a timely fashion and without any conditions or requirements that could adversely affect the Merger.

Our opinion is necessarily based on economic, market, and other conditions as existed on, and could be evaluated as of, and on the information made available to us as of, the date hereof. Events and developments occurring after the date hereof could materially affect the assumptions used in preparing this opinion and we do not have any obligation to update, revise or reaffirm this opinion.

January 16, 2013

Sterne, Agee & Leach, Inc. (“Sterne Agee”) is acting as financial advisor to SSE in connection with the Merger and will receive fees from SSE for our services, a significant portion of which are contingent upon the consummation of the Merger.  Sterne Agee also will receive a fee in connection with the delivery of this opinion.  In addition, SSE has agreed to reimburse our expenses and to indemnify us against certain liabilities arising out of our engagement. Other than our engagement by SSE in connection with the Merger, we have not provided investment banking services to SSE, Liberty or their affiliates over the past two years; however, we may do so in the future.  In the ordinary course of our business as a broker-dealer, we may, from time to time, purchase securities from and sell securities to SSE, Liberty or their affiliates.

This opinion is for the use and benefit of the Board of Directors of SSE.  Our opinion is limited to the fairness, from a financial point of view to the holders of the SSE Shares of the Consideration and does not address the underlying business decision of SSE, or a recommendation whether or not, to engage in the Merger, or the relative merits of the Merger relative to any strategic alternative that may be available to SSE.  In rendering this opinion, we express no view or opinion with respect to the fairness (financial or otherwise) of the amount or nature or any other aspect of any compensation payable to or to be received by any officers, directors, or employees of any of the parties to the Merger relative to the aggregate Consideration.  The issuance of this opinion has been approved by the Fairness Opinion Committee of Sterne Agee.

Based on the foregoing and such other matters we have deemed relevant, it is our opinion, as of the date hereof, that the Consideration is fair from a financial point of view to the holders of the SSE Shares.

Very truly yours,

/s/ Sterne, Agee & Leach, Inc.

STERNE, AGEE & LEACH, INC.

Annex C

AMENDED AND RESTATED CHARTER
OF LIBERTY BANK
(A CONNECTICUT MUTUAL SAVINGS BANK)

As Amended and Restated April 19, 1999.

WHEREAS, John Hinsdale, Nehemiah Hubbard, Samuel Gill, George W. Stanley, Samuel Southmayd, William L. Storrs, Richard Rand, Charles Brewer, Epaphras Clark, Henry Woodward, Charles Dyer, Hezekiah L. Hosmer, Horace Clark, Edmund Laughs, Samuel Spaulding, Benjamin Williams, Ebenezer G. Southmayd, Cyrus Hurd, John O. Hayden, Luke C. Lyman, John L. Smith, Henry S. Ward, Heth F. Camp, Augustus Cook were the organizers of Liberty Bank f/k/a The Middletown Savings Bank (the “Corporation”) pursuant to a Special Act of the General Assembly approved at the May Session of the General Assembly, 1825;

WHEREAS, the current Board of Directors and Corporate Members (the “Corporators”) of the Corporation desire to amend and restate the Charter of the Corporation in its entirety as follows:

Section 1.     The name of the Corporation is LIBERTY BANK.

Section 2.     The principal office of the Corporation is located in the Town of Middletown, County of Middlesex and State of Connecticut.

Section 3.     The nature of the business to be transacted, and the purposes to be promoted or carried out by the Corporation, are as follows:

To engage in any lawful act or activity for which mutual savings banks may operate under the laws of the State of Connecticut as the same may be amended from time to time.

The Corporation shall, similarly, have all the powers, rights, and authority conferred upon mutual savings banks under the laws of the State of Connecticut and necessary or appropriate to carry out/or promote its business activities.

Section 4.    a.  The business, property and affairs of the Corporation shall be managed by a Board of Directors of not less than seven (7) and not more than twenty (20) directors as fixed from time to time pursuant to the Corporation’s Bylaws.

           b.  The Board of Directors shall be divided into five (5) classes, as nearly equal in number as possible. At each Annual Meeting of the Corporation, the successors to any class of Directors whose term shall then expire shall be elected by the Corporators to hold office for a term expiring at the Annual Meeting of the Corporation to be held in the fifth year following the year in which the Directors are elected. Each Director shall continue to hold office until their successor shall have been duly elected and qualified or until their term of office is terminated pursuant to the Bylaws of the Corporation. No decrease in the number of directorships shall shorten the term of any Director. The number of directorships may be increased in between Annual Meetings of the Corporation, up to the maximum number stated above, pursuant to the Bylaws of the Corporation. Any Directors added between Annual Meetings of the Corporation shall be assigned to a class of Directors so as to create a Board which has classes as nearly equal in number as possible.

Section 5.      a.  The Corporation shall have corporate members (the “Corporators”), the number of which shall not be less than forty (40). Corporators shall be elected at each Annual Meeting. Any individual who is a resident of the State of Connecticut shall be eligible for election as a Corporator.

b.  The Corporators shall be divided into five (5) classes, as nearly equal in number as possible. At each Annual Meeting of the Corporation, the successors to any class of Corporators whose term shall then expire shall be elected by the Corporators to hold office for a term expiring at the Annual Meeting of the Corporation to be held in the fifth year following the year in which the Corporators are elected. Each Corporator shall continue to hold office until their successor shall have been duly elected and qualified or until their term of office is terminated pursuant to the Bylaws of the Corporation. No decrease in the number of Corporators shall shorten the term of any Corporator. The number of Corporators may be increased in between Annual Meetings of the Corporation, pursuant to the Bylaws of the Corporation. Any Corporators added between Annual Meetings of the Corporation shall be assigned to a class of Corporators so that the number of Corporators serving in each class shall be as nearly equal in number as possible.

Section 6.      A meeting of the Corporators of the Corporation shall be held in the month of April, annually at such hour and at such place within the State of Connecticut as the Board of Directors may order, and at such other times as may be deemed expedient,

Section 7.      The personal liability of any Director of this Corporation for monetary damages for breach of duty as a Director shall be limited, in accordance with Section 36a-97 of the Connecticut General Statutes, as it may be amended, to an amount that is equal to the compensation received by such Director for serving the Corporation during the year of the violation, if such breach did not: (a) involve a knowing and culpable violation of law by such Director, (b) enable such Director or an associate, as defined in Subdivision (3) of Section 33-1116 of the Connecticut General Statutes, to receive an improper personal economic gain, (c) show a lack of good faith and a conscious disregard for the duty of the Director to the Corporation under circumstances in which the Director was aware that his or her conduct or omission created an unjustifiable risk of serious injury to the Corporation, (d) constitute a sustained and unexcused pattern of inattention that amounted to an abdication of such Director’s duty to the Corporation, or (e) create liability under Section 36a-58 of the Connecticut General Statutes.

The above Amended and Restated Charter of Liberty Bank was adopted as follows:

(1)           Directors on March 17, 1999
15 FOR    0 AGAINST    0 ABSTAIN

(2)           Corporators on April 19, 1999
46 FOR    0 AGAINST    0 ABSTAIN

Certified this 20 day of April, 1999.

LIBERTY BANK

By:	/s/ Suzanne S. Larson
Suzanne S. Larson

Its:	Secretary

REVOCABLE PROXY
SOUTHERN CONNECTICUT BANCORP, INC.

PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS FOR SPECIAL MEETING OF SHAREHOLDERS TO BE HELD MAY 15, 2013

The undersigned hereby appoints Alfred J. Ranieri, Jr., M.D. and Janette J. Parker as proxies for the undersigned with full powers of substitution to vote all shares of the Common Stock, par value $0.01 (the "Common Stock"), of Southern Connecticut Bancorp, Inc. ("Bancorp") which the undersigned may be entitled to vote at the Special Meeting of Shareholders ("Special Meeting") of Bancorp to be held at The Quinnipiack Club, 221 Church Street, New Haven, Connecticut, at 10:00 A.M., on Wednesday, May 15, 2013 or any adjournment or postponement thereof as follows:

Mark here if you no longer wish to receive paper annual meeting materials and instead view them online. ☐

Mark here if you plan to attend the meeting. ☐

Mark here for address change. ☐

Comments:

IMPORTANT SPECIAL MEETING INFORMATION

THE PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT:

http://www.cfpproxy.com/5124

FOLD HERE – PLEASE DO NOT DETACH – PLEASE ACT PROMPTLY
PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE

☒ **PLEASE MARK VOTES AS IN THIS EXAMPLE**

The undersigned acknowledges receipt of the Notice of the Special Meeting, the Proxy Statement and Bancorp's Annual Report on Form 10-K.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS SPECIFIED, THIS PROXY WILL BE VOTED **"FOR"** THE APPROVAL OF THE AGREEMENT AND PLAN OF MERGER IN PROPOSAL 1, **"FOR"** THE APPROVAL OF CERTAIN COMPENSATION ARRANGEMENTS OF BANCORP'S NAMED EXECUTIVE OFFICERS IN CONNECTION WITH THE MERGER IN PROPOSAL 2 AND **"FOR"** THE ADJOURNMENT OF THE SPECIAL MEETING TO A LATER DATE OR DATES, IF NECESSARY, TO PERMIT FURTHER SOLICITATION OF PROXIES IN PROPOSAL 3.

Please be sure to date and sign this proxy card in the box below.

Date

Sign above ———————— Co-holder (if any) sign above

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee, guardian or for a corporation, please give your full title as such. If shares are owned jointly, both owners should sign.

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